UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ANSYS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Ansys

Ansys
Ansys

Ansys

PROXY STATEMENT

2022

376 AEW
Ansys

Ansys

Ansys

A MESSAGE TO OUR STOCKHOLDERS

Dear Stockholders,	March 28, 2022

2021 was another excellent year for Ansys. Our strong execution and growing markets enabled us to over perform relative to our own goals and end the year with record deferred revenue and backlog. We believe we are well-positioned for continued strong growth and profitability in 2022 and beyond.

We reported record GAAP revenue of $1,906.7 million and non-GAAP revenue* of $1,931.5 million, a 13% and 14% respective increase in both reported and constant currency*, when compared to the year ended December 31, 2020. Annual contract value (“ACV”)* was a record $1,870.7 million, an increase of 16% in reported and constant currency, when compared to fiscal 2020.

Ansys saw strength across all major industries, geographies, and go-to-market routes. Our top sectors were again the high tech & semiconductor, aerospace & defense, and automotive & ground transportation sectors – and each demonstrated robust year-over-year growth. From a geographical perspective, we saw strong performance with each region growing ACV at double digits. Our direct and indirect channels and each of our go-to-market customer segments – enterprise, strategic, and volume accounts – also grew by double digits. Ansys drove broad-based growth consistent with our expectations across product lines – from our more established flagship products in structures, fluids, and electromagnetics to our newer offerings such as optics, materials, and digital mission engineering.

Over the course of the year, Ansys continued to deliver value to our customers by pushing the boundaries of simulation. In addition to our two product releases, which include a wealth of functionality across the portfolio, we introduced innovative new solutions, including Ansys HFSS Mesh Fusion, which simplifies the development of modern electronic products through the power of simulation.

Ansys also added to our product portfolio through strategic acquisitions in 2021. Our acquisition of Phoenix Integration, Inc. enables users to connect a range of engineering tools together in multi-tool workflows for broad and robust model-based engineering. These solutions bridge the gap between engineering analysis and the systems model, ensuring that product requirements are met and in sync with the engineering analysis conducted throughout the product development process.

With our acquisition of Zemax, LLC, Ansys now offers customers a comprehensive solution for simulating the behavior of light in complex, innovative products—ranging from the micro scale with our photonics products, to the imaging of the physical world, to human vision perception. That comprehensive solution enables users to create optimal designs more quickly by streamlining the workflow and communication among photonics, optical, mechanical, and manufacturing engineers.

During 2021, Ansys also made progress with our environmental, social, and governance initiatives. We have continued to advance sustainability – within our own operations and those of our customers – using our market-leading simulation solutions. We have invested in diverse talent and our ONE Ansys culture to make Ansys an employer of choice. And we are committed to working with our stakeholders to help them achieve their goals.

Our 2021 results are a testament to the innovation and dedication of our more than 5,000 Ansys colleagues around the world. Whether working from the office, a customer site, or from home, the Ansys team has consistently delivered for our customers, our partners, and our stockholders.

As excited as we are about our achievements in 2021, we are even more confident in the future. Our ongoing momentum, strong customer relationships and market-leading simulation portfolio will help us meet our goals for our business, for the communities we serve, and for our stockholders in 2022 and beyond.

Thank you for your continued support.

Sincerely,	Sincerely,

Ronald W. Hovsepian	Ajei Gopal
Chairman of the Board	President and CEO

* Non-GAAP revenue and constant currency are non-GAAP measures. For additional information on non-GAAP revenue and constant currency, please see Annex A: Non-GAAP Reconciliations. ACV is a metric we use to better understand the business. There is no GAAP measure comparable to ACV. For a description of ACV, see the section titled “Performance Metrics for 2021 PSU Awards” in the accompanying proxy statement.

ANSYS, Inc.

2600 Ansys Drive

Canonsburg, PA 15317

844-462-6797

March 28, 2022

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS

To Be Held on Thursday, May 12, 2022

TO THE STOCKHOLDERS OF ANSYS, INC.

The annual meeting of stockholders of ANSYS, Inc. (“Ansys,” “we,” or the “Company”) will be held on Thursday, May 12, 2022, at 11:30 a.m. Eastern Time (the “2022 Annual Meeting”), virtually via live webcast at www.virtualshareholdermeeting.com/anss2022 for the following purposes, as more fully described in the accompanying proxy statement:

1.	Election of three Class II directors for three-year terms;
2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022;
3.	Advisory approval of the compensation of our named executive officers;
4.	Approval of the amendment of Article VI, Section 5 of the Charter to eliminate the supermajority vote requirement to remove a director;
5.	Approval of the amendment of Article VIII, Section 2 of the Charter to eliminate the supermajority vote requirement for stockholders to amend or repeal the By-Laws;
6.	Approval of the amendment of Article IX of the Charter to eliminate the supermajority vote requirement for stockholders to approve amendments to or repeal certain provisions of the Charter;
7.	Approval of the ANSYS, Inc. 2022 Employee Stock Purchase Plan;
8.	Stockholder proposal requesting the annual election of directors, if properly presented; and
9.	Such other business as may properly come before the 2022 Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 15, 2022 as the record date for determination of stockholders entitled to notice of, and to vote at, the 2022 Annual Meeting and any adjournments or postponements thereof. Only holders of record of common stock at the close of business on that date will be entitled to notice of, and to vote at, the 2022 Annual Meeting and any adjournments or postponements thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the 2022 Annual Meeting, the 2022 Annual Meeting may be adjourned in order to permit further solicitation of proxies.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE 2022 ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE 2022 ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR VOTE VIA THE INTERNET, TELEPHONE, OR MAIL.

We appreciate your continued support of Ansys.

Very truly yours,

Janet Lee

Vice President, General Counsel and Secretary

How to Cast Your Vote
Your vote is important to the future of Ansys. If you are a registered stockholder, please vote your shares as soon as possible by one of the following methods:

Vote Online www.proxyvote.com
Vote by Phone 1.800.690.6903
Vote by Mail If you received printed copies of our proxy materials, complete, sign, date, and mail your signed proxy card

If you are a street name stockholder (i.e., you hold your shares through a broker, bank or other nominee), please vote your shares as soon as possible by following the instructions from your broker, bank or other nominee.

Registered stockholders and street name stockholders may also vote online during the 2022 Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/anss2022.

See “Other Matters—Questions and Answers About the Proxy Materials and the 2022 Annual Meeting” in the accompanying proxy statement for details on voting requirements and additional information about the 2022 Annual Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2022

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report for the fiscal year ended December 31, 2021 are available at www.proxyvote.com. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the Notice of Annual Meeting of Stockholders, Proxy Statement or Annual Report unless you specifically request a copy. You may request paper copies, including a proxy card, by following the instructions on the Notice of Internet Availability of Proxy Materials. We began making our proxy materials available on March 28, 2022.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that provide current expectations or forecasts of future events based on certain assumptions. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. We describe such risks, uncertainties, and factors in the “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. Many of these risks, uncertainties, and factors are currently amplified by, and may continue to be amplified by, the COVID-19 pandemic.

Forward-looking statements use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” or other words of similar meaning. Forward-looking statements include those about market opportunity, including our total addressable market. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

The risks associated with the following, among others, could cause actual results to differ materially from those described in any forward-looking statements:

●

adverse conditions in the macroeconomic environment, including high inflation, constrained credit and liquidity, and volatility in equity and foreign exchange markets; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; and disruptions in the global economy and financial markets that may limit or delay availability of credit under our existing or new credit facilities, or that may limit our ability to obtain credit or financing on acceptable terms or at all;

●	our ability to timely recruit and retain key personnel in a highly competitive labor market for skilled personnel, including as a result of wage inflation;

●	impacts from tariffs, trade sanctions, export license requirements or other trade barriers;

●

current and future impacts of a natural disaster or catastrophe, including the COVID-19 pandemic and actions taken to address the pandemic by our customers, suppliers, regulatory authorities, and our business, on the global economy and our business and consolidated financial statements; and government actions or mandates surrounding the COVID-19 pandemic;

●

declines in our customers’ businesses resulting in adverse changes in procurement patterns; disruptions in accounts receivable and cash flow due to customers’ liquidity challenges and commercial deterioration; uncertainties regarding demand for our products and services in the future and our customers’ acceptance of new products; delays or declines in anticipated sales due to reduced or altered sales and marketing interactions with customers; and potential variations in our sales forecast compared to actual sales;

●	increased volatility in our revenue due to the timing, duration and value of multi-year lease contracts; and our reliance on high renewal rates for annual lease and maintenance contracts;

●

our ability to protect our proprietary technology; cybersecurity threats or other security breaches, including in relation to an increased level of our activity that is occurring from remote global off-site locations; and disclosure and misuse of employee or customer data whether as a result of a cybersecurity incident or otherwise;

●

the quality of our products, including the strength of features, functionality and integrated multi-physics capabilities; our ability to develop and market new products to address the industry’s rapidly changing technology; failures or errors in our products and services; and increased pricing pressure as a result of the competitive environment in which we operate;

●

investments in complementary companies, products, services and technologies; our ability to complete and successfully integrate our acquisitions and realize the financial and business benefits of the transactions; and the impact indebtedness incurred in connection with any acquisition could have on our operations;

●	investments in global sales and marketing organizations and global business infrastructure; and dependence on our channel partners for the distribution of our products;

●

operational disruptions generally or specifically in connection with transitions to and from remote work environments; and the failure of our technological infrastructure or those of the service providers upon whom we rely including for infrastructure and cloud services;

●

our ability and our channel partners’ ability to comply with laws and regulations in relevant jurisdictions; and the outcome of contingencies, including legal proceedings, government or regulatory investigations and service tax audit cases;

●	our intention to repatriate previously taxed earnings in excess of working capital needs and to reinvest all other earnings of our non-U.S. subsidiaries;

●

plans for future capital spending; the extent of corporate benefits from such spending including with respect to customer relationship management; and higher than anticipated costs for research and development or slowdown in our research and development activities;

●	uncertainty regarding income tax estimates in the jurisdictions in which we operate; and the effect of changes in tax laws and regulations in the jurisdictions in which we operate; and

●	other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission.

INFORMATION REFERENCED IN THIS PROXY STATEMENT

The content of the websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.

COMPENSATION COMMITTEE REPORT	41
COMPENSATION POLICIES AND PRACTICES RELATED TO RISK MANAGEMENT	42
FISCAL 2021 COMPENSATION TABLES	43
Summary Compensation Table (2021, 2020, and 2019)	43
Grants of Plan-Based Awards in Fiscal 2021 Table	44
Outstanding Equity Awards at Fiscal Year End 2021 Table	45
Option Exercises and Stock Vested in Fiscal 2021 Table	48
Potential Payments upon Termination or Change in Control under Employment or Other Agreements Table	49
2021 CEO PAY RATIO	50
OWNERSHIP OF OUR COMMON STOCK	51
Security Ownership of Certain Beneficial Owners	51
Security Ownership of Our Management	52
DELINQUENT SECTION 16(a) REPORTS	53
EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2021	54
INTRODUCTION TO PROPOSALS 4-6: ELIMINATION OF SUPERMAJORITY VOTING PROVISIONS	55
PROPOSAL 4: APPROVAL OF THE AMENDMENT OF ARTICLE VI, SECTION 5 OF THE CHARTER TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT TO REMOVE A DIRECTOR	56
PROPOSAL 5: APPROVAL OF THE AMENDMENT OF ARTICLE VIII, SECTION 2 OF THE CHARTER TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT FOR STOCKHOLDERS TO AMEND OR REPEAL THE BY-LAWS	57
PROPOSAL 6: APPROVAL OF THE AMENDMENT OF ARTICLE IX OF THE CHARTER TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT FOR STOCKHOLDERS TO APPROVE AMENDMENTS TO OR REPEAL CERTAIN PROVISIONS OF THE CHARTER	58
PROPOSAL 7: APPROVAL OF ANSYS, INC. 2022 EMPLOYEE STOCK PURCHASE PLAN	59
PROPOSAL 8: STOCKHOLDER PROPOSAL REQUESTING THE ANNUAL ELECTION OF DIRECTORS, IF PROPERLY PRESENTED	63
OTHER MATTERS	65
Questions and Answers About the Proxy Materials and the 2022 Annual Meeting	65
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2023 ANNUAL MEETING	69
Stockholder Proposals—Proxy Access By-Laws	69
Stockholder Proposals—Advance Notice By-Laws	69
Compliance with Universal Proxy Rules for Directors Nominations—SEC 14a-19	69
Stockholder Proposals—SEC Rule 14a-8	70
ANNEX A: NON-GAAP RECONCILIATIONS	A-1
ANNEX B: CERTIFICATE OF AMENDMENT	B-1
ANNEX C: ANSYS, INC. 2022 EMPLOYEE STOCK PURCHASE PLAN	C-1

PROXY STATEMENT

The Board of Directors (the “Board”) of ANSYS, Inc. (“Ansys,” “we” or the “Company”) is providing this proxy statement in connection with its solicitation of proxies to be voted at the Company’s annual meeting of stockholders to be held on May 12, 2022 (the “2022 Annual Meeting”). We began making our proxy materials available on March 28, 2022.

PROXY STATEMENT SUMMARY

This summary highlights important information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider. Please read the entire proxy statement before voting. For more complete information regarding our 2021 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2022 (the “2021 Form 10-K”) and can be found on our investor relations website at https://investors.ansys.com/financials/sec-filings/.

2022 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	May 12, 2022, at 11:30 a.m. Eastern Time

Live Webcast Address	www.virtualshareholdermeeting.com/anss2022

Record Date	March 15, 2022

Voting	Stockholders of Ansys as of the record date, March 15, 2022 (the “Record Date”), are entitled to vote on the proposals at the 2022 Annual Meeting. Each share of Ansys common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the 2022 Annual Meeting.

Virtual Annual Meeting

The 2022 Annual Meeting will be held virtually. We began to offer virtual annual meetings in 2016 to empower stockholders to participate fully and equally from any location around the world at no cost. We believe this is the right choice for a widely- held technology company with global operations, as it brings cost savings to Ansys and our stockholders by using a technology platform in line with our commitment to support innovative technology, while also increasing our engagement with stockholders, regardless of size, resources, or physical location. A virtual meeting is also environmentally friendly and furthers our strategic goal to operate our business in a sustainable manner.

We are sensitive to concerns regarding virtual annual meetings generally from investor advisory groups and other stockholder rights advocates who have voiced concerns that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, we have designed this virtual annual meeting format to enhance, rather than constrain, stockholder access, participation and communication. For example, the online format allows stockholders to communicate with us during the meeting so they can ask questions of our management. During the live Q&A session of the meeting, we will answer questions pertinent to the 2022 Annual Meeting matters as time permits. Questions regarding personal matters, including those related to employment, product issues or suggestions for product innovations are not pertinent to the 2022 Annual Meeting and therefore will not be answered. Any questions pertinent to the 2022 Annual Meeting that cannot be answered during the 2022 Annual Meeting due to time constraints will be posted online and answered at https://investors.ansys.com/governance/proxy-materials/. If you wish to submit a question during the 2022 Annual Meeting, you may do so by logging into the virtual annual meeting platform at www.virtualshareholdermeeting.com/anss2022, typing your question in the “Ask a Question” field and clicking “Submit.” Although the live webcast is available only to stockholders at the time of the meeting, a replay of the meeting will be made publicly available for a minimum of one year at www.virtualshareholdermeeting.com/anss2022.

We will have technicians ready to assist you with any difficulties you may have accessing the virtual annual meeting. If you need technical support during the 2022 Annual Meeting, including to access the 2022 Annual Meeting’s virtual meeting platform, please call the technical support number that will be posted on the virtual meeting login page for assistance.

Additional information regarding the ability of stockholders to ask questions during the 2022 Annual Meeting, technical support, rules of conduct, and other materials for the 2022 Annual Meeting, including the list of our stockholders of record, will be available during the 2022 Annual Meeting at www.virtualshareholdermeeting.com/anss2022.

2022 Ansys Proxy Statement     1

Proposals Requiring Your Vote

Your vote is very important. Please cast your vote immediately on each of the proposals to ensure that your shares are represented.

	Proposals	Board Recommendations	More Information
1

Proposal 1 — Election of Three Class II Directors for Three-Year Terms

The Board and the Nominating and Corporate Governance Committee believe that the three Class II director nominees possess the necessary qualifications and expertise to provide effective oversight and advice to management.

		FOR each nominee	p. 11
2

Proposal 2 — Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2022

The Audit Committee approved the retention of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2022. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent auditor.

		FOR	p. 23
3

Proposal 3 — Advisory Approval of the Compensation of Our Named Executive Officers

The Company’s executive compensation policies and programs are designed to create a direct link between stockholder and management interests, with incentives specifically tailored to the achievement of financial, operational, and stock performance goals.

		FOR	p. 26
4

Proposal 4 — Approval of the Amendment of Article VI, Section 5 of the Charter to Eliminate the Supermajority Vote Requirement to Remove a Director

The Board has determined that it is in stockholders’ best interests to amend the Charter to provide for the elimination of each voting requirement that calls for a greater than simple majority vote.

		FOR	p. 56
5

Proposal 5 — Approval of the Amendment of Article VIII, Section 2 of the Charter to Eliminate the Supermajority Vote Requirement for Stockholders to Amend or Repeal the By-Laws

The Board has determined that it is in stockholders’ best interests to amend the Charter to provide for the elimination of each voting requirement that calls for a greater than simple majority vote.

		FOR	p. 57
6

Proposal 6 — Approval of the Amendment of Article IX of the Charter to Eliminate the Supermajority Vote Requirement for Stockholders to Approve Amendments to or Repeal Certain Provisions of the Charter

The Board has determined that it is in stockholders’ best interests to amend the Charter to provide for the elimination of each voting requirement that calls for a greater than simple majority vote.

		FOR	p. 58
7

Proposal 7 — Approval of the ANSYS, Inc. 2022 Employee Stock Purchase Plan

The Board has determined that it is in stockholders’ best interests to approve the ANSYS, Inc. 2022 Employee Stock Purchase Plan to continue to provide eligible employees of the Company and its designated subsidiaries with opportunities to purchase shares of the Company’s common stock.

		FOR	p. 59
8

Proposal 8 — Stockholder Proposal Requesting the Annual Election of Directors, if Properly Presented

The Board has determined that retention of a classified board structure remains in the long-term best interest of Ansys and its stockholders.

		AGAINST	p. 63

2     2022 Ansys Proxy Statement

BOARD OF DIRECTORS

The following table and the description of Board characteristics below provide summary information about the continuing directors and director nominees serving on our Board. Our Board is divided into three classes and is currently comprised of three directors in Class I, three directors in Class II, and three directors in Class III. Directors serve for three-year terms, with one class of directors being elected by our stockholders at each annual meeting.

Name	Age	Director Since	Occupation	Independent	Current Committee Membership
Class II – Term Expires 2022
Anil Chakravarthy	54	2021	President of Digital Experience at Adobe Inc.	YES	CC
Barbara V. Scherer	66	2013	Former Senior Vice President, Finance and Administration and Chief Financial Officer of Plantronics, Inc.	YES	AC†

Ravi Vijayaraghavan	57	2020	Partner at Bain & Company, Inc.	YES	CC, NCG†, SPTC
Class III – Term Expires 2023
Ajei S. Gopal	60	2011	President and Chief Executive Officer of Ansys	NO	—
Glenda M. Dorchak	67	2018	Former Executive Vice President of Spansion, Inc.	YES	AC, CC*, NCG, SPTC

Robert M. Calderoni	62	2020	Interim President and Chief Executive Officer of Citrix Systems, Inc.	YES	CC†, SPTC
Class I – Term Expires 2024

Jim Frankola	57	2021	Strategic Advisor to and former Chief Financial Officer of Cloudera, Inc.	YES	AC
Alec D. Gallimore	58	2017	Robert J. Vlasic Dean of Engineering at the University of Michigan	YES	AC

Ronald W. Hovsepian	61	2012	President and Chief Executive Officer of Indigo Ag, Inc.	YES	CC, NCG, SPTC†

* Ms. Dorchak will cease service as a member of the Compensation Committee on April 1, 2022.

AC:   Audit Committee

CC:   Compensation Committee

NCG:   Nominating and Corporate Governance Committee

SPTC:   Strategic Partnerships and Transactions Committee

†    Committee Chair

2022 Ansys Proxy Statement     3

Board Characteristics: Director Nominees and Continuing Directors

4     2022 Ansys Proxy Statement

BUSINESS AND STRATEGY OVERVIEW

Ansys develops and markets engineering simulation software and services used by engineers, designers, researchers and students around the world. Customers leverage Ansys solutions to create cutting-edge products across a variety of industries, including aerospace and defense, automotive, electronics, semiconductors, energy, turbomachinery, consumer products and healthcare. Ansys solutions empower users to design and analyze their products digitally, without the need for physical prototypes, saving customers money while speeding innovation. We distribute our technology through a direct global sales force and a network of channel partners.

We continue to invest in building advanced capabilities and have integrated our technology into an open and scalable platform that can be delivered both on-premises and in the cloud. Our compelling end-to-end portfolio includes products in mechanical, fluids, electromagnetics, semiconductors, systems, optics, photonics and materials, among other areas.

Our strategy of Pervasive Engineering Simulation™ seeks to deepen the use of simulation in our core, to inject simulation throughout the product lifecycle and to embed simulation into our partners’ ecosystems. The engineering software simulation market is strong and growing. The market growth is driven by customers’ need for rapid, quality innovation in a cost-efficient manner, enabling faster time to market of new products and lower warranty costs. We are investing in solutions to help engineers deal with increasing product complexity in:

●	Electrification, including electric vehicles;

●	Autonomy, including self-driving vehicles;

●	5G and telecommunications; and

●	The industrial internet of things (the “IIoT”).

In the longer term, we are also investing in opportunities around digital twins and simulation for additive manufacturing. Our strategy of Pervasive Engineering Simulation is aligned with the market growth.

To support that strategy, we will continue to follow a series of pillars that we believe will drive future growth. We will reinforce and extend our leadership in core and high-growth solutions. We will build and grow our offerings and expertise in adjacencies to our current core competencies. We will continue to pursue a smart and strategic acquisition strategy to grow our business, and we will partner with other industry leaders to broaden pervasive simulation into other ecosystems. Importantly, we will continue to win in the right way, built on a culture of and commitment to diversity, equity, inclusion and belonging.

2021 FINANCIAL AND OPERATIONAL HIGHLIGHTS

Throughout 2021, Ansys responded to the impact of the global pandemic while maintaining a focus on executing our long-term strategy. We supported our employees, customers and communities during these difficult times by making the health and safety of our employees and their families, and our broad Ansys community around the world, a high priority.

Despite the global disruption in 2021, we maintained our focus and advanced our pervasive simulation strategy, creating long-term value for all our stakeholders. In fiscal year 2021, we delivered strong financial results and continued to innovate for our customers by developing capabilities organically as well as pursuing strategic acquisitions. Ansys continued to thrive with a culture that values innovation, inclusiveness, transparency and integrity.

We are proud of our “One Ansys” culture. In 2021, we were named to Fast Company’s annual list of the World’s Most Innovative Companies in the Enterprise category, and for the third year in a row, Fast Company ranked us as one of the best workplaces for innovators. Additionally, our employee diversity and inclusion efforts helped us to be recognized by the Great Places to Work Institute as one of the best places to work in China, Japan, South Korea and Taiwan.

Our focused execution yielded strong financial results, reflected in our annual contract value (“ACV”)* growth of

16% in both reported and constant currency*, GAAP operating margin of 26.9%, and, non-GAAP operating margin* of 41.4%, and record operating cash flows of $549.5 million for the year ended December 31, 2021. We had deferred revenue and backlog of $1,257.9 million as of December 31, 2021. We repurchased 0.3 million shares during the year at an average price per share of $388.35.

*Non-GAAP operating margin and constant currency are non-GAAP measures. For additional information on non-GAAP operating margin and constant currency, please see Annex A: Non-GAAP Reconciliations. ACV is a metric we use to better understand the business. There is no GAAP metric comparable to ACV. For a description of ACV, see the section titled “Performance Metrics for 2021 PSU Awards” in this proxy statement.

In addition, we delivered strong long-term total stockholder return (“TSR”) as indicated by the chart below, which shows how a $100 investment in Ansys on December 31, 2018 would have grown to $280.62 by December 31, 2021. The chart also compares the TSR of an investment in our common stock to the same investment over the last three years in the S&P 500 Index, the Nasdaq Composite Stock Market Index, the Nasdaq 100 Index and a peer group consisting of Autodesk, Inc., Cadence Design Systems, Inc., Dassault Systemes SE, PTC Inc., Synopsys, Inc., Altair Engineering Inc. and Aspen Technology, Inc.

2022 Ansys Proxy Statement     5

In 2021, we maintained our commitment to investing in product innovation by making strategic acquisitions of market-leading technologies. We believe these investments expand our multi-physics portfolio and provide our customers with a full set of solutions to solve their next-generation design challenges. Our acquisition of Phoenix Integration, Inc. and its ModelCenter model-based systems engineering (“MBSE”) technology expands the scope of our solution offering, enabling users to connect a range of engineering tools together in multi-tool workflows for broad and robust MBSE. With this acquisition, we now offer a product that bridges the gap between engineering analyses and the systems architecture model addressing MBSE initiatives in the aerospace and defense industry. We also completed our acquisition of Zemax, LLC and its simulation tool for high-performance optical imaging systems, which expands our portfolio to provide comprehensive, end-to-end solutions for simulating sophisticated optical- and photonics-enabled products.

During 2021, we also introduced new capabilities to our product portfolio through organic development. We released Ansys 2021 R1 and R2, which deliver greater engineering insight with unprecedented speed and simplicity, equipping globally distributed teams to accelerate innovation across a wide range of industries. These releases enable greater design exploration, improve engineering productivity and provide solutions that help reduce costs while increasing product quality. Technology advancements across our product portfolio continue to redefine what is possible with simulation when addressing the increasing complexity of tomorrow’s next generation products.

Improvements in Ansys 2021 R2 products provide the power to explore early stage product design and complex system engineering from the nanometer scale of chip design to the mission level of aerospace and defense operating environments. Ansys’ industry-leading simulation solutions provide an open approach that streamlines engineering via simplified workflows, integrated data management and easy access to HPC power via the cloud. With access to nearly limitless computing via Ansys Cloud, engineers who use Ansys 2021 R2 products have the speed and flexibility to ask the “what-if” questions that lead to innovations in autonomous vehicles, chip design, mission-critical connectivity solutions and more sustainable travel via lightweight materials and electrification.

Partnerships remain a key part of our pervasive simulation strategy. Our current partnerships continue to broaden and we are excited about the value we can bring to a wider ecosystem of customers.

In addition to our strong financial results and robust product development, we continued our investment in employee talent and engagement and the infrastructure needed to support faster growth and capture a larger addressable market. We continued to recruit top talent globally across our key regions, and we employed approximately 5,100 people as of December 31, 2021, including approximately: 1,900 in product development, 2,500 in sales, support and marketing, and 700 in general and administrative functions. Of these employees, 46% were located in the Americas, 27% were located in Europe, Middle East and Africa and 27% were located in Asia-Pacific.

Ansys is committed to corporate responsibility and furthering our environmental, social, and governance (“ESG”) progress. In 2021, we updated our Corporate Responsibility (“CR”) pillars to the following: (1) advancing sustainability through our products; (2) investing in our people and ONE Ansys culture; (3) operating sustainably and responsibly; and (4) collaborating with stakeholders. For more information see the “Corporate Responsibility” section of this proxy statement.

6     2022 Ansys Proxy Statement

CORPORATE GOVERNANCE HIGHLIGHTS

We believe that sound corporate governance and independent oversight of a company’s strategic execution are essential ingredients of a well-run company. Our Board remains committed to sound corporate governance practices and the protection of long-term stockholder value.

Please see “Corporate Governance at Ansys” for a description of our corporate governance practices. These include, but are not limited to:

●	Separate CEO and Chairman roles

●	89% of the current Board is comprised of independent directors

●	Majority voting in director elections with resignation policy

●	100% independent committee members

●	Robust Board evaluation process

●	Stockholder engagement program

●	Proxy access

●	Annual Say-on-Pay Vote
●	Stock ownership guidelines for directors and senior management

●	Board risk oversight

●	Independent directors meet without management present

●	Clawback policy

●	Anti-hedging and anti-pledging policies

●	Code of Business Conduct and Ethics for directors, officers, and employees

●	Periodic review of committee charters and governance policies

●	Director over-boarding policy

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation policies and practices reinforce our pay-for-performance philosophy and align with sound governance principles and stockholder interests. Our executive compensation is largely driven by our performance.

Pay-for-Performance	Objectives	2021 Say-on-Pay

● Paying for performance is the guiding principle of Ansys’ total rewards strategy.	● Create a competitive total rewards package based on the attainment of short and long-term goals.	● Approximately 89% of our stockholders voting on our 2021 Say-on-Pay proposal approved the compensation of our named executive officers.

●  Target total compensation for an effective performer is influenced by the 50th percentile of the relevant market data, with the opportunity to earn above or below target compensation based on actual results. For a superior performer, our philosophy is to provide total compensation that is influenced by the upper quartile of the market data.

● Attract and retain qualified high-performing executive officers who will lead us to long-term success and enhance stockholder value.

2022 Ansys Proxy Statement     7

Components of Our Compensation Program

We pay for performance. To incentivize our executive team to achieve our short- and long-term goals, we allocate total direct compensation (salary and short-term and long-term incentives) to achieve superior performance. The total direct compensation of our CEO and other named executive officers (“NEOs”) in 2021 was allocated as follows among pay elements:

* Excludes additional incremental grants of PSUs to Ms. Lee in 2021, as described in the Compensation Discussion and Analysis section

8     2022 Ansys Proxy Statement

The Compensation Committee regularly monitors and implements best practices in executive compensation, including the following:

What We Do	What We Don’t Do

Performance-based cash and equity incentives	No “single trigger” change in control benefits

Significant portion of executive compensation at risk based on Company performance	No post-termination retirement or pension-type non-cash benefits or perquisites for our executive officers that are not available to our employees generally

Clawback provision on performance-based compensation	No tax gross-ups for change in control benefits

Stock ownership guidelines for directors and senior management including executives and officers	No repricing or replacing of underwater options

Caps on performance-based cash and equity incentive compensation	No hedging or pledging of Company securities by directors, officers, and employees

100% independent directors on the Compensation Committee	No current dividends paid on unvested awards

Independent compensation consultant engaged by the Compensation Committee	No excessive risk-taking with compensation incentives

Annual review and approval of our compensation strategy

Limited perquisites

STOCKHOLDER ENGAGEMENT HIGHLIGHTS

We take pride in our engagement with our stockholders. We welcome the insights and feedback from our stockholders and take our stockholders’ points of view into account when developing our governance practices. The Board firmly believes that the mutual trust we build with our stockholders is one of the key components of good governance and is an important element of driving Board responsibility and a strong governance culture.

We maintain an active dialogue with stockholders to ensure we thoughtfully consider a diversity of perspectives on issues including strategy, business performance, risk, culture and workplace topics, compensation practices, and a broad range of ESG issues. Ansys has an active investor relations program, engaging with investors globally via conferences, non-deal roadshows and investor calls. Throughout the year our Investor Relations group engages with our stockholders, frequently along with Dr. Gopal, Ms. Anasenes and other members of the management team. During 2021, these outreach efforts involved representatives of stockholders holding, in the aggregate, over 45% of Ansys shares.

Our Office of the Corporate Secretary coordinates engagement with Investor Relations and provides a summary of relevant feedback to our Board. In February 2021, our Board Chair and members of management, including our General Counsel and a member of our Investor Relations team, engaged with a cross-section of active stockholders to discuss ESG topics. In addition, in December 2021 our Investor Relations team engaged in outreach efforts with several stockholders to discuss ESG topics.

To communicate broadly with our stockholders, we also share ESG information relevant to our stockholders through our investor relations website, our annual report and this proxy statement.

2022 Ansys Proxy Statement     9

CORPORATE RESPONSIBILITY

Ansys believes in corporate responsibility and furthering our ESG efforts with Board oversight of ESG matters and senior management responsibility for the design and development of ESG related programs. Our Nominating and Corporate Governance Committee of the Board has general oversight responsibility over our ESG program, matters, and initiatives. In addition, cybersecurity is overseen by our Audit Committee and is a standing topic that is addressed at each quarterly meeting. Our Compensation Committee has oversight responsibility with respect to human resources and talent management, as specified in its charter. Our ESG program is led by a committee of select senior leaders (the “ESG committee”) from our human resources, finance, industry marketing, communications, investor relations, legal, cybersecurity, strategy, procurement, and facilities departments; our general counsel chairs this committee. The ESG committee also has two task teams to address specific topics related to environmental sustainability and human capital management. Task teams report to, and receive oversight from, the ESG committee.

In 2021, we updated our corporate responsibility pillars to the following:

●	Advancing sustainability through our products

●	Investing in our people and ONE Ansys culture

●	Operating sustainably and responsibly

●	Collaborating with stakeholders

Advancing sustainability through our products – At Ansys, we look for new and better ways to engineer what’s ahead. By focusing on the creation of new technology, and by making current technology better, we strive to support our customers in their design of products, including helping to make their products more efficient, with less waste, and minimizing physical prototyping.

●	Product Handprint: In 2021, we continued to make progress on our ‘product handprint’ initiative to describe how Ansys simulation products help our customers in the automotive industries reduce their impact on the planet by evaluating motor efficiency, optimizing thermal management, and addressing noise and vibration.

●	Innovation: Over the last three years, we have deployed approximately $2.5 billion in cash and stock to acquire 11 companies that expand our physics capabilities to better assist our customers.

Investing in our people and ONE Ansys culture – Our people are at the core of driving product innovation for our customers. We endeavor to create a culture of belonging and inclusion where everyone can be themselves and thrive as a ONE Ansys team.

●	Engagement: Our employee engagement surveys are an important tool for listening to and understanding employees. This was even more important in 2021, as the majority of Ansys employees continued working remotely due to the global pandemic. In 2021, our employee engagement score, averaged by employee satisfaction responses, was strong at 80%.

●	Employee Resource Groups (“ERGs”): In 2021, we continued to grow our ERGs to foster a culture of inclusion and belonging with approximately 787 employees (as of December 31, 2021) engaged in one or more ERGs at Ansys: Women in Tech at Ansys, Ansys Pride Alliance, Black Employee Network at Ansys, Veterans at Ansys, Ansys (dis)ability Network, and Ansys Latino Connection.

Operating sustainably and responsibly – We are striving to reduce the environmental and climate impact of our operations by measuring, analyzing, and reducing our resource use and emissions. We have taken actions to promote ethical business practices, data security and good governance including:

●	Understanding and Reducing GHG Emissions: In 2021, we continued to measure our scope 1 and 2 greenhouse gas (“GHG”) emissions, and conducted projects aimed at reducing our use of energy, and completed a preliminary scope 3 emissions calculation based on historical data.

●	Employee Ethical Conduct Training: In 2021, 99% of employees completed code of business conduct and ethics training and over 94% completed anti-corruption training. Additionally, 100% of our people managers participated in an Inclusive Leadership Program, which focused on learning how to understand and overcome bias in team decision making, creating inclusive teams, and making effective people decisions across the company.

Collaborating with stakeholders – We engage with our stockholders, customers, employees, communities, and other stakeholders through feedback, engagement surveys, and by supporting the communities in which we live and work. We believe collaborating with our stakeholders supports our business success.

●	Community Support: Our philanthropic activities fall primarily in the areas of supporting our employee contributions and volunteer efforts in the areas of science, technology, engineering and math (“STEM”), health and human services, and public, cultural and scientific affairs. In 2021, Ansys donated nearly half a million dollars to these causes.

●	Educational Opportunities: In 2020, we launched Ansys Innovation Courses which make simulation-based self-learning available to students and early-career professionals. In 2021, we grew from 50 free courses to more than 200 courses. In 2021, Ansys reached a milestone of two million downloads of its free student software, a key component of its Ansys Academic Program.

10     2022 Ansys Proxy Statement

PROPOSAL 1	Election of Three Class II Directors for Three-Year Terms

Our Board is divided into three classes and is currently comprised of three directors in Class I, three directors in Class II and three directors in Class III. Directors serve for three-year terms with one class of directors being elected by our stockholders at each annual meeting.

At the 2022 Annual Meeting, three Class II directors are nominated for re-election to serve until the annual meeting of stockholders in 2025 and until such directors’ successors are duly elected and qualified. Based on the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Anil Chakravarthy, Barbara V. Scherer and Ravi K. Vijayaraghavan for election as Class II directors at the 2022 Annual Meeting.

Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Dr. Chakravarthy, Ms. Scherer and Mr. Vijayaraghavan. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominees have agreed to stand for election and to serve, if elected, as directors. However, if any person nominated by our Board is unable to stand for election, the proxies will be voted for the election of such other person or persons as our Board may recommend unless the Board determines to reduce the size of the Board.

We maintain a majority voting policy for the election of directors coupled with a resignation policy in uncontested elections. To be elected in an uncontested election, a director must receive a majority of the votes cast. This means that the number of votes cast “FOR” such nominee’s election must exceed the number of votes cast “AGAINST” that nominee’s election. Broker non-votes and abstentions will have no effect on the outcome of the election.

If, in any uncontested election of directors, any incumbent director nominee receives a greater number of votes cast “AGAINST” his or her re-election than “FOR” his or her re-election, he or she must promptly tender a resignation to the Board. The Board will then decide, through a process managed by the Nominating and Corporate Governance Committee and excluding the incumbent director nominee in question, whether to accept the resignation or take other action.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES.

DIRECTOR CLASSES AS OF THE 2022 ANNUAL MEETING

Name	Age	Director Since
Class I – Term Expires 2024

Jim Frankola	57	2021

Alec D. Gallimore	58	2017

Ronald W. Hovsepian	61	2012
Class II – Term Expires 2022

Anil Chakravarthy	54	2021

Barbara V. Scherer	66	2013

Ravi K. Vijayaraghavan	57	2020
Class III – Term Expires 2023

Ajei S. Gopal	60	2011

Glenda M. Dorchak	67	2018

Robert M. Calderoni	62	2020

2022 Ansys Proxy Statement     11

DIRECTOR DIVERSITY

Board Diversity Matrix (As of March 28, 2022)*

Total Number of Directors	9
	Female	Male	Non-Binary	Did not Disclose Gender

Part I: Gender Identity

Directors	2	7	–	–

Part II: Demographic Background

African American or Black	–	1	–	–

Alaskan Native or Native American	–	–	–	–

Asian	–	3	–	–

Hispanic or Latinx	–	–	–	–

Native Hawaiian or Pacific Islander	–	–	–	–

White	2	3	–	–

Two or More Races or Ethnicities	–	–	–	–

LGBTQ+	–	–	–	–

Did not Disclose Demographic Background	–	–	–	–

* Based on director nominees’ self-identified diversity characteristics.

12     2022 Ansys Proxy Statement

DIRECTOR NOMINEES

Anil Chakravarthy Age 54 Independent Director since 2021 Compensation Committee

Experience

Dr. Chakravarthy has served as Executive Vice President and General Manager, Digital Experience at Adobe Inc. (“Adobe”), a software company, since 2020. Prior to joining Adobe, he served at Informatica LLC (“Informatica”), a software company, as Chief Executive Officer from 2015 to 2020 and as Executive Vice President and Chief Product Officer from 2013 to 2015. Prior to joining Informatica, for over nine years, Dr. Chakravarthy held multiple leadership roles at Symantec Corporation (n/k/a NortonLifeLock Inc.), a software company, (“Symantec”), most recently serving as its Executive Vice President, Information Security in 2013. Prior to Symantec, he was a Director of Product Management for enterprise security services at VeriSign Inc. Dr. Chakravarthy began his career as a consultant at McKinsey & Company. He also serves on the board of the Silicon Valley Leadership Group. He previously served on the board of USSA Bank, a financial services group of companies, from 2015 to 2020.

Qualifications

Dr. Chakravarthy’s qualification to serve on, and make contributions to, the Board include his expertise in digital transformation, SaaS, cloud technologies and product innovation, gained over a career spanning more than 25 years. Dr. Chakravarthy has helped companies reimagine business models and digitally transform, including the successful transition to the cloud.

Other Public Directorships

None

Barbara V. Scherer Age 66 Independent Director since 2013 Chair of the Audit Committee

Experience

Ms. Scherer served as Senior Vice President, Finance and Administration and Chief Financial Officer of Plantronics, Inc. (“Plantronics”), an audio communications equipment manufacturer from 1998 until her retirement in 2012, and as Vice President, Finance and Administration and Chief Financial Officer from 1997 to 1998. Prior to Plantronics, Ms. Scherer held various executive management positions spanning 11 years in the disk drive industry, was an associate with The Boston Consulting Group, and was a member of the corporate finance team at ARCO in Los Angeles.

Qualifications

Ms. Scherer’s qualifications to serve on, and make contributions to, the Board include her practical and strategic insight into complex financial reporting and management issues and significant operational expertise, gained over a career spanning more than 30 years, including 25 years in senior financial leadership roles in the technology industry.

Other Public Directorships

Ms. Scherer currently serves as a member of the Board of Directors of Netgear, Inc., a multinational computer networking company (2011-present), and Ultra Clean Holdings, Inc., a developer and supplier of equipment for the semiconductor industry (2015-present). Prior to her retirement, Ms. Scherer served as a director of Keithley Instruments, a publicly traded test and measurement company, from 2004 to 2010.

2022 Ansys Proxy Statement     13

Ravi K. Vijayaraghavan Age 57 Independent Director since 2020 Compensation Committee Chair of Nominating and Corporate Governance Committee Strategic Partnerships and Transactions Committee

Experience

Mr. Vijayaraghavan has been a partner at Bain & Company, Inc. (“Bain”), a leading management consulting firm, since 2001. He has held multiple senior roles with Bain, including his current position as Director and Head of the Asia-Pacific Technology Practice since 2019. From 2015 to 2020 Mr. Vijayaraghavan served on Bain’s Global Partner Compensation and Promotion Committee. Mr. Vijayaraghavan started his career with Bain in 1995 and is an expert and leader in Bain’s Mergers & Acquisitions and Private Equity practices. He has successfully led global client relationships in technology and telecommunications, and the establishment of Bain’s Asia-Pacific technology practice. His experience spans a broad range of technology markets (including software, hardware, semiconductors, and services) as well as mobile and fixed telecommunications operations across geographies in North America, Europe and Asia. He previously served as a member of the board of overseers for WGBH, a Boston based public broadcaster, and as a member of the board of the Singapore Land Authority.

Qualifications

Mr. Vijayaraghavan’s qualifications to serve on, and make contributions to, the Board include his expertise in setting and executing on corporate strategic agendas to drive sustained organic and M&A-led growth at technology and telecommunications companies.

Other Public Directorships

None

14     2022 Ansys Proxy Statement

CONTINUING DIRECTORS FOLLOWING THE 2022 ANNUAL MEETING

Robert M. Calderoni Age 62 Independent Director since 2020 Chair of Compensation Committee Strategic Partnerships and Transactions Committee

Experience

Mr. Calderoni has served as interim Chief Executive Officer and President of Citrix Systems, Inc., a multinational software company (“Citrix”), since 2021. He also previously served in this position from 2015 to 2016. Mr. Calderoni has also served as the Chairman of the Board of Directors of Citrix since 2019 and previously served as Executive Chairman from 2015 to 2018. Prior to Citrix, Mr. Calderoni served as Chief Executive Officer of Ariba, Inc., a software and information technology services company (“Ariba”) from 2001 until it was acquired by SAP AG, a publicly-traded software and IT services company, in 2012, and then continued as Chief Executive Officer of Ariba following the acquisition until 2014. Mr. Calderoni also served as a member of the global managing board at SAP AG between 2012 and 2014 and as President of SAP Cloud from 2013 to 2014. Prior to Ariba, Mr. Calderoni held senior finance roles at Apple Inc. and International Business Machines Corporation (“IBM”) and served as Chief Financial Officer of Avery Dennison Corporation (“Avery Dennison”).

Qualifications

Mr. Calderoni’s qualifications to serve on, and make contributions to, the Board include his executive tenure at software and technology companies in Chief Executive Officer roles as well as his extensive experience as a Board Member. Mr. Calderoni has led and scaled several high growth software companies and led their transition to the cloud.

Other Public Directorships

Mr.Calderoni currently serves as the Chairman (since 2015) and a member of the Board of Directors of Citrix (2014-present) and on the Board of Directors of KLA Corporation, a capital equipment company (2007-present). He previously served as a member of the Board of Directors of LogMeIn, Inc., a software company (2017-2020) and Juniper Networks, Inc., a network cybersecurity company (2003-2019).

Glenda Dorchak Age 67 Independent Director since 2018 Audit Committee Compensation Committee Nominating and Corporate Governance Committee Strategic Partnerships and Transactions Committee

Experience

Ms. Dorchak spent over thirty years in operating roles in the technology industry prior to her retirement in 2013. Most recently, she served as Executive Vice President and General Manager of Global Business for Spansion Inc., a flash memory manufacturer (“Spansion”), from 2012 to 2013. Prior to Spansion, Ms. Dorchak served as Chief Executive Officer of VirtualLogix, Inc. from 2009 to 2010, when it was acquired by Red Bend Software, and as Chief Executive Officer of Intrinsyc Software from 2006 to 2008. She also served in various roles at Intel Corporation (“Intel”) from 2001 to 2006, including as Vice President and COO Intel Communications Group, Vice President and General Manager Intel Broadband Products Group, and Vice President and General Manager Intel Consumer Electronics Group. Before Intel, Ms. Dorchak served as Chairman and CEO at Value America, an e-retailer. Before Value America, Ms. Dorchak served in various roles, including General Manger PC Direct, at IBM.

Qualifications

Ms. Dorchak’s qualifications to serve on, and make contributions to, the Board include her experience as a technology industry veteran with deep leadership and operating expertise running hardware and software businesses in the computing and communications technology sectors.

Other Public Directorships

Ms. Dorchak currently serves as a member of the Board of Directors of Wolfspeed, Inc., previously named CREE, Inc., a developer of wide bandgap semiconductors (2020-present) and GLOBALFOUNDRIES Inc., a semiconductor contract manufacturing and design company (2019-present). She previously served as a member of the Board of Directors of Viavi Solutions Inc., a provider of network test, monitoring and assurance solutions (2019-2021), Mellanox Technologies, Ltd., a multinational supplier of computer networking products (2009-2020), Energy Focus Inc., a developer of energy-efficient LED lighting systems and controls (2015-2019), and Quantenna Communications, a communication device company (2018-2019).

2022 Ansys Proxy Statement     15

Jim Frankola Age 57 Independent Director since 2021 Audit Committee

Experience

Mr. Frankola served as the Chief Financial Officer of Cloudera, Inc., an enterprise data cloud company (“Cloudera”), from 2012 until 2021, and has served as a Strategic Advisor to Cloudera, since 2021. From 2010 to 2012, Mr. Frankola served as Chief Financial Officer of Yodlee, Inc., a data aggregation and data analytics platform company (“Yodlee”). Prior to Yodlee, Mr. Frankola served as Chief Financial Officer of Ariba. Mr. Frankola has held various senior positions in financial and business management at several companies, including IBM and Avery Dennison. Mr. Frankola previously served on the Board of Directors of ActivIDentity Corporation, a credentials management and authentication company.

Qualifications

Mr. Frankola’s qualifications to serve on, and make contributions to, the Board include his extensive background in finance, business transformations, mergers and acquisitions and business development.

Other Public Directorships

Mr. Frankola currently serves as a member of the Board of Directors of Cvent Holding Corp, a market-leading meetings, events and hospitality technology provider (2021-present).

Alec D. Gallimore Age 58 Independent Director since 2017 Audit Committee

Experience

Dr. Gallimore has been the Robert J. Vlasic Dean of Engineering at the University of Michigan, a public university, since 2016. He has been the Richard F. and Eleanor A. Towner Professor of Engineering at the University of Michigan since 2015. He has held various positions of increasing responsibility at the University of Michigan since joining the institution in 1992. Dr. Gallimore has served on several NASA and US Department of Defense boards and studies, including as a member of the United States Air Force Scientific Advisory Board. He is currently on the Board of Trustees of The Institute for Defense Analyses. He is a fellow of the American Institute of Astronautics and Aeronautics and was elected into the National Academy of Engineering in 2019. Dr. Gallimore’s primary research interests include electric propulsion, plasma diagnostics and space plasma simulation. He has extensive design and testing experience with a number of electric propulsion devices. Dr. Gallimore has served on the Board of Directors of Bechtel Corporation since 2021.

Qualifications

Dr. Gallimore’s qualifications to serve on, and make contributions to, the Board include his extensive background in engineering, research and the use of simulation to create innovative products as well as his leadership of a major engineering academic institution.

Other Public Directorships

Dr. Gallimore currently serves on the Board of Directors of PagerDuty, Inc., a cloud computing company (2020-present).

16     2022 Ansys Proxy Statement

Ajei S. Gopal Age 60 Not Independent President and Chief Executive Officer of Ansys Director since 2011

Experience

Dr. Gopal has served as our President and Chief Executive Officer since 2017. In 2016, he served as our President and Chief Operating Officer. Dr. Gopal was appointed an independent director of the Board in 2011 and served in that capacity until his employment by the Company in 2016. From 2013 to 2016, Dr. Gopal was an operating partner at Silver Lake, a leading private equity technology investor. His employment at Silver Lake included a secondment as interim President and Chief Operating Officer at Symantec in 2016. From 2011 until 2013, he was Senior Vice President at Hewlett Packard Enterprise Company. Dr. Gopal was Executive Vice President at CA Technologies from 2006 until 2011. From 2004 to 2006, he worked at Symantec, where he served as Executive Vice President and Chief Technology Officer. Earlier, Dr. Gopal served as Chief Executive Officer and a member of the Board of Directors of ReefEdge Networks, a company he co-founded in 2000. He worked at IBM from 1991 to 2000, initially at IBM Research and later in IBM’s Software Group.

Qualifications

Dr. Gopal’s qualifications to serve on, and make contributions to, the Board include his position as our President and Chief Executive Officer and background in both technology and senior management of large software and technology companies, as well as his experience in global operations and business development.

Other Public Directorships

Dr. Gopal previously served as a member of the Board of Directors of Citrix (2017-October 2021).

Ronald W. Hovsepian

Age 61

Independent

Director since 2012

Chairman of the Board

Compensation Committee

Nominating and Corporate Governance Committee

Chair of Strategic Partnerships and Transactions Committee

Experience

Mr. Hovsepian has been the Chairman of the Board since May 2019. He previously served as the Lead Independent Director of the Board from 2014 through 2019 and as the non-executive Chairman from 2014 until 2016.

Mr. Hovsepian has served as the President and Chief Executive Officer of Indigo Ag, Inc., an agricultural technology company, since 2020. He has also served as an Executive Partner at Flagship Pioneering, a venture capital firm focused on healthcare, since 2018. Previously, in 2017, Mr. Hovsepian served as Chief Executive Officer of Synchronoss Technologies, Inc., a telecommunications software and services company. Mr. Hovsepian served as President and Chief Executive Officer of Intralinks Holdings, Inc., a global provider of services and software, from 2011 to 2017. Mr. Hovsepian joined Novell, Inc., a software company (“Novell”), in 2003 and served as its Chief Executive Officer, from 2005 to 2011. Prior to Novell, from 2000 to 2003, Mr. Hovsepian worked in the venture capital industry. He started his career at IBM and served in several executive positions over approximately 16 years He currently serves on the Board of Directors of two private companies, Valo Health, Inc. and ECi Software Solutions.

Qualifications

Mr. Hovsepian’s qualifications to serve on, and make contributions to, the Board include his extensive experience in the technology and software industries as a Chief Executive Officer, senior manager, and venture capital investor and his expertise in sales, marketing, and product development. Additionally, Mr. Hovsepian has previously served as a board chairman and as a board member of both public and private companies across a range of industries.

Other Public Directorships

Mr. Hovsepian currently serves on the Board of Directors of Skillsoft Corp., an educational technology company (2018-present). Previously, Mr. Hovsepian served on the Board of Directors of Pegasystems Inc., a cloud software company (2019-2021) and ANN Inc., a woman’s clothing retailer (1998-2015), where he also served as the non-executive chairman (2005-2015).

2022 Ansys Proxy Statement     17

CORPORATE GOVERNANCE AT ANSYS

Director Independence

Our Corporate Governance Guidelines require that at least a majority of the Board qualifies as independent directors under applicable federal securities laws and the listing standards of the Nasdaq Global Select Market (“Nasdaq”). Our Corporate Governance Guidelines also require that all members of the Board’s committees meet the criteria for independence established by the federal securities laws and the Nasdaq listing standards applicable to service on such committees. Nasdaq listing standards have both objective tests and a subjective test for determining who is an independent director. The objective tests include that the director not be an employee of the company and not have engaged in various types of business dealings with the Company. The subjective test requires the Board to affirmatively determine that the director does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. During the Board’s annual review of director independence, the Board also considers transactions, relationships and arrangements between each director (or an immediate family member of the director) and the Company and management, as well as certain other factors that the Board deems relevant in determining independence, such as beneficial ownership of our capital stock.

The Board completed a review of the independence of each of our current directors and director nominees and determined that each of Mr. Calderoni, Dr. Chakravarthy, Ms. Dorchak, Mr. Frankola, Dr. Gallimore, Mr. Hovsepian, Ms. Scherer, and Mr. Vijayaraghavan is not an affiliate or employee of the Company and is independent under Rule 5605 of the Nasdaq listing standards and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board also previously determined that Mr. Dubois was independent under the Nasdaq listing standard and the Exchange Act until his retirement from the Board on May 14, 2021. Dr. Gopal is President and Chief Executive Officer of the Company and therefore is not considered an independent director.

Board Responsibilities

The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and provide the framework for our corporate governance. Our current Corporate Governance Guidelines are available on the investor relations section of our website https://investors.ansys.com/ on the “Governance Documents” page under the “Governance” tab.

Oversight of Risk Management

The Board has responsibility to provide risk oversight as a part of each director’s obligations to us and our stockholders. The Board aims to set a healthy “tone at the top” and guides our management to take appropriate measures to control material risks. The Board executes on these responsibilities directly and through its standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategic Partnerships and Transactions Committee, each of which is comprised solely of members and chairs who qualify as independent directors. While the Board believes that we practice good risk management strategies and processes, it is the Board’s responsibility to oversee the pressure testing of these strategies and processes on a continuous basis in order to ensure that risk management stays effective despite evolving market conditions, business strategies, regulatory rules, and our development.

Our Board delegates principal responsibility for its risk management and assessment functions to its Audit Committee. The Board directly receives a quarterly risk report from the General Counsel. Likewise, the Audit Committee receives a risk management update from our management as part of its regular quarterly meetings. In addition, the Audit Committee oversees our annual enterprise business risk assessment and bi-annual fraud risk assessment which are conducted by our internal auditor. The internal auditor delivers reports directly to the Audit Committee. This annual assessment reviews our performance with regard to ongoing financial, operational, and strategic risks, both existing and new. The Nominating and Corporate Governance Committee oversees and reports to the Board on the progress of our CR program including the program’s initiatives in ESG areas.

Details on the activities and responsibilities of the Board’s committees are discussed later in this proxy statement. In summary, the Board provides oversight over risk that is material to our long-term stockholder value. The committees implement the Board’s risk oversight in particular focus areas, namely:

●	The Audit Committee discusses the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management, and specifically considers the Company’s major financial, commercial, operational and strategic risk exposures and the steps that the Company’s management has taken to monitor and control such exposures, and shares this analysis with the Board. The Audit Committee also reviews the Company’s risks related to cybersecurity, including review of the state of the Company’s cybersecurity, emerging cybersecurity developments and threats, and the Company’s strategy to mitigate cybersecurity risks;

●	The Compensation Committee oversees risks related to the Company’s overall compensation practices and reviews the results of the Company’s annual compensation risk assessment and enterprise business risk assessment, with particular attention to risks related to the Company’s use of, and degree of use of, equity and incentive-based compensation as a portion of the total compensation paid to the Company’s officers. The Compensation Committee also oversees risks related to the Company’s practices, policies and plans related to human resources and talent management, and specifically those practices and policies regarding recruiting, retention, career development, succession planning (other than that within the purview of the Nominating and Corporate Governance Committee), diversity and inclusion, and corporate culture (collectively, “Human Capital Management”);

18     2022 Ansys Proxy Statement

●	The Nominating and Corporate Governance Committee provides primary oversight over risks related to corporate governance practices, succession planning, and ESG activities, including risks related to climate change; and

●	The Strategic Partnerships and Transactions Committee provides primary oversight over risks related to the execution of the Company’s strategic partnerships and transactions.

Communications with the Board

Stockholders and other interested parties may communicate with the full Board or individual directors by writing to:

ANSYS, Inc. Board of Directors

c/o General Counsel and Secretary ANSYS, Inc.

Southpointe

2600 Ansys Drive

Canonsburg, PA, 15317

The Secretary will deliver to the appropriate directors all communications addressed to the Board received at this address, except for spam, junk mail, mass mailings, solicitations, resumes, job inquiries, product complaints/inquiries, new product suggestions, surveys or other matters unrelated to the Company.

Related-Party Transactions

The Board has a written policy requiring the approval or ratification of Related Party Transactions by the Audit Committee (the “Policy”). For purposes of the Policy, “Related Party Transactions” generally include any transaction, arrangement, or relationship or any series of similar transactions, arrangements or relationships in which Ansys or its subsidiaries is a participant and the amount involved exceeds $120,000, and in which any of the following persons has a direct or indirect interest:

●	any director, director nominee, or executive officer of Ansys;

●	any Immediate Family Member (as defined in Item 404 of SEC Regulation S-K) of any of the foregoing persons; and

●	any holder of more than five percent of Ansys’ common stock.

Under the Policy, a director, director nominee or executive officer must promptly notify the Office of the Corporate Secretary of any material interest that such person or an Immediate Family Member of such person had, has or may have in a transaction. The Corporate Secretary will review the proposed transaction and determine if it is subject to Audit Committee approval based on criteria described in the Policy.

Should a Related Party Transaction be subject to Audit Committee approval, the following factors, amongst others, will be considered: whether the terms are fair to Ansys; whether the terms are usual and customary in the market; whether the transaction is material to Ansys; whether the transaction is in the ordinary course of Ansys’ business; the role, if any, the related party has played in arranging the transaction; the structure of the transactions; and the interests of all related persons in the transaction.

The Audit Committee may, in its sole discretion, approve or deny any Related Party Transaction. The Audit Committee has delegated authority to the Audit Committee Chair to approve, upon request of an executive officer of Ansys, Related Party Transactions if they arise between Audit Committee meetings. The Audit Committee Chair may take any action with respect to such Related Party Transaction that the Audit Committee would be authorized to take, or, in his or her discretion, require that the matter be brought before the full Audit Committee. Any action taken by the Audit Committee Chair shall be reported to the Audit Committee at its next regularly scheduled meeting.

In the event a Related Party Transaction is identified after the transaction commences, the transaction will be brought to the Audit Committee for ratification, amendment or termination. If a Related Party Transaction will be ongoing, the Audit Committee may establish guidelines for Ansys’ management to follow in its ongoing dealings with the related person. Thereafter, the Audit Committee, on at least an annual basis, will review and assess ongoing relationships with the related person to see that they are in compliance with the Audit Committee’s guidelines and that the Related Party Transaction remains appropriate.

There were no Related Party Transactions requiring disclosure under SEC rules in 2021 or 2022 year-to-date.

Board Structure and Processes

Leadership Structure

The roles of Chairman of the Board and CEO of the Company are separated, and the role of Chairman is held by an independent director elected by the directors, pursuant to our Corporate Governance Guidelines. Mr. Hovsepian currently serves as the Chairman of the Board and has the principal responsibility for communicating with the Board members and presiding at meetings of the Board, which ensures that our independent directors have a strong voice in the leadership of the Board and risk oversight.

For information on how the Board’s responsibility for risk oversight impacts its leadership structure, see “Oversight of Risk Management” above.

Our Chairman of the Board is the primary point of consultation with the Nominating and Corporate Governance Committee regarding director nominations and process and management succession planning, which we believe helps maintain a strong and independent direction to our highest-level governance matters. We believe that this structure provides our Board with the greatest breadth of leadership and depth of experience, while also providing balance for the direction of the Company. It gives primary responsibility for our operational leadership to our CEO. The Chairman of the Board facilitates our Board’s independent oversight of management, enables communication between the management and the Board, and leads the Board’s consideration of governance matters. The Nominating and

2022 Ansys Proxy Statement     19

Corporate Governance Committee periodically reviews the Board’s leadership structure and, when appropriate, recommends changes in response to evolving needs.

Board Processes

Each standing committee of the Board conducts an evaluation of its effectiveness each year. In addition, the Nominating and Corporate Governance Committee conducts an annual evaluation of the Board. The purpose of the evaluations is to identify areas of strength and areas for improvement in the activities and effectiveness of each committee and the Board. The evaluations for 2021 took the form of candid interviews conducted by outside counsel with each director. Outside counsel then facilitated a discussion of the findings from the interviews with the Board.

We support and encourage the continuing education of our Board members. We maintain membership in the National Association of Corporate Directors and reimburse the directors for their expenses in connection with attending trainings and other events on topics including committee roles and responsibilities, and legal and ethical developments. We also provide educational sessions periodically to the Board on our business, industry developments, and other pertinent topics.

Board Meetings and Attendance

Our Board held 8 meetings during 2021. Each of our directors attended at least 75% of all the 2021 meetings of the Board and the committees for which he or she served as a member (held during the period in which the directors served).

Committees

In 2021, the Board had the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Strategic Partnerships and Transactions Committee. Each committee has a charter that is available on the investor relations section of our website https://investors.ansys.com/ on the “Governance Documents” page under the “Governance” tab.

The Board may from time to time establish ad hoc and special purpose committees.

Audit Committee

Chair	Ms. Scherer

Members	Ms. Dorchak
Mr. Frankola
Dr. Gallimore

Meetings Held in 2021	6

Each member of the Audit Committee is independent as such term is defined in Rule 5605 of the Nasdaq listing standards and applicable SEC rules, including the heightened independence requirements for Audit Committee members. In addition, we have determined that each member of the Audit Committee is financially literate and our Board has determined that Ms. Scherer and Mr. Frankola each qualify as an “audit committee financial expert” within the meaning of the SEC rules.

Our Audit Committee is responsible for, among other things:

●	Overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements;

●	Overseeing the internal control and audit functions;

●	Overseeing the qualifications and performance of internal audit and the Company’s independent registered public accounting firm;

●	Overseeing the adequacy and effectiveness of disclosure controls and procedures;

●	Overseeing compliance with legal and regulatory requirements and ethical standards adopted by the Company;

●	Overseeing related party transactions; and

●	Overseeing risks related to cybersecurity, including reviewing the state of the Company’s emerging cybersecurity developments and threats, and the Company’s strategy to mitigate cybersecurity risks.

Compensation Committee

Chair	Mr. Calderoni

Members	Dr. Chakravarthy
Ms. Dorchak*
Mr. Hovsepian
Mr. Vijayaraghavan

Meetings Held in 2021	6

*Ms. Dorchak will cease service as a member of the Compensation Committee on April 1, 2022.

Each member of the Compensation Committee is independent as such term is defined in Rule 5605 of the Nasdaq listing standards and applicable SEC rules, including the heightened independence requirements for Compensation Committee members. Each qualifies as a “non-employee director” under Section 16 of the Exchange Act.

Our Compensation Committee is responsible for, among other things:

●	Discharging the Board’s responsibilities relating to compensation of the Company’s executives;

●	Overseeing the Company’s overall compensation practices;

●	Developing and implementing compensation policies and plans; and

●	Overseeing the Company’s practices and policies related to Human Capital Management.

20     2022 Ansys Proxy Statement

Nominating and Corporate Governance Committee

Chair	Mr. Vijayaraghavan

Members	Ms. Dorchak
Mr. Hovsepian

Meetings Held in 2021	3

Each member of the Nominating and Corporate Governance Committee is independent as such term is defined in Rule 5605 of the Nasdaq listing standards.

Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	Identifying individuals qualified to become Board members and recommending to the Board director nominees for election, including nominees to be elected or reelected as directors at each annual meeting of stockholders;

●	Recommending to the Board director nominees for each committee of the Board;

●	Developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and periodically reviewing and monitoring performance against such guidelines and recommending any changes thereto; and

●	Overseeing the Company’s policies and practices regarding the environmental, social and governance program, matters and initiatives, including risks related to climate change.

Strategic Partnerships and Transactions Committee

Chair	Mr. Hovsepian

Members	Mr. Calderoni
Ms. Dorchak
Mr. Vijayaraghavan

Meetings Held in 2021	3

Each member of the Strategic Partnerships and Transactions Committee is independent as such term is defined in Rule 5605 of the Nasdaq listing standards.

Our Strategic Partnerships and Transactions Committee is responsible for, among other things:

●	Overseeing the execution of strategic partnerships and transactions; and

●	Reviewing, assessing, recommending and approving mergers, acquisitions, dispositions, investments, joint ventures, strategic collaborations and partnerships or similar transactions or arrangements proposed by the Company’s management in accordance with the Strategic Transaction Approval Matrix approved by the Board and the Strategic Partnerships and Transactions Committee as it may be modified from time to time.

Director Nomination Process

Candidates for nomination to our Board are recommended by the Nominating and Corporate Governance Committee.

In recommending candidates, the Nominating and Corporate Governance Committee considers persons recommended by directors, officers, and third party consultants or search firms. The Nominating and Corporate Governance Committee generally provides the third party consultant or search firm with guidance as to the background, skills and abilities, that the Nominating and Corporate Governance Committee is seeking in potential candidates, and the search firm identifies candidates for the Nominating and Corporate Governance Committee’s consideration. This process was followed with respect to Dr. Chakravarthy.

Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates. The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders, who are evaluated in the same manner as other director nominees. A stockholder submitting a prospective nominee for the Board should follow the procedures described under “Stockholder Proposals and Nominations for the 2023 Annual Meeting.”

The Nominating and Corporate Governance Committee does not have specific minimum qualifications that must be met for a prospective director candidate to be nominated. However, in identifying potential candidates, it assesses an individual’s background, skills and abilities, and whether such characteristics qualify the individual to fulfill the needs of the Board at that time, and focuses on individuals with certain qualifications, including skills in leadership, technology, risk management, financial acumen, and domestic and global business development. The Nominating and Corporate Governance Committee does not have a specific diversity policy with respect to identifying director candidates, however, it considers diversity in skills, abilities, industry knowledge, and experience, as well as self-identified diversity characteristics, including, gender, race and ethnicity, in reviewing potential candidates.

During 2021, with the assistance of a third-party search firm, the Nominating and Corporate Governance Committee evaluated potential director candidates, including Dr.  Chakravarthy.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries and all members are considered independent as such term is defined in Rule 5605 of the Nasdaq listing standards. None of our executive officers serves as a member of the Compensation Committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Director Attendance at the 2021 Annual Meeting

We do not have a policy with respect to directors’ attendance at our annual meeting of stockholders, but directors are encouraged to attend. All of the directors serving at the time of our 2021 annual meeting attended such meeting.

2022 Ansys Proxy Statement     21

NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee director compensation program is designed to attract, retain and reward qualified directors and align the financial interests of the non-employee directors with those of our stockholders. Pursuant to this program, each non-employee director will receive the cash and equity compensation described below for Board service. We also reimburse our non-employee directors for expenses incurred in connection with attending Board and committee meetings, assisting with other Company business, such as meeting with potential officer and director candidates, as well as continuing director education.

Non-employee director compensation, including cash retainers for Board and committee service and equity grants, is reviewed annually by the Compensation Committee and the Board. Our independent executive compensation consulting firm, Compensia, supports the Compensation Committee by providing detailed benchmarks of non-employee director compensation at peer companies, historical non-employee director compensation at the Company, and guidance regarding market trends and policies of proxy advisory firms, among other information. Non-employee director compensation is subject to the approval of the Board, upon the recommendation of the Compensation Committee. The Compensation Committee periodically reviews its independent executive compensation consulting firm, and also verifies annually the independence of any firm used to provide such support.

Cash Compensation

During 2021, our non-employee directors were entitled to receive the following cash fees:

●	$40,000 per year for service as a Board member;

●	$40,000 per year for service as the Chairman of the Board;

●	$25,000 per year for service as Chair of the Audit Committee;

●	$20,000 per year for service as Chair of the Compensation Committee;

●	$15,000 per year for service as Chair of the Nominating and Corporate Governance Committee or the Strategic Partnerships and Transactions Committee;

●	$10,000 per year for service as a member of the Audit Committee or Compensation Committee (not including the Committee Chair);

●	$5,000 per year for service as a member of the Nominating and Corporate Governance Committee or Strategic Partnerships and Transactions Committee (not including the Committee Chair).

With respect to the Strategic Partnerships and Transactions Committee, in any one year, measured from annual meeting of stockholders to annual meeting of stockholders, a member will receive $1,000 for every telephonic meeting and $1,500 for every in-person meeting in excess of eight meetings.

Equity Compensation

Each then-serving non-employee director is granted a Restricted Stock Unit (“RSU”) award having a value of $300,000 on the date of each annual meeting of stockholders. If an independent director’s commencement date is other than the date of an annual meeting of stockholders, such independent director may be granted, on such independent director’s commencement date, an annual award having an award value prorated based on the number of days between such director’s commencement date and the next annual meeting of stockholders.

The annual RSU awards will vest upon the earlier of one year after grant or the next annual meeting of stockholders, subject to accelerated or prorated vesting under certain circumstances such as death or disability or change in control of the Company. Shares of our common stock will generally be issued at, or shortly following, the vesting of the RSUs. The grant date market value for determining the number of shares of common stock subject to each RSU award will be the average closing price per share of the Company’s common stock over the 20 trading days immediately preceding and including the grant date.

Prior to 2016, certain of our non-employee directors were granted deferred stock units (“DSUs”) as part of our director compensation program. In 2016, our Compensation Committee approved a plan to allow our non-employee directors to diversify DSUs held by them, subject to the Director Stock Ownership Guidelines described below. Since November 1, 2016, non-employee directors have been permitted to individually choose whether to retain all or part of their DSUs or to elect another investment alternative, such as an index or mutual fund or funds. This program is subject in all respects to our Director Stock Ownership Guidelines, meaning that directors would only be permitted to diversify DSUs held in excess of the required minimum ownership guidelines.

Our employee directors do not receive additional compensation for service on the Board.

Director Stock Ownership Guidelines

Non-employee directors are required to satisfy minimum stock ownership guidelines. Under these guidelines, non-employee directors are required to own equity in the form of common stock or DSUs of the Company equal to a minimum of five times the annual cash retainer. This ownership requirement is competitive with the practices of our peer group. Each non-employee director is required to maintain this minimum amount throughout his or her tenure as a member of our Board. New Board members have five years to attain this minimum stock ownership level. In 2021, each non-employee director had met their stock ownership guidelines or is on track to do so by the end of the applicable five-year period. Our current Corporate Governance Guidelines containing these stock ownership guidelines are available on the investor relations section of our website https://investors.ansys.com/ on the “Governance Documents” page under the “Governance” tab.

22     2022 Ansys Proxy Statement

DIRECTOR COMPENSATION TABLE FISCAL YEAR 2021

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)(3)	All Other Compensation ($)	Total ($)

Robert M. Calderoni	$65,825	$278,152	–	$343,977

Anil Chakravarthy	$7,725	$174,682	–	$182,407

Glenda M. Dorchak	$63,675	$278,152	–	$341,827

Guy E. Dubois	$24,050	–	–	$24,050

Jim Frankola	$40,125	$325,051	–	$365,176

Alec D. Gallimore	$50,000	$278,152	–	$328,152

Ronald W. Hovsepian	$110,000	$278,152	–	$388,152

Barbara V. Scherer	$65,000	$278,152	–	$343,152

Ravi K. Vijayaraghavan	$64,488	$278,152	–	$342,640

(1) Dr. Gopal has been omitted from this table because he receives no compensation for serving on our Board. Dr. Gopal’s compensation as President and CEO for fiscal 2021 is detailed in the “Fiscal 2021 Compensation Tables” section of this proxy statement. Mr. Frankola commenced service as a director on March 12, 2021 and Dr. Chakravarthy commenced service as a director on October 25, 2021. Mr. Dubois ceased service as a director on May 14, 2021.

(2) The values set forth in this column are based on the aggregate grant date fair values of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation”, excluding the effect of estimated forfeitures (“FASB ASC Topic 718”). The grant date fair values of the RSU awards are computed based upon the closing price per share of our common stock on the date of grant. These amounts reflect fair values of these awards on the grant dates, and do not correspond to the actual value that may be recognized by the non-employee directors.

(3) Except for Dr. Chakravarthy and Mr. Dubois, all other directors listed in the table received an annual equity award of 852 RSUs on May 14, 2021. As a result of his appointment to the Board on March 12, 2021, Mr. Frankola also received a prorated annual RSU award of 148 RSUs. As a result of his appointment to the Board on October 25, 2021, Dr. Chakravarthy received a prorated annual RSU award of 464 RSUs. As of December 31, 2021, the number of RSUs held by each director was as follows: Mr. Calderoni, 852; Dr. Chakravarthy, 464; Ms. Dorchak, 852; Mr. Frankola, 852; Dr. Gallimore, 852; Mr. Hovespian, 852, Ms. Scherer, 852; and Mr. Vijayaraghavan, 852.

PROPOSAL 2	Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2022

The Audit Committee of the Board has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022. During the fiscal year ended December 31, 2021, Deloitte & Touche LLP served as our independent registered public accounting firm.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Ansys and our stockholders. At the 2022 Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Deloitte & Touche LLP will be present at the 2022 Annual

Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may reconsider the appointment.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022.

2022 Ansys Proxy Statement     23

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee selects the Company’s independent registered public accounting firm to audit financial statements and to perform services related to the audit, reviews the overall plan and results of the audit with that accounting firm, reviews with management and that accounting firm the Company’s quarterly and annual operating results, including the Company’s audited financial statements, reviews the periodic disclosures related to the Company’s financial statements, considers the adequacy of the Company’s internal control over financial reporting and accounting procedures, oversees internal audit and compliance with the Sarbanes-Oxley Act of 2002, oversees procedures for addressing complaints and anonymous employee submissions and related controls, and oversees the Company’s risk management policies and practices.

With respect to 2021, the Audit Committee:

●	reviewed and discussed the audited financial statements with the Company’s management;

●

discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including the Critical Audit Matters; and

●

received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based on these reviews and discussions, our Audit Committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements.

The Audit Committee annually reviews Deloitte & Touche LLP’s independence and performance in connection with the Audit Committee’s determination of whether to retain Deloitte & Touche LLP or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

●

Deloitte & Touche LLP’s historical and recent performance on the audit, including input from those employees with substantial contact with Deloitte & Touche LLP throughout the year about Deloitte & Touche LLP’s quality of service provided, and the independence, objectivity, and professional skepticism demonstrated throughout the engagement by Deloitte & Touche LLP and its audit team;

●	the quality and candor of Deloitte & Touche LLP’s communications with the Audit Committee and management;

●	external data relating to audit quality and performance, including recent PCAOB reports on Deloitte & Touche LLP;

●	Deloitte & Touche LLP’s independence;

●	Deloitte & Touche LLP’s global capabilities, technical expertise, and knowledge of the Company’s global operations and industry;

●	the appropriateness of Deloitte & Touche LLP’s fees, on both an absolute basis and as compared to its peer firms and the fees charged to other public software company peers;

●

Deloitte & Touche LLP’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting; and

●	Deloitte & Touche LLP’s capability and expertise in handling the breadth and complexity of our global operations, including the Company’s acquisitions; and digital transformation initiatives.

Based on this evaluation, the Audit Committee considers Deloitte & Touche LLP well qualified, with offices or affiliates in or near most locations in the U.S. and other countries where we operate. The Audit Committee believes that Deloitte & Touche LLP is independent and that it is in the best interests of the Company and our stockholders to retain Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2022.

Audit Committee

Barbara V. Scherer, Chair

Glenda Dorchak

Jim Frankola

Alec D. Gallimore

24     2022 Ansys Proxy Statement

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Ansys under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Independent Registered Accounting Firm Services and Fees

The following table sets forth the aggregate fees billed to us for professional services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2021 and 2020, including the reviews of the financial statements included in our Form 10-Q filings and general accounting consultations.

	2021	2020

Audit fees	$1,137,079	$1,225,273

Audit-related fees	$1,217,210	$865,751

Tax fees	$879,639	$1,052,072

All other fees	$0	$0

Total	$3,233,928	$3,143,096

“Audit fees” in 2021 and 2020 consisted of fees billed for professional services rendered for the audit of our annual financial statements and management’s report on internal control included in our annual reports on Form 10-K and for the review of the financial statements included in our quarterly reports on Form 10-Q, as well as services that generally only our independent registered public accountants can reasonably provide, including statutory audits and services rendered in connection with SEC filings.

“Audit-related fees” in 2021 and 2020 consisted of assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements and internal controls, including financial and tax due diligence related to business acquisitions.

“Tax fees” in 2021 and 2020 consisted of fees billed for tax compliance, consultation and planning services. Tax fees in 2021 did not exceed aggregate audit and audit-related fees paid to Deloitte & Touche LLP, and $812,208 of the tax fees incurred in 2021 related to tax return preparation services. Tax fees in 2020 did not exceed aggregate audit and audit-related fees paid to Deloitte & Touche LLP, and $606,156 of the tax fees incurred in 2020 related to tax return preparation services.

All of the services described above related to audit fees, audit-related fees, and tax fees performed by Deloitte & Touche LLP in 2021 and 2020 were pre-approved by our Audit Committee in accordance with the pre-approval policy and procedures adopted by our Audit Committee and in effect for those fiscal years. The policy required that during each of the Audit Committee’s scheduled quarterly meetings, a description of services requested to be provided by the independent registered public accounting firm during the following quarter be submitted to the Audit Committee for approval. Any request for audit, audit-related, tax and other services not contemplated during the quarterly approval process were submitted to the Audit Committee for specific pre-approval and did not commence until such approval had been granted.

In February 2020, the Audit Committee adopted new audit and non-audit services pre-approval procedures. Under these procedures, the Audit Committee is required to pre-approve all services provided by the independent auditor to assure that these services do not impair the independence of the auditor. Unless the type of service is both on a list of pre-approved services and within the quarterly and per service dollar limits established by the procedures, such service will require the specific pre-approval by the Audit Committee. Under the procedures, the Audit Committee can delegate its responsibility to specifically pre-approve certain permitted services to a member or members of the Audit Committee. Any pre-approval granted by delegates must be reported to the Audit Committee at its next scheduled meeting.

2022 Ansys Proxy Statement     25

PROPOSAL 3	Advisory Approval of the Compensation of Our Named Executive Officers

As required by SEC rules, we are asking stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section, the compensation tables and the related narratives appearing in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. We currently hold our Say-on-Pay vote every year consistent with the expressed wishes of our stockholders who voted at our 2011 and 2017 annual meetings to conduct this advisory vote on an annual basis (with the next vote occurring in 2023), which we will continue to do until the next vote on the frequency of holding our Say-on-Pay proposals in 2023.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our Compensation Committee or our Board. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our Compensation Committee value the opinions of our stockholders.

We believe that our executive compensation program is effective in achieving our objective of attracting and retaining top-level talent.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2022 Annual Meeting:

“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2022 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the

Compensation Discussion and Analysis, compensation tables and narrative discussion, and other related disclosure.”

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

26     2022 Ansys Proxy Statement

OUR EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 28, 2022.

Name	Age	Title

Ajei Gopal	60	President and Chief Executive Officer

Nicole Anasenes	48	Senior Vice President and Chief Financial Officer

Shane Emswiler	47	Senior Vice President, Products

Janet Lee	58	Vice President, General Counsel and Secretary

Richard Mahoney	59	Senior Vice President, Worldwide Sales and Customer Excellence

Maria Shields	57	Senior Vice President, Administration

Ajei Gopal Biographical information for Dr. Gopal is set forth in “Proposal 1: Election of Three Class II Directors for Three-Year Terms– Continuing Directors Following the 2022 Annual Meeting.”

Nicole Anasenes has served as Ansys’ Chief Financial Officer since 2021. Previously, Ms. Anasenes served as Senior Vice President of Ansys in 2020 and was a member of the Company’s Board of Directors from 2018 until 2020. From 2016 until 2020, Ms. Anasenes served as Chief Financial Officer and Chief Operating Officer of Squarespace, Inc., which sells subscription software to help customers establish and manage their online presence and stores. From 2013 to 2015, she served as Chief Financial Officer of Infor, a cloud application software company. Before joining Infor, from 2002 to 2013, she worked at IBM in various leadership positions in corporate finance, M&A and market development.

Shane Emswiler has served as Ansys’ Senior Vice President of Products since 2020. From 2019 to 2020, he was Ansys’ Senior Vice President and General Manager, Physics business units. He also previously served as Vice President of Ansys’ mechanical, fluids and electronics business units from 2017 until 2019. From 2010 until 2017, he served as Vice President and General Manager of Ansys’ electronics business unit. Prior to this, Mr. Emswiler served as Chief Financial Officer of Ansoft Corporation, a company acquired by Ansys in 2008.

Janet Lee has served as Ansys’ Vice President, General Counsel and Secretary since 2017. From 2010 to 2017, she was the Vice President, Legal and Intellectual Property, at HERE Technologies, a mapping technology company. Prior to this, from 2007 to 2010, she held positions of increasing responsibility at Nokia Corporation, including as a Director for Legal and Intellectual Property supporting the Nokia Research Center and Vice President for Legal and Intellectual Property matters for services. Prior to Nokia Corporation, Ms. Lee served as an Assistant General Counsel at America Online, Inc.

Richard Mahoney has served as Ansys’ Senior Vice President of Worldwide Sales and Customer Excellence since 2018. Mr. Mahoney joined the Company in 2016 as Vice President and was promoted to Senior Vice President in 2018. Prior to joining the Company, from 2014 to 2016, he was Senior Vice President, Design Enablement and International Sales, at Global Foundries, a semiconductor manufacturing company. Prior to that time, starting in 1989, he held positions of increasing responsibility at Cadence Design Systems, including Senior Vice President of Worldwide Field Operations with responsibility for worldwide sales, field application engineering, customer support and sales operations.

Maria Shields has served as Ansys’ Senior Vice President of Administration since 2021. In December 2021, she notified the Company of her decision to resign, effective on April 1, 2022. She previously served as our Chief Financial Officer from 1998 until 2021 and served as an Ansys Vice President from 1998 until 2018, when she was promoted to Senior Vice President. Ms. Shields joined the Company in 1994 as Ansys’ Corporate Controller. Prior to joining the Company, Ms. Shields held various positions as a CPA with Deloitte & Touche LLP, including that of audit manager.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) section describes the compensation of our named executive officers. Our named executive officers for the year ended December 31, 2021 are Ajei Gopal, Nicole Anasenes, who assumed the role of Chief Financial Officer on March 1, 2021, Maria Shields, who completed service as Chief Financial Officer on February 28, 2021 and subsequently assumed the role of Senior Vice President of Administration, Richard Mahoney, Shane Emswiler, and Janet Lee.

Overview of Compensation Program & Philosophy

Paying for performance is the guiding principle of Ansys’ total rewards strategy. Our philosophy is to target total compensation for an effective performer at or near the 50th percentile of the relevant market, with the opportunity to earn above or below target compensation based on achieved results. However, for a superior performer, Ansys’ philosophy is to provide opportunities for total compensation that is influenced by the upper quartile of the market data.

Our Compensation Committee structures total compensation paid to our named executive officers to be reasonable, competitive and principally performance-based. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to our other officers and employees of the Company.

Fiscal 2021 Financial Highlights

We reported GAAP revenue of $1.9 billion for the year ended December 31, 2021, an increase of 13% in both reported and constant currency*, when compared to the year ended December 31, 2020. We reported GAAP diluted earnings per share of $5.16 for fiscal 2021 compared to $4.97 for fiscal 2020. Non-GAAP diluted earnings per share was $7.37* for fiscal 2021 compared with $6.70* for fiscal 2020. ACV was $1.9 billion*, an increase of 16% in both reported and constant currency when compared to fiscal 2020. GAAP operating margin was 26.9% and non-GAAP operating margin was 41.4%* and deferred revenue and backlog was $1,257.9 million at December 31, 2021, an increase of 30% over December 31, 2020. Financial results included operating cash flows of $549.5 million for 2021 compared to $547.3 million for 2020.

Our three-year TSR was 180.62% for fiscal 2021 and compared favorably to all relative indices as set forth on page 6 of this proxy.

* Non-GAAP diluted earnings per share, non-GAAP operating margin and constant currency are non-GAAP measures. For additional information on non-GAAP diluted earnings per share, non-GAAP operating margin, and constant currency, please see Annex A: Non-GAAP Reconciliations. ACV is a metric we use to better understand the business. There is no GAAP measure comparable to ACV. For a description of ACV, see the section titled “Performance Metrics for 2021 PSU Awards” in this proxy statement.

2021 Say-on-Pay

Approximately 89% of our stockholders voting on the 2021 Say-on-Pay proposal approved the compensation of our named executive officers at our 2021 annual meeting. The Compensation Committee considered the results of the 2021 non-binding advisory Say-on-Pay proposal in connection with the discharge of its responsibilities regarding executive compensation and determined that the vote result did not indicate that the Compensation Committee should consider changes to the program based on such vote.

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Executive Compensation Best Practices

Our Compensation Committee has implemented best practices in executive compensation, including the following:

What We Do	What We Don’t Do

Performance-based cash and equity incentives	No “single trigger” change in control benefits

Significant portion of executive compensation at risk based on Company performance	No post-termination retirement- or pension-type non-cash benefits or perquisites for our executive officers that are not available to our employees generally

Clawback provision on performance-based compensation	No tax gross-ups for change in control benefits

Stock ownership guidelines for directors and senior management	No repricing or replacing of underwater options

Caps on performance-based cash and equity incentive compensation	No hedging or pledging of Company securities by directors, officers and employees

100% independent directors on the Compensation Committee	No current dividends paid on unvested awards

Independent compensation consultant engaged by the Compensation Committee	No excessive risk-taking with compensation incentives

Annual review and approval of our compensation strategy

Limited perquisites

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Our 2021 Executive Compensation Program

Our executive compensation policies and practices reinforce our pay for performance philosophy and align with sound governance principles and stockholder interests. Listed below are the components of our regular-cycle 2021 executive compensation program.

Equity	Performance-Based Restricted Stock Units (PSUs)

●  TSR PSUs: Objective performance measure based on TSR relative to the Nasdaq Composite Index over a three-year cumulative performance period

●  Vest at the end of the three-year cumulative performance period, contingent upon continued employment through the end of such period

●  Operating Metrics PSUs: Objective performance measure based on ACV and non-GAAP operating cash flows over three consecutive one-year performance periods

●  Vest at the end of the third one-year performance period, contingent upon continued employment through the end of such period

	Time-Based Restricted Stock Units (RSUs)	● Vest ratably over a three-year period while employed

Cash	Base Salary	● Generally eligible for increases annually
Performance Bonus

●  Target performance bonus ranges from 60% - 125% of a named executive officer’s salary

●  May earn 0% to 200% of target bonus based on performance metrics of non-GAAP revenue and non-GAAP operating income, and individual performance

●  Cash bonuses paid annually, if earned

Objectives of Our Compensation Program

The main objective of our executive compensation program is to serve as an integral part of a competitive total rewards package to attract, retain and incent qualified executive officers who will lead us to long-term success and enhance stockholder value based on the balanced attainment of short-term performance objectives and long-term strategic goals. Each element of our compensation program supports these objectives.

Role of Compensation Consultant

The Compensation Committee has the authority to retain the services and obtain the advice of external advisors, including compensation consultants, legal counsel and other advisors to assist in the evaluation of executive officer compensation. The Compensation Committee has directly engaged Compensia to conduct an executive compensation market analysis and review of our short-term cash and long-term equity incentive practices to help ensure they align with market practices. Compensia reviewed and advised on all principal aspects of our 2021 executive compensation program, including:

●	Assisting in developing a peer group of publicly traded companies to be used to help assess the competitiveness of executive compensation;

●	Assisting in ensuring a competitive compensation framework;
●	Meeting regularly with the Compensation Committee to review all elements of executive compensation, including the competitiveness of our executive compensation program;

●	Assisting in the competitive assessment of the short-term cash and long-term equity incentive plans designs; and

●	Assisting in the risk assessment of our compensation program.

Outside of its services to the Compensation Committee, Compensia provides no other services to us. The Compensation Committee evaluated the independence of Compensia and determined that it is independent. The Compensation Committee also determined that Compensia’s work for the Company in 2021 did not raise any conflicts of interest.

Role of Compensation Committee and Executive Officers in Compensation Decisions

Our Compensation Committee works in close collaboration with the full Board on executive compensation matters. The Compensation Committee has a practice of informing and consulting with the full Board concerning the establishment of performance goals and objectives for our CEO, Dr. Gopal, evaluating our CEO’s performance in light of the goals and objectives that were set, and determining the CEO’s compensation based on that evaluation. Dr. Gopal serves on our Board but recuses himself from any deliberations about his compensation.

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For 2021, Dr. Gopal prepared an analysis for the Compensation Committee recommending each element of compensation to be paid to all other executive officers. The Compensation Committee considered his recommendations, along with an analysis from Compensia, in approving the compensation of our other executive officers.

In addition to Dr. Gopal and Compensia, our Human Resources team provides advice, analysis and recommendations to our Compensation Committee.

Peer Group Considerations

Our peer group of companies used for compensation benchmarking purposes was recommended by Compensia. Peer company selection criteria, which are aligned with the market, include:

●	U.S.-based, publicly traded companies in the software industry, with a focus on companies that develop engineering simulation and other highly technical and innovative software products

●	Comparable revenue size (0.5x – 2.5x our revenue)

●	Comparable market capitalization (0.3x – 3.0x our market cap)

●	Refine the list of companies based on organic revenue growth, profitability, peers identified by ISS and companies naming Ansys as a peer

The peer group used to assess the competitiveness of our 2021 compensation consisted of the following companies:

2021 Peer Group

Akamai Technologies, Inc.	PTC Inc.

Aspen Technology, Inc.	ServiceNow, Inc.

Autodesk, Inc.	Splunk Inc.

Cadence Design Systems, Inc.	Synopsys, Inc.

Citrix Systems, Inc.	Tyler Technologies, Inc.

Guidewire Software, Inc.	Veeva Systems Inc.

Nuance Communications, Inc.	VeriSign, Inc.

Paycom Software, Inc.	Workday, Inc.

We ranked at the 42nd percentile on revenue, 55th percentile on 30-day average market cap, 28th percentile on number of employees and 85th percentile on operating margin within this group when Compensia conducted the analysis in July 2020.

Components of Compensation Program and Fiscal 2021 Compensation

Our executive compensation program consists of the following principal components:

●	Base salary;

●	Performance-based cash bonus;
●	Performance-based and time-based equity grants in the form of PSUs and RSUs; and

●	Severance and change in control-related benefits.

We also provide our employees, including our executive officers, with comprehensive employee benefit programs such as, in the United States, medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan, financial planning and other plans and programs made available to eligible employees generally.

We emphasize performance-based, variable incentive compensation over fixed compensation, such as base salary. Each element of compensation is chosen in order to attract, incent, and retain the necessary executive talent and to reward corporate performance by creating a balance between shorter-term corporate performance and providing incentives for the attainment of long-term strategic goals and enhancing stockholder value. The allocation of each element of compensation is determined by our Compensation Committee for each executive based on the following factors:

●	Performance against corporate, individual and organizational objectives for the fiscal year;

●	Importance of particular skill sets and professional abilities to the achievement of long-term strategic goals; and

●	Contribution as a leader, corporate representative and member of the senior management team.

While we believe in structuring executive compensation plans that give our executives incentives to deliver certain objective elements of corporate financial performance over specified time periods, we do not believe in a purely mechanical approach. Instead, part of our executive compensation philosophy includes an element of reward for non-quantitative achievements demonstrated by our executives in the actions and decisions they make throughout the year. When establishing our executive compensation plans for a given year, it is not possible to foresee all the challenges and demands that will present to our executives, both as a management team and in their areas of individual responsibility. We believe that rewarding decision-making and leadership builds a management team capable of creating stockholder value over the longer term. At the same time, rewarding the achievement of quantifiable results helps ensure executives remain disciplined in delivering shorter-term financial results.

The allocation of an executive officer’s compensation among each of the compensation components is based on our competitive benchmarking, our recruiting and retention goals, our view of internal fairness and consistency and other considerations that our Compensation Committee deems relevant, such as extraordinary performance. While our Compensation Committee does not have a formula for determining the appropriate allocation between cash and non-cash compensation or short-term and long-term performance-based compensation, historically our Compensation Committee has allocated a greater percentage of an executive’s total compensation to equity.

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The charts below show the pay mix of our CEO and other NEOs for 2021:

* Excludes additional incremental grants of PSUs to Ms. Lee in 2021, as described in the Compensation Discussion and Analysis section

Base Salaries

We pay base salaries to attract talented executives and to provide a fixed base level of cash compensation. Base salaries for executive officers are individually determined by the Compensation Committee after consideration of:

●	The officer’s role, level of responsibility, leadership and experience;

●	Employee retention;

●	Internal equity considerations;

●	External competitiveness of the officer’s base salary and overall total compensation (as compared to the peer group for similar positions, if applicable); and

●	Individual performance.

There are generally three reasons for adjustments to our executives’ base salaries: annual increases, promotions or change in role, and market adjustments. The Compensation Committee considers base salary increases for our executive officers annually, based on the factors described above. The Compensation Committee’s review of these factors is subjective, and no fixed value or weight is assigned to any specific factor when making salary decisions.

2021 Base Salaries

The table below sets forth the 2021 annual base salaries for our named executive officers:

Named Executive Officer	2021 Base Salary	% Increase from 2020	% of Peer Group Median

Ajei Gopal	$825,000	0.0%	113%

Nicole Anasenes	$442,900	3.0%	84%

Maria Shields	$436,654	3.0%	96%

Richard Mahoney	$416,438	3.0%	83%

Shane Emswiler	$380,294	17.0%	84%

Janet Lee	$349,036	3.0%	73%

Base salary increases reflect annual adjustments based on peer group market data provided by Compensia, the recommendations of Dr. Gopal (other than with respect to his own base salary), and individual performance. Mr. Emswiler’s 2021 base salary increase was intended to bring his salary more in line with market median.

Performance Based Cash Bonuses

A key compensation objective is to have a significant portion of each named executive officer’s compensation tied to our performance. In support of this objective, we generally provide annual performance-based cash bonuses for our named executive officers, based on achievement against corporate and individual performance objectives established at the beginning of the calendar year. Performance-based cash bonuses are designed to reward executives based on the achievement of our financial goals as well as individual performance goals tied to the executive’s functional role. Executives are assigned a target bonus opportunity each year. Actual bonus awards are calculated based on our financial performance during the year and achievement of individual performance results, which are considered on a qualitative basis. At the

32     2022 Ansys Proxy Statement

beginning of 2021, the Board approved the performance objectives for the Company that the Compensation Committee and Dr. Gopal used to design our named executive officers’ cash bonus opportunity for 2021. The Compensation Committee determined and approved both individual and Company metrics.

The Compensation Committee determined that non-GAAP revenue and non-GAAP operating income were the appropriate financial performance metrics to measure short term company performance. The weightings of non-GAAP revenue, non-GAAP operating income and individual performance to determine the overall performance based annual cash bonus are set forth in the tables below.

2021 Annual Incentive Plan: Metric Weighting

	Non-GAAP Revenue	Non-GAAP Operating Income	Individual Results*

CEO	42.5%	42.5%	15%

Other Named Executive Officers	37.5%	37.5%	25%

2021 Annual Incentive Plan: Financial Metric and Individual Performance Achievement Levels

Non-GAAP Revenue Performance ($ in millions)

Achievement Level	Amount	+/-Target	Payout as % of Target

Maximum	$1,969.00	110%	200%

Target	$1,790.00	100%	100%

Threshold	$1,611.00	90%	50%

Non-GAAP Operating Income Performance ($ in millions)

Achievement Level	Amount	+/-Target	Payout as % of Target

Maximum	$797.50	110%	200%

Target	$725.00	100%	100%

Threshold	$652.50	90%	50%

*Performance ranges from 0-200% on this metric as determined by the Compensation Committee.

Payouts as a percentage of target are subject to straight line interpolation to the extent that the performance metrics are achieved between the percentage levels outlined in the tables above.

Non-GAAP revenue is calculated in accordance with GAAP for the year ended December 31, 2021, and then adjusted to include revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations. For the purpose of calculating performance for compensation, non-GAAP revenue is further adjusted to reflect results at planned foreign currency exchange rates.

Non-GAAP operating income is calculated in accordance with GAAP for the year ended December 31, 2021 and then adjusted to (i) include revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations, (ii) exclude stock-based compensation expense and excess payroll taxes related to stock-based awards, (iii) exclude amortization expense associated with intangible assets acquired in business combinations, and (iv) exclude transaction expenses related to business combinations. For the purpose of calculating performance for compensation, non-GAAP operating income is further adjusted to reflect results at planned foreign currency exchange rates.

The individual results are determined for each of our named executive officers by using qualitative goals that are established at the beginning of the fiscal year. The Compensation Committee reviews and approves the CEO’s qualitative goals, which are aimed at implementing the Company’s strategic objectives. The CEO then leads a discussion with the Compensation Committee about the qualitative goals of the named executive officers, which are intended to implement the CEO’s goals and the primary areas of focus of the relevant functional duties. Each qualitative goal of the named executive officers approved by the Compensation Committee takes into account the strategic priorities of the Company and the most impactful way in which the relevant business unit or function can meet the Company’s overall targets. The Compensation Committee believes these qualitative individual goals are challenging, yet attainable. Due to their long-term strategic nature, we do not disclose details of the goals tied to the individual results. For the named executive officers, the qualitative goals for 2021 included operational improvements to support the business as it scales, talent acquisition diversity objectives to attract, retain and promote diverse top talent, successful completion of acquisitions and partnerships in line with strategic objectives and the seamless integration of newly acquired companies, enhancing core technologies and extending adjacent technologies, and strengthening investor engagement.

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2021 Target Performance Based Cash Bonus Opportunities

The target annual cash bonus opportunities for our named executive officers are expressed as a percentage of their respective base salaries. The table below shows the target bonus amount for each named executive officer as a percentage of base salary and as a corresponding cash amount:

Named Executive Officer	2021 Target Bonus as % of Salary	2021 Target Cash Bonus Opportunity*	Total Target Cash Compensation Compared to Peer Median
Ajei Gopal	125%	$1,031,250	103%
Nicole Anasenes	75%	$329,756	80%
Maria Shields	75%	$325,106	94%
Richard Mahoney	100%	$413,406	83%
Shane Emswiler	75%	$274,860	80%
Janet Lee	60%	$207,897	67%

*Amounts shown relate to base earnings for 2021 as shown in the Salary column of the Summary Compensation Table (2021, 2020, and 2019).

2021 Actual Performance Based Cash Bonus Payments

We achieved the following results as it relates to the 2021 Performance Based Cash Bonus metrics:

2021 Executive Incentive Plan: Metrics

Non-GAAP Revenue Performance ($ in millions)

Target Amount	Achievement Amount	+/- Target

$1,790.0	$1,933.4	108.0%

Non-GAAP Operating Income Performance ($ in millions)

Target Amount	Achievement Amount	+/- Target

$725.0	$808.1	110.0%*

*Actual performance is 111% but capped at 110%.

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The calculations used to determine the 2021 Performance Based Cash Bonus amounts earned by each NEO are shown in the following table:

Named Executive Officer	Metric	Weighting	Achievement Level	Payout as % of Target	Weighted Achievement Level	Total Payout as % of Target
Ajei Gopal	Non-GAAP Revenue	42.5%	108.0%	180.1%	76.6%	191.6%
	Non-GAAP Operating Income	42.5%	110.0%	200.0%	85.0%
	Individual	15.0%	*	200.0%	30.0%
Nicole Anasenes	Non-GAAP Revenue	37.5%	108.0%	180.1%	67.6%	192.6%
	Non-GAAP Operating	37.5%	110.0%	200.0%	75.0%
	Individual	25.0%	*	200.0%	50.0%
Maria Shields	Non-GAAP Revenue	37.5%	108.0%	180.1%	67.6%	173.8%
	Non-GAAP Operating Income	37.5%	110.0%	200.0%	75.0%
	Individual	25.0%	*	125.0%	31.2%
Richard Mahoney	Non-GAAP Revenue	37.5%	108.0%	180.1%	67.6%	192.6%
	Non-GAAP Operating Income	37.5%	110.0%	200.0%	75.0%
	Individual	25.0%	*	200.0%	50.0%
Shane Emswiler	Non-GAAP Revenue	37.5%	108.0%	180.1%	67.6%	180.1%
	Non-GAAP Operating Income	37.5%	110.0%	200.0%	75.0%
	Individual	25.0%	*	150.0%	37.5%
Janet Lee	Non-GAAP Revenue	37.5%	108.0%	180.1%	67.6%	180.1%
	Non-GAAP Operating Income	37.5%	110.0%	200.0%	75.0%
	Individual	25.0%	*	150.0%	37.5%

*After a review of each NEO’s performance in 2021, the Compensation Committee approved each NEO’s achievement level based on their individual performance relative to their functional position goals and other factors.

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As a result of individual performance results of 125% for Maria Shields, 150% for Shane Emswiler and Janet Lee, and 200% for Ajei Gopal, Nicole Anasenes, and Richard Mahoney, the Compensation Committee awarded cash bonuses in the following amounts:

Named Executive Officer	2021 Cash Bonus Paid	2021 Cash Bonus Paid as % of Salary*	2021 Cash Bonus Paid as % of Target*

Ajei Gopal	$1,975,720	239.5%	191.6%

Nicole Anasenes	$635,028	144.4%	192.6%

Maria Shields	$565,115	130.4%	173.8%

Richard Mahoney	$796,116	192.6%	192.6%

Shane Emswiler	$494,954	135.1%	180.1%

Janet Lee	$374,370	108.0%	180.1%

*Rounded to the nearest tenth percent. Amounts shown relate to base earnings for 2021 as shown in the Salary column of the Summary Compensation Table (2021, 2020, and 2019).

Long-Term Equity Compensation

Our executive compensation program includes stock-based awards, the value of which depend on our stock performance and other performance measures, which are intended to drive strong long-term performance. The stock-based awards consist of PSUs and time based RSUs.

PSUs align our executive officers’ pay to our financial performance based on specific metrics. The Compensation Committee determined that ACV, non-GAAP operating cash flows, and a metric based on our TSR compared to the return on the Nasdaq Composite Index (the “Index”) were the appropriate metrics to measure longer term company performance for purposes of the 2021 regular-cycle three-year PSUs, as they provided a balance of short-term and long-term growth and profitability to drive long-term stockholder value.

RSUs offer value delivery to our executive officers while promoting alignment of their interests with the long-term interests of our stockholders in a manner consistent with the compensation practices of our peer companies. For the reasons described above, we believe that the combination of PSUs and RSUs motivates and retains our valued executive officers. In the future, we may introduce other forms of equity compensation to our executive officers that are also aligned with the interests of our stockholders.

The Compensation Committee, in consultation with our CEO (other than with respect to his own compensation), determines the size, mix, material terms and metrics (in the case of PSUs) of equity awards granted to each of our executive officers. The Committee takes into consideration factors such as the scope of the named executive officer’s role and, responsibilities, competitive market data provided by Compensia, individual performance and retention risk.

Similar to previous years, the Compensation Committee decided to grant an equal amount of regular-cycle PSU (measured at a target award level) and RSU awards for 2021. Each named executive officer received 50% of their long-term equity compensation in the form of RSUs and 50% of their long-term equity compensation in the form of PSUs. 80% of the PSUs are based on metrics related to the Company’s financial performance (the “Operating Metric PSUs”) and 20% of the PSUs are based on a performance metric measured against the Company’s three-year relative TSR (the “TSR PSUs”). In addition, Ms. Lee received additional incremental grants of PSUs in 2021, as described below.

Performance Metrics for Regular-Cycle 2021 PSU Awards

For the 2021 TSR PSUs, similar to previous years, the Compensation Committee will measure our TSR compared to the Index at the end of a three-year cumulative performance period ending December 31, 2023. The TSR calculation will be based upon the return of the 10-trading day average price of the Company and the Index preceding the start of the performance period (January 1, 2021) and the return of the 10-trading day average price at the end of the relevant period (December 31, 2023). The 2021 TSR PSUs will be earned at 100% if our TSR equals the return of the Index at the end of the cumulative three-year performance period.

The target award will be reduced by three percentage points for each percentage point by which the return of the Index exceeds the Ansys TSR and will be reduced to zero percent if the return of the Index exceeds the Ansys TSR by more than twenty-five percentage points. If Ansys has a negative TSR but it is still higher than the Index, a maximum of 100% of the target may be earned.

The target award will be increased by four percentage points for each percentage point by which the Ansys TSR exceeds the return of the Index, up to a maximum of two hundred percent (200%) of the target award.

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For purposes of illustration, the performance assessment is as follows:

Sample Ansys Total Shareholder Return	Sample Performance Measurement Index	Difference between Sample Ansys TSR and Index	2021 Performance Multiplier

40	15	+25	200%

40	30	+10	140%

40	40	0	100%

40	42	-2	94%

40	56	-16	52%

40	65	-25	25%

40	70	-30	0%

-10	-20	+10	100%

-10	-5	-5	85%

Please see “Grants of Plan-Based Awards in Fiscal 2021 Table” for additional information about these equity awards.

For the Operating Metric PSUs, three, one-year sub-performance periods are used to measure performance against annual goals that are determined by the Compensation Committee at the beginning of the relevant year. At the end of each sub-performance period, performance against the pre-established goals is measured and certified. Earned shares for each one-year sub-performance period will vest at the end of the three-year performance period, with payment being contingent upon the named executive officer’s continued employment through the vesting date.

For the 2021 sub-performance period of the 2019, 2020, and 2021 Operating Metric PSUs, the Compensation Committee selected ACV with an operating cash flows modifier, as described below.

ACV is a financial metric for which there is no comparable GAAP measure. This metric is calculated as follows:

●	The annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus

●	the value of perpetual license contracts with start dates during the period, plus

●	the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus

●	the value of work performed during the period on fixed-deliverable services contracts.

To arrive at adjusted ACV, we calculated ACV for the year ended December 31, 2021 and then adjusted to reflect results at planned foreign currency exchange rates.

Adjusted operating cash flow was calculated in accordance with GAAP for the year ended December 31, 2021, and then adjusted to reflect results at planned foreign currency exchange rates.

The goals for the 2021 sub-performance period within each of the 2019, 2020 and 2021 Operating Metric PSUs are based on the attainment of adjusted ACV with an adjusted non-GAAP operating cash flows modifier as outlined below. The number of PSUs earned between levels will be determined through straight-line interpolation. The goals for any remaining sub-performance periods will be disclosed after the end of the applicable sub-performance period.

Adjusted ACV ($ in millions)		< 1,660.0	1,660.0	1,677.5	1,695.0	1,712.5	1,730.0	1,738.7	1,747.3	1,756.0	1,764.6	1,773.3
Non-GAAP Operating Cash Flows ($ in millions)	$521.0	0%	70%	85%	100%	125%	150%	175%	175%	175%	200%	200%
	$503.0	0%	55%	70%	85%	100%	125%	150%	175%	175%	200%	200%
	$485.0	0%	40%	55%	70%	85%	100%	125%	150%	175%	200%	200%
	$467.0	0%	36%	50%	63%	77%	90%	125%	150%	175%	200%	200%
	$449.0	0%	32%	44%	56%	68%	80%	112%	135%	175%	200%	200%
	$431.0	0%	24%	33%	42%	51%	60%	100%	120%	157%	180%	200%
	$413.0	0%	0%	0%	0%	0%	0%	0%	0%	140%	160%	180%

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2021 PSU Awards

Each named executive officer received 50% of their target long-term equity compensation in the form of PSUs, 80% of which are based on performance against metrics related to the Company’s financial performance (ACV and non-GAAP operating cash flows, each as adjusted) and 20% of which are based on performance against the Company’s three-year relative TSR.

Named Executive Officer	# of RSUs Received in 2021 (at target)	# of PSUs Received in 2021 (at target)

Ajei Gopal	22,701	22,701

Nicole Anasenes	5,341	5,341

Maria Shields	3,538	3,538

Richard Mahoney	6,676	6,676

Shane Emswiler	6,810	6,810

Janet Lee	2,270	2,270

In addition, in 2021, Ms. Lee was granted 565 additional incremental Operating Metric PSUs relating to the 2020 tranche of her 2018, 2019, and 2020 Operating Metric PSU awards, the terms and performance results of which are described in our 2021 proxy statement filed with the SEC. The 2018 Operating Metric PSUs and the 2019 Operating Metric PSUs were paid out following the end of three-year periods ended December 31, 2020 and December 31, 2021, respectively (as described below for the 2019 Operating Metric PSUs). The 2020 Operating Metric PSUs will pay out at the end of a three-year period ending December 31, 2022, subject to continued employment.

TSR Metric

As described above, the 2021 TSR PSUs are based on our TSR as compared to the return of the Index at the end of a three-year performance period ending December 31, 2023.

Operating Metric

In 2021, we achieved adjusted ACV of $1,874.0 million and adjusted non-GAAP operating cash flows of $551.7 million resulting in a payout at 200% of target for the 2021 sub-performance period for each of the 2021, 2020 and 2019 Operating Metric PSUs. In the case of the 2021 Operating Metric PSUs, the underlying shares for the first sub-performance period will vest three years from the grant date contingent upon the named executive officer’s continued employment through the vesting date.

2021 RSU Awards

Each named executive officer received 50% of their target long-term equity compensation in the form of RSUs, which generally vest ratably on the first, second, and third anniversaries of the grant date.

38     2022 Ansys Proxy Statement

2019 and 2020 PSU Awards

TSR Metric

The 2019 TSR PSUs were paid out following the end of a three-year period ended December 31, 2021. The TSR calculation was based upon the return of the 10-trading day average price of the Company and the Index preceding the start of the performance period (January 1, 2019) and the return of the 10-trading day average price at the end of the performance period (December 31, 2021). For the 2019 TSR PSUs, the results were as follows:

	Beginning Average	Ending Average	Result

Ansys TSR	$143.65	$401.85	179.75%

Index TSR	$6,558.24	$15,547.27	137.06%

Under the terms of the award, maximum payout (200%) occurred if the Company’s TSR outperformed the Index by 25 percentage points or more. The Company’s TSR outperformed the Index by 42.68 percentage points resulting in a maximum payout of 200%.

This resulted in the following share payouts to our NEOs:

Named Executive Officer	Number of Shares of Common Stock

Ajei Gopal	10,372

Nicole Anasenes	N/A

Maria Shields	3,458

Richard Mahoney	3,918

Shane Emswiler	2,420

Janet Lee	1,844

The 2020 TSR PSUs measure our TSR as compared to the Index at the end of a three-year period ending December 31, 2022 and will pay out, if earned, following the end of that period.

Operating Metric

Under the terms of the 2019 Operating Metric PSUs, the 2021 third sub-performance period was earned at 200% based on the performance scale described above. Upon the completion of the performance period for this award, the following shares were paid out for the three sub-performance periods:

Named Executive Officer	Number of Shares of Common Stock

Ajei Gopal	31,659

Nicole Anasenes	N/A

Maria Shields	10,553

Richard Mahoney	11,960

Shane Emswiler	7,388

Janet Lee	5,841

For the 2020 Operating Metric PSU awards, the 2021 second sub-performance period was earned at 200% based on the performance scale described above. The underlying shares for the second sub-performance period will vest three years from the grant date contingent upon the named executive officer’s continued employment through the vesting date.

Other Compensation Policies and Information

Employee Benefits and Perquisites

Employee benefits are provided to all eligible employees, including our named executive officers, which the Compensation Committee believes are reasonable and consistent with its overall compensation objective to better enable us to attract and retain employees. These benefits include, in the United States, medical, dental and vision insurance, health savings account, a 401(k) retirement plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan, and other programs.

We provide limited perquisites to our executives. We have no deferred compensation, pension arrangements, post-retirement health coverage or similar benefits for our executives that are not generally available to other eligible employees, other than as provided under the Executive Severance Plan and the CEO’s employment agreement, details of which are included below under “Employment, Severance and Change in Control Agreements.” In addition, we pay for the cost of financial planning services provided by a third party to assist our executives with managing complex investment, tax, legal and estate planning matters so that the executives can remain focused on our business priorities rather than personal financial concerns. While we pay for the cost of this voluntary benefit, the executive is responsible for the taxes on the value of this benefit.

Stock Ownership Guidelines

The Board believes that directors and senior officers should hold a meaningful financial stake in the Company to further align their interests with those of our stockholders and to build an ownership mentality among our senior employees. As a result, the Board has adopted stock ownership guidelines for senior management. As of December 31, 2021, each of the named executive officers was in compliance with our stock ownership guidelines. The Board most recently reviewed and modified these guidelines as of October 28, 2021. These modifications included removing stock options from eligibility to count towards stock ownership requirements.

Executive Officer Stock Ownership Guidelines

Chief Executive Officer	5x Annual Salary

Senior Vice Presidents	3x Annual Salary

Vice Presidents (Executive)	2x Annual Salary

Equity Counted towards Requirement	common stock owned through direct purchase or vesting of equity compensation

Timeframe for Compliance	5 years

Delegation Authority

Under the terms of the ANSYS, Inc. 2021 Equity and Incentive Compensation Plan (the “2021 Plan”), the Compensation

2022 Ansys Proxy Statement     39

Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, certain duties or powers under the 2021 Plan, including by authorizing one or more officers of the Company to designate employees to be recipients of awards and determine the size of such awards (provided that the Compensation Committee may not delegate such authority with respect to awards granted to the Company’s executive officers or directors).

Pursuant to such delegation authority and the terms of the ANSYS, Inc. Amended and Restated Equity Grant Policy, the Compensation Committee has authorized the CEO to grant awards of restricted stock units (including both time-based and performance-based) to employees of the Company, other than executive officers.

Clawback of Compensation

Under our Corporate Governance Guidelines, if our Board determines, in its sole discretion, that our financial results are restated, whether in part or in their entirety, due to misconduct by one or more executive officers, the Board has the discretion to use commercially reasonable best efforts to remedy the misconduct and prevent its recurrence. The Board may determine, to the fullest extent permitted by law, to (i) recoup any bonus or other performance-based compensation that has been paid, (ii) cancel any equity-based awards made, and/or (iii) recoup any gains from equity-based awards made, to any executive officer engaged in such misconduct. The Board may also take any of the actions described in the preceding sentence with respect to compensation paid or awarded in the preceding three years if an executive violates the terms of a non-competition agreement with the Company.

Anti-Hedging and Anti-Pledging Policy

Under our Insider Trading Policy and Procedures, no director, executive officer, or employee may at any time purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, puts, calls, and exchange funds), or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities that are (i) granted to them by us as part of their compensation or (ii) held, directly or indirectly, by them.

Directors and executive officers are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Post-Employment Compensation

Retirement Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives, except as provided in our Executive Severance Plan and the CEO’s employment agreement. Our U.S.-based employees, including the executives, are eligible to participate in our 401(k) plan or that of one of our subsidiaries. In any plan year, we will contribute to each participant a matching contribution as follows: a dollar-for-dollar match for the first 3% an employee contributes to their 401(k) account, and a 25% match on the next 5% an employee contributes, for a maximum matching payment by us of 4.25%. All executives are eligible to participate in the retirement plans offered generally to employees in the location where they are employed.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans to our executive officers.

Employment, Severance and Change in Control Agreements

Our executive officers do not have employment agreements with us except in the case of our CEO as described below.

Dr. Gopal Employment Agreement

We entered into an employment agreement with Dr. Gopal on August 29, 2016 (the “Gopal Agreement”), pursuant to which Dr. Gopal’s employment was for an initial term of one year and annually automatically renews for additional one-year periods unless either party elects not to renew on 60 days prior written notice or the employment is earlier terminated by either party.

Under the terms of the Gopal Agreement, in the event that Dr. Gopal’s employment with us is terminated by us without “Cause” or as a result of his resignation with “Good Reason,” (each as defined in the Gopal Agreement) Dr. Gopal will be entitled to (i) receive an amount equal to two times the sum of his then effective base salary plus his target bonus, payable over 24 months in equal installments, (ii) in certain circumstances, a monthly payment would be made by us of an amount equal to the employer health insurance contribution amount that would have been paid in respect of Dr. Gopal for at most 24 months following such termination and (iii) the period of time during which Dr. Gopal may exercise his vested stock options shall be extended to the longer of (x) three months after his date of termination or (y) seven days after the commencement of our first open trading window that occurs after the date of termination, but in no event later than the 10-year expiration date of such options.

If a termination under such circumstances occurs during the period beginning 60 days prior to the effective date of a definitive agreement that will result in a change in control and ending 18 months after the consummation (closing) of a change in control, then, in lieu of the benefits described in the foregoing paragraph, Dr. Gopal will be entitled to (a) the amounts described in clause (i) above, which will be paid in a lump sum in certain circumstances rather than over 24 months, (b) the acceleration and vesting of all outstanding stock options or other stock-based awards held by Dr. Gopal, subject to any performance or metric-based requirements set forth therein which shall be separately determined as set forth in the applicable award agreement and (c) in certain circumstances, a monthly payment by us of an amount equal to the employer health insurance contribution amount that would have been paid in respect of Dr. Gopal for at most 24 months following such termination.

Dr. Gopal has agreed to be subject to certain non-competition, non-solicitation and non-hire provisions

40     2022 Ansys Proxy Statement

during the term of his employment and for 24 months following the termination of his employment, subject to certain limited exceptions.

Executive Severance Plan

On February 17, 2010, we adopted the ANSYS, Inc. Executive Severance Plan, which was amended as of July 29, 2014, (the “Executive Severance Plan”), for executives and other employees selected for participation by our Compensation Committee. The Executive Severance Plan applies to all named executive officers with the exception of Dr. Gopal whose severance terms are set forth in the Gopal Agreement.

Pursuant to the Executive Severance Plan, covered executives whose employment with us is terminated for any reason other than for cause, death or disability will receive a lump-sum severance payment equal to the sum of six months’ base salary and target bonus and an amount equal to the earned, but unpaid, portion of the covered executive’s target bonus, as well as 12 months’ health and welfare benefits and outplacement services up to $15,000. In the event the employment of a covered executive is terminated for any reason other than for cause, death or disability, or by the covered executive with good reason, in either case within 18 months after a change in control of the Company, the covered executive will (a) receive a lump-sum severance payment equal to the sum of 12 months’ base salary and target bonus and an amount equal to the earned, but unpaid, portion of the covered executive’s target bonus, (b) receive 12 months’ health and welfare benefits and outplacement services up to $15,000 and (c) have all outstanding stock based awards accelerate and become fully vested and non-forfeitable as of the date of such termination of employment.

Our executive equity award agreements also provide for “double- trigger” vesting (a change in control and qualifying employment termination).

In all cases, receipt of severance payments is conditioned on the timely execution of an appropriate release of claims on the part of the terminated executive.

For additional information regarding our change in control severance arrangements, see “Potential Payments Upon Termination or Change in Control Under Employment or Other Agreements Table.”

Our Compensation Committee has implemented these arrangements to protect the interests of our senior executives when a potential change in control could affect our executives’ job security, authority or compensation, and believes that these arrangements help us recruit and retain executive-level talent. These change in control severance arrangements also promote the interests of our stockholders by mitigating the senior executives’ concerns about such potential matters and thereby assuring that management provides guidance to the Board and stockholders that is not related to such concerns. In the event employment is terminated for reason of death or disability, all unvested RSUs will become immediately vested. Unvested PSUs will vest, as scheduled, on a prorated basis, based on the achievement of the applicable metrics.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2021 with management and based on such review and discussion, has recommended to our Board of Directors that the CD&A be included in our proxy statement for the 2022 Annual Meeting and be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Compensation Committee

Robert M. Calderoni, Chair

Anil Chakravarthy

Glenda M. Dorchak

Ronald W. Hovsepian

Ravi K. Vijayaraghavan

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Ansys under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference therein.

2022 Ansys Proxy Statement     41

COMPENSATION POLICIES AND PRACTICES RELATED TO RISK MANAGEMENT

The Compensation Committee, with the assistance of Compensia, assesses and considers potential risks when reviewing and approving our compensation policies and practices for our executive officers and employees, with particular attention to risks related to the Company’s use of, and degree of use of, equity and incentive-based compensation as a portion of the total compensation paid to the executive officers. We have designed our compensation programs, including our incentive compensation plans, with features to address potential risks while rewarding employees for achieving financial and strategic objectives through prudent business judgement and appropriate risk taking. Based upon its assessment, the Compensation Committee believes that any risks arising from our compensation programs do not create disproportionate incentives for our employees to take risks that are reasonably likely to have a material adverse impact on us in the future.

Our Compensation Committee considered the following elements of our compensation plans and policies when evaluating whether our plans and policies encourage our executives and employees to take unreasonable risks:

●	Our base salary component of compensation does not encourage risk taking because it is a fixed amount.

●	Our performance-based cash bonus awards are based, in part, on the achievement of at least two quantitative performance measures, thus diversifying the risk associated with any single indicator of performance.

●	Awards under our performance-based cash bonus programs are based on overall performance and qualitative individual goals that vary depending on each executive’s role, which limits the risk associated with awarding cash bonuses based solely on Company financial performance against established metrics.

●	Assuming achievement of a threshold level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement rather than an “all-or-nothing” approach, which could engender excessive risk taking.

●	We award our executives PSUs that are earned based, in part, on the performance of our common stock over a cumulative three-year period providing them with strong incentives to increase stockholder value over the long-term. Pay-outs under this plan are capped at 200% of target to prevent excessive compensation or risk taking on the part of the participants.

●	Our Compensation Committee determines achievement levels under the Company’s performance-based cash bonus program in its discretion after reviewing Company and executive performance and which program similarly caps pay-outs to prevent excessive compensation or risk-taking.

●	We maintain a robust clawback policy.

●	Our executive stock ownership policy requires executives to hold shares of stock equal to a minimum of two or three times their base salary, or, in the case of our CEO, equal to a minimum of five times his base salary. Executives must attain the levels described above within five years of becoming subject to this policy.

42     2022 Ansys Proxy Statement

FISCAL 2021 COMPENSATION TABLES

	SUMMARY COMPENSATION TABLE (2021, 2020, AND 2019)
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan ($) (3)	All Other Compensation ($) (4)	Total
Ajei Gopal, President and Chief Executive Officer	2021	$825,000	$309,375	$15,431,959	$1,666,345	$27,955	$18,260,634
	2020	$818,750	$247,500	$12,276,512	$719,483	$27,288	$14,089,533
	2019	$793,750	$240,000	$17,553,073	$971,040	$33,550	$19,591,413
Nicole Anasenes, Senior Vice President and Chief Financial Officer	2021	$439,675	$164,878	$2,495,961	$470,150	$27,705	$3,598,369
	2020	$74,439	–	$4,449,571	–	$538	$4,524,548
Maria Shields, Senior Vice President, Administration (former Chief Financial Officer)	2021	$433,475	$101,595	$3,060,635	$463,520	$27,705	$4,086,930
	2020	$420,849	$119,232	$3,353,433	$241,326	$11,288	$4,146,128
	2019	$408,591	$86,819	$5,243,830	$281,063	$11,050	$6,031,353
Richard Mahoney, Senior Vice President, Worldwide Sales and Customer Excellence	2021	$413,406	$206,703	$4,722,909	$589,413	$11,650	$5,944,081
	2020	$401,365	$151,616	$3,859,449	$306,870	$11,288	$4,730,588
	2019	$389,675	$122,667	$6,831,625	$357,401	$19,582	$7,720,950
Shane Emswiler, Senior Vice President, Products	2021	$366,480	$103,072	$4,341,080	$391,882	$11,650	$5,214,164
	2020	$312,995	$91,417	$2,939,182	$185,028	$10,833	$3,539,455
	2019	$274,848	$62,294	$5,945,306	$151,251	$10,530	$6,444,229
Janet Lee, Vice President, General Counsel and Secretary	2021	$346,495	$77,961	$2,034,172	$296,409	$27,493	$2,782,530
	2020	$336,402	$63,538	$1,784,660	$154,321	$27,288	$2,366,209
	2019	$326,575	$49,350	$1,511,219	$179,733	$23,368	$2,090,245

(1) Reflects the portion of the total Performance Based Cash Bonus paid to the named executive officers for 2021 that is tied to individual results as described in more detail in “Compensation Discussion and Analysis.”

(2) The values set forth in this column are based on the aggregate grant date fair values of RSU and PSU awards granted in computed in accordance with FASB ASC Topic 718. The amounts shown in the table reflect the target grant date fair values of the PSUs. The grant date fair values of RSUs and Operating Metric PSUs are computed based upon the closing price per share of Ansys’ common stock on the date of grant. The grant date fair values of TSR PSUs are computed using a Monte Carlo simulation model. A discussion of the relevant assumptions made in the valuation of these awards is provided in Note 14 of the 2021 Form 10-K.

In the event of maximum payout, the aggregate grant date fair values for the PSUs reflected in the 2021 rows of this column would be:

Name	2021 TSR PSU Award	2021 Operating Metric PSU Award – 2021 Tranche	2020 Operating Metric PSU Award – 2021 Tranche	2019 Operating Metric PSU Award – 2021 Tranche

Ajei Gopal	$2,168,940	$4,526,796	$4,475,194	$5,170,704

Nicole Anasenes	$510,226	$1,064,952	–	–

Maria Shields	$337,762	$705,232	$1,091,876	$1,723,069

Richard Mahoney	$637,783	$1,331,190	$1,252,666	$1,953,410

Shane Emswiler	$650,682	$1,358,114	$1,109,824	$1,207,046

Janet Lee *	$216,894	$452,456	$572,861	$919,868

* For Ms. Lee’s additional incremental Operating Metric PSUs granted in 2021, the value assuming the highest level of performance condition achievement is included in the Summary Compensation Table (2021, 2020, and 2019).

These amounts reflect fair values of these awards on the grant dates, and do not correspond to the actual values that may be recognized by the named executive officers.

(3) Reflects the portion of the total Performance Based Cash Bonus paid to the named executive officers for 2021 that is tied to Company financial performance metrics as described in more detail in “Compensation Discussion and Analysis.”

(4) 2021 amounts for Dr. Gopal consist of $11,400 in contributions to the 401(k), $16,305 for financial planning and $250 for a corporate gift true-up. 2021 amounts for Ms. Anasenes and Ms. Shields consist of $11,400 in contributions to the 401(k) and $16,305 for financial planning. 2021 amounts for Messrs. Mahoney and Emswiler consist of $11,400 in contributions to the 401(k), and $250 for a corporate gift true-up. 2021 amounts for Ms. Lee consist of $11,188 in contributions to the 401(k) and $16,305 for financial planning.

2022 Ansys Proxy Statement     43

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2021 TABLE
Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Award ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ajei Gopal, President and Chief Executive Officer	(1)	2/16/21	$438,281	$876,563	$1,753,125
	(2) 3/3/2021	2/16/21				1,453	6,053	12,106				2,263,398
	(3) 3/3/2021	2/16/21				1,135	4,540	9,080				1,084,470
	(4) 3/3/2021	2/16/21							22,701			7,261,142
	(5) 3/3/2020	2/16/21				1,436	5,984	11,968				2,237,597
	(6) 3/5/2019	2/16/21				1,659	6,914	13,828				2,585,352
Nicole Anasenes, Senior Vice President and Chief Financial Officer	(1)	2/16/21	$123,659	$247,317	$494,634
	(2) 3/3/2021	2/16/21				342	1,424	2,848				532,476
	(3) 3/3/2021	2/16/21				267	1,068	2,136				255,113
	(4) 3/3/2021	2/16/21							5,341			1,708,372
Maria Shields, Senior Vice President, Administration (former Chief Financial Officer)	(1)	2/16/21	$121,915	$243,830	$487,659
	(2) 3/3/2021	2/16/21				226	943	1,886				352,616
	(3) 3/3/2021	2/16/21				177	707	1,414				168,881
	(4) 3/3/2021	2/16/21							3,538			1,131,665
	(5) 3/3/2020	2/16/21				350	1,460	2,920				545,938
	(6) 3/5/2019	2/16/21				553	2,304	4,608				861,535
Richard Mahoney, Senior Vice President, Worldwide Sales and Customer Excellence	(1)	2/16/21	$155,027	$310,055	$620,109
	(2) 3/3/2021	2/16/21				427	1,780	3,560				665,595
	(3) 3/3/2021	2/16/21				334	1,335	2,670				318,891
	(4) 3/3/2021	2/16/21							6,676			2,135,385
	(5) 3/3/2020	2/16/21				402	1,675	3,350				626,333
	(6) 3/5/2019	2/16/21				627	2,612	5,224				976,705
Shane Emswiler, Senior Vice President, Products	(1)	2/16/21	$103,073	$206,145	$412,290
	(2) 3/3/2021	2/16/21				436	1,816	3,632				679,057
	(3) 3/3/2021	2/16/21				341	1,362	2,724				325,341
	(4) 3/3/2021	2/16/21							6,810			2,178,247
	(5) 3/3/2020	2/16/21				356	1,484	2,968				554,912
	(6) 3/5/2019	2/16/21				387	1,614	3,228				603,523
Janet Lee, Vice President, General Counsel and Secretary	(1)	2/16/21	$77,961	$155,923	$311,846
	(2) 3/3/2021	2/16/21				145	605	1,210				226,228
	(3) 3/3/2021	2/16/21				114	454	908				108,447
	(4) 3/3/2021	2/16/21							2,270			726,082
	(5) 3/3/2020	2/16/21				184	766	1,532				286,430
	(6) 3/5/2019	2/16/21				295	1,230	2,460				459,934
	(8) 2/16/2021	2/16/21					223					89,615
	(8) 2/16/2021	2/16/21					211					84,792
	(8) 2/16/2021	2/16/21					131					52,644

(1) Amount represents the portion of the Performance Based Cash Bonus that is tied to Company financial performance metrics as described in more detail in “Compensation Discussion and Analysis.”

(2) Amount represents a grant of Operating Metric PSUs under the Fifth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “Predecessor Plan”), which are earned based on achievement of adjusted ACV with an adjusted non-GAAP operating cash flows modifier for fiscal 2021 only. Goals for the 2022 and 2023 annual sub-performance periods will be established in the first quarter of each relevant year.

(3) Amount represents a grant of TSR PSUs under the Predecessor Plan earned based on the achievement of a relative TSR goal over a three-year performance period.

(4) Amount represents a grant of time-based RSUs under the Predecessor Plan with a three-year ratable vesting schedule on each anniversary date of the date of grant.

(5) Amount represents a grant of Operating Metric PSUs under the Predecessor Plan for which the operating metric goals are established in the first quarter of each year within the three-year performance period. The Compensation Committee established adjusted ACV with an adjusted non-GAAP operating cash flows modifier as the operating metric goal for the 2021 tranche of the 2020 PSU awards on February 16, 2021.

44     2022 Ansys Proxy Statement

(6) Amount represents a grant of Operating Metric PSUs under the Predecessor Plan for which the operating metric goals are established in the first quarter of each year within the three-year performance period. The Compensation Committee established adjusted ACV with an adjusted non-GAAP operating cash flows modifier as the operating metric goal for the 2021 tranche of the 2019 PSU awards on February 16, 2021.

(7) The values set forth in this column reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718.

(8) Amount represents a grant of Operating Metric PSUs under the Predecessor Plan, which are earned based on achievement of adjusted ACV with an adjusted non-GAAP operating cash flows modifier for 2020.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2021 TABLE
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Ajei Gopal, President and Chief Executive Officer	208,882			95.09	8/31/2026					(2)
						8,643	3,466,880			(3)
						14,960	6,000,755			(4)
						22,701	9,105,825			(5)
						31,659	12,699,058			(6)
						10,372	4,160,417			(7)
								56,948	22,842,982	(8)
						16,928	6,790,159	11,968	4,800,604	(9)
								8,974	3,599,651	(10)
						12,106	4,855,959	24,216	9,713,522	(11)
								9,080	3,642,170	(12)
Nicole Anasenes, Senior Vice President and Chief Financial Officer						4,060	1,628,547			(14)
								10,962	4,397,077	(15)
						5,341	2,142,382			(5)
						2,848	1,142,390	5,698	2,285,582	(11)
								2,136	856,792	(12)
Maria Shields, Senior Vice President, Administration (former Chief Financial Officer)	18,000			67.44	11/14/2022					(16)
						2,881	1,155,627			(3)
						3,650	1,464,088			(4)
						3,538	1,419,163			(5)
						10,553	4,233,019			(6)
						3,458	1,387,073			(7)
								14,236	5,710,344	(8)
						4,130	1,656,626	2,920	1,171,270	(9)
								2,190	878,453	(10)
						1,886	756,512	3,776	1,514,629	(11)
								1,414	567,184	(12)

Footnotes on following page.

2022 Ansys Proxy Statement     45

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2021 TABLE
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (19)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (19)
Richard Mahoney, Senior Vice President, Worldwide sales and Customer Excellence						3,265	1,309,657			(3)
						4,189	1,680,292			(4)
						6,676	2,677,877			(5)
						11,960	4,797,395			(6)
						3,918	1,571,588			(7)
								24,406	9,789,735	(8)
						4,739	1,900,908	3,352	1,344,554	(9)
								2,512	1,007,613	(10)
						3,560	1,427,987	7,122	2,856,777	(11)
								2,670	1,070,990	(12)
Shane Emswiler, Senior Vice President, Products						2,017	809,059			(3)
						773	310,066			(13)
						3,710	1,488,155			(4)
						6,810	2,731,627			(5)
						7,388	2,963,475			(6)
						2,420	970,710			(7)
								24,406	9,789,735	(8)
						4,197	1,683,501	2,968	1,190,524	(9)
								2,224	892,091	(10)
						3,632	1,456,868	7,264	2,913,736	(11)
								2,724	1,092,651	(12)
Janet Lee, Vice President, General Counsel and Secretary						1,537	616,521			(3)
						1,915	768,145			(4)
						2,270	910,542			(5)
						5,841	2,342,942			(6)
						1,844	739,665			(7)
						2,297	921,373	1,532	614,516	(9)
								1,148	460,486	(10)
						1,210	485,355	2,422	971,513	(11)
								908	364,217	(12)
						342	137,183			(17)

(1) Determined based on the closing price per share of the Company’s common stock on December 31, 2021 ($401.12).

(2) Amount represents a grant of time-based stock options on December 30, 2016 under the Predecessor Plan with a four-year ratable vesting schedule on each anniversary date of the date of grant.

(3) Amount represents a grant of time-based RSUs on March 3, 2019 under the Predecessor Plan with a three-year ratable vesting schedule on each anniversary of the date of grant.

(4) Amount represents a grant of time-based RSUs on March 3, 2020 under the Predecessor Plan with a three-year ratable vesting schedule on each anniversary of the date of grant.

(5) Amount represents a grant of time-based RSUs on March 3, 2021 under the Predecessor Plan with a three-year ratable vesting schedule on each anniversary of the date of grant.

46     2022 Ansys Proxy Statement

(6) Amount represents a grant on March 3, 2019 of Operating Metric PSUs under the Predecessor Plan. The performance conditions applicable to each tranche were achieved as of December 31, 2021 as follows: 2019 tranche 175%, 2020 tranche 82.9%, 2021 tranche 200%. The award remained unvested until the Compensation Committee fully certified achievement of the goals and payment in the first quarter of 2022.

(7) Amount represents maximum payout of a grant on March 3, 2019 of TSR PSUs under the Predecessor Plan. The performance conditions applicable to the PSUs were achieved as of December 31, 2021, but the award remained unvested until the Compensation Committee fully certified achievement of the goals and payment in the first quarter of 2022.

(8) Amount represents maximum payout of a grant on November 1, 2019 of Special PSUs under the Predecessor Plan. The Compensation Committee established performance goals based on ACV, operating margin and individual performance as previously disclosed. The performance period of the Special PSUs is a three-year period and the performance conditions will not be achieved until the end of such three-year performance period. The Special PSUs will remain unvested until the Compensation Committee certifies achievement of the goals after the end of the three-year performance period.

(9) Amount represents a grant on March 3, 2020 of Operating Metric PSUs under the Predecessor Plan. The “Number of Shares or Units of Stock That Have Not Vested” column includes Operating Metric PSUs for which the performance conditions of the 2020 and 2021 tranche have been achieved at 82.9% and 200%, respectively. The award continues to be subject to the three-year vesting requirement contingent on a grantee’s continued employment through the end of such period. The “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column includes the maximum Operating Metric PSUs that could vest under the performance conditions of the 2022 tranche. The 2022 tranche has not been achieved and will remain unvested until the Compensation Committee certifies achievement of the goals after the end of the three-year period.

(10) Amount represents maximum payout of a grant on March 3, 2020 of TSR PSUs under the Predecessor Plan. The performance period of the PSUs is for a three-year cumulative period and the performance conditions will not be achieved until the end of such three-year performance period and will remain unvested until the Compensation Committee certifies achievement of the goals after the end of the three-year performance period.

(11) Amount represents a grant on March 3, 2021 of Operating Metric PSUs under the Predecessor Plan. The “Number of Shares or Units of Stock That Have Not Vested” column includes Operating Metric PSUs for which the performance conditions of the 2021 tranche have been achieved at 200%. The award continues to be subject to the three-year vesting requirement contingent on a grantee’s continued employment through the end of such period. The “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column includes the maximum Operating Metric PSUs that could vest under the performance conditions of the 2022 and 2023 tranches. The 2022 and 2023 tranches have not been achieved and will remain unvested until the Compensation Committee certifies achievement of the goals after the end of the three-year period.

(12) Amount represents maximum payout of a grant on March 3, 2021 of TSR PSUs under the Predecessor Plan. The performance period of the PSUs is for a three-year cumulative period and the performance conditions will not be achieved until the end of such three-year performance period and will remain unvested until the Compensation Committee certifies achievement of the goals after the end of the three-year performance period.

(13) Amount represents a grant of time-based RSUs on October 1, 2019 under the Predecessor Plan with a three-year ratable vesting schedule on each anniversary of the date of grant.

(14) Amount represents a grant of time-based RSUs on December 8, 2020 under the Predecessor Plan with a three-year ratable vesting schedule on each anniversary of the date of grant.

(15) Amount represents maximum payout of a grant on December 8, 2020 of Special PSUs under the Predecessor Plan. The Compensation Committee established performance goals based on ACV, operating margin and individual performance as previously disclosed. The performance period of the Special PSUs is a three-year period and the performance conditions will not be achieved until the end of such three-year performance period. The Special PSUs will remain unvested until the Compensation Committee certifies achievement of the goals after the end of the three-year performance period.

(16) Amount represents a grant of time-based stock options on November 14, 2012 under the Predecessor Plan with a four-year ratable vesting schedule on each anniversary date of the date of grant.

(17) Amount represents a grant on February 16, 2021 of Operating Metric PSUs under the Predecessor Plan. The performance conditions for these Operating Metric PSUs have been achieved at 100%. The 2019 Operating Metric PSUs remained unvested until the Compensation Committee fully certified achievement of the goals and payment in the first quarter of 2022. The 2020 Operating Metric PSUs continue to be subject to the three-year vesting requirement contingent on the grantee’s continued employment through the end of such period.

2022 Ansys Proxy Statement     47

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2021 TABLE
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ajei Gopal, President and Chief Executive Officer			78,078	28,415,422
Nicole Anasenes, Senior Vice President and Chief Financial Officer			2,030	821,358
Maria Shields, Senior Vice President, Administration (former Chief Financial Officer)	14,296	4,420,345	25,176	9,185,472
Richard Mahoney, Senior Vice President, Worldwide Sales and Customer Excellence	7,500	2,045,109	28,329	10,409,975
Shane Emswiler, Senior Vice President, Products			17,715	6,414,816
Janet Lee, Vice President, General Counsel and Secretary			13,067	4,868,356

48     2022 Ansys Proxy Statement

Except as otherwise provided, the following table sets forth the potential payments and the value of other benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, or a “change in control” of Ansys, or a change in the named executive officer’s position, as such scenarios are contemplated in the contracts, agreements, plans or arrangements described in “Compensation Discussion and Analysis.”

The table assumes that employment termination and/or the change in control occurred on December 31, 2021 and a valuation of our common stock based on its closing market price per share on December 31, 2021 of $401.12. The table also assumes that each named executive officer will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described in “Compensation Discussion and Analysis.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL UNDER EMPLOYMENT OR OTHER AGREEMENTS TABLE
Event	Ajei Gopal	Nicole Anasenes	Maria Shields	Richard Mahoney	Shane Emswiler	Janet Lee
Retirement
No Payments	N/A	N/A	N/A	N/A	N/A	N/A
Total	$0	$0	$0	$0	$0	$0
Termination without Cause and Involuntary Termination for Good Reason (other than related to a Change in Control) (1)
Cash Severance Payment	$1,650,000	$219,838	$216,738	$206,703	$183,240	$173,248
Annual Bonus at Target	$2,062,500	$494,634	$487,659	$620,109	$412,290	$311,846
Accelerated RSUs	$0	$0	$0	$0	$0	$0
Outplacement Services	$0	$15,000	$15,000	$15,000	$15,000	$15,000
Continued Health Care Benefits	$43,680	$20,383	$21,840	$17,402	$18,025	$17,500
Total	$3,756,180	$749,855	$741,237	$859,214	$628,555	$517,594
Death (2)
Accelerated RSUs	$18,573,460	$3,770,929	$4,038,877	$5,667,826	$5,338,907	$2,295,209
Prorated PSUs	$38,772,973	$2,099,462	$10,536,059	$13,838,074	$11,180,017	$4,703,533
Total	$57,346,433	$5,870,391	$14,574,936	$19,505,900	$16,518,924	$6,998,742
Disability (2)
Accelerated RSUs	$18,573,460	$3,770,929	$4,038,877	$5,667,826	$5,338,907	$2,295,209
Prorated PSUs	$38,772,973	$2,099,462	$10,536,059	$13,838,074	$11,180,017	$4,703,533
Total	$57,346,433	$5,870,391	$14,574,936	$19,505,900	$16,518,924	$6,998,742
Voluntary Termination and Termination for Cause
No Payments	N/A	N/A	N/A	N/A	N/A	N/A
Total	$0	$0	$0	$0	$0	$0
Change in Control with Termination (3)
Prorated Annual Cash Incentive Compensation	$2,062,500	$659,513	$650,213	$826,812	$549,720	$415,794
Accelerated Stock Options	$0	$0	$0	$0	$0	$0
Accelerated RSUs	$18,573,460	$3,770,929	$4,038,877	$5,667,826	$5,338,907	$2,295,209
PSUs (assumed at target)	$41,197,030	$4,585,203	$10,254,633	$14,565,469	$12,828,620	$4,048,504
Cash Severance Payment	$1,650,000	$439,675	$433,475	$413,406	$366,480	$346,495
Continued Health Care Benefits	$43,680	$20,383	$21,840	$17,402	$18,025	$17,500
Outplacement Services	$0	$15,000	$15,000	$15,000	$15,000	$15,000
Total	$63,526,670	$9,490,703	$15,414,038	$21,505,915	$19,116,752	$7,138,502

(1) Dr. Gopal is the only named executive officer who receives severance benefits in the event he terminates employment with the Company for “Good Reason” (as defined in his employment agreement) unrelated to a change in control. A description of his employment agreement is included in “Compensation Discussion and Analysis – Post-Employment Compensation – Gopal Agreement.”

(2) The RSU and PSU award agreements provide that, in the event of death or disability, such awards will vest. In the case of the RSU awards, the awards will vest in full and, in the case of the PSUs awards, such awards will pro-rata vest and continue to be contingent upon the attainment of the performance goals as determined by the Compensation Committee after the end of the applicable performance period.

(3) As described in “Compensation Discussion and Analysis – Post-Employment Compensation,” Dr. Gopal’s employment agreement and the Executive Severance Plan, in the case of the other named executive officers, provides for severance payments and benefits in connection with a termination without “Cause” by the Company or a termination for “Good Reason” (as defined in Dr. Gopal’s employment agreement and the Executive Severance Plan, as applicable) by the executive in connection with a change in control.

2022 Ansys Proxy Statement     49

2021 CEO PAY RATIO

The SEC requires disclosure of the annual total compensation of our President and CEO, Dr. Gopal, the annual total compensation of our “median employee” (determined by excluding our President and CEO), and the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Summary Compensation Table (2021, 2020, and 2019)).

For fiscal 2021, the values are as follows:

●	Dr. Gopal’s annual total compensation – $18,260,634

●	Median employee’s annual total compensation – $118,588

●	Ratio of Dr. Gopal’s to the median employee’s annual total compensation – 154:1

Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, Ansys may identify its median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure.

We have reviewed the changes in our employee population and employee compensatory arrangements for fiscal 2021 and have determined that there have been no changes that would significantly impact our 2019 and 2020 pay ratio disclosure and require us to identify a new median employee. As a result, the Company has re-identified the same median employee as it did in its 2019 and 2020 CEO pay ratio disclosure.

We identified the median employee for purposes of our 2019 pay ratio disclosure using our employee population as of October 1, 2019, which date was within the last three months of our 2019 fiscal year. We identified the median employee by: (i) aggregating for each applicable employee (A) annual base salary for permanent employees as of October 1, 2019 (or for hourly employees, the hourly compensation rate multiplied by the target annual work schedule), (B) the target bonus for 2019, and (C) the accounting value of any equity awards granted during

2019, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Dr. Gopal, whether employed on a full-time, part-time, temporary, or seasonal basis. For non-permanent employees that joined the Company during 2019, annual salary rates were adjusted to account only for the portion of the year that they were employed by the Company. In determining our median employee, we did not use any of the permitted exemptions. We also did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments), or estimates (e.g., statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for our median employee or Dr. Gopal.

We calculated the median employee’s annual total compensation for purposes of determining the ratio of Dr. Gopal’s annual total compensation to such median employee’s annual total compensation for 2021. Since our median employee is located in India, we converted that employee’s compensation from Indian Rupees to U.S. Dollars at an exchange rate of 0.013268 as of December 31, 2021.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

50     2022 Ansys Proxy Statement

OWNERSHIP OF OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners

The following table presents information about persons or entities known to the Company to be beneficial owners of more than five percent of our common stock as of March 15, 2022. The following information is based solely upon filings of Schedule 13Gs pursuant to the rules of the SEC.

Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent*

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	9,414,711(1)	10.82%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	7,652,495(2)	8.79%

Aristotle Capital management, LLC Santa Monica Blvd., Suite 1700 Los Angeles, California 90025	4,530,501(3)	5.21%

* Based on 87,026,055 shares of common stock outstanding as of March 15, 2022.

(1) The information reported is based on Amendment No. 9 to Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2022 reporting beneficial ownership as of December 31, 2021. Of the shares beneficially owned, The Vanguard Group has sole power to vote with respect to zero shares, shared power to vote with respect to 137,565 shares, sole power to dispose of or direct disposition with respect to 9,069,858 shares, and shared power to dispose of or direct disposition with respect to 344,853 shares.

(2) The information reported is based on Amendment No. 14 to Schedule 13G filed by BlackRock, Inc. with the SEC on February 1, 2022 reporting beneficial ownership as of December 31, 2021. Of the shares beneficially owned, BlackRock, Inc. has the sole power to vote with respect to 6,860,524 shares, the sole power to dispose of or direct disposition with respect to 7,652,495 shares and shared power to vote, dispose or direct disposition with respect to zero shares. BlackRock, Inc. is a parent holding company for the following subsidiaries that own shares of our common stock: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd.

(3) The information reported is based on a Schedule 13G filed by Aristotle Capital Management, LLC with the SEC on February 14, 2022 reporting beneficial ownership as of December 31, 2021. Of the shares beneficially owned, Aristotle Capital Management, LLC has the sole power to vote with respect to 4,079,961 shares, the sole power to dispose of or direct disposition with respect to 4,530,501 shares and shared power to vote, dispose or direct disposition with respect to zero shares.

2022 Ansys Proxy Statement     51

Security Ownership of Our Management

The following table reflects the number of shares of our common stock beneficially owned (unless otherwise indicated) by (i) our named executive officers listed in the “Summary Compensation Table (2021, 2020, and 2019)” of this proxy statement, (ii) directors and (iii) all of our directors and executive officers as a group, as of the March 15, 2022, based upon their representations to the Company.

Shares Beneficially Owned
Beneficial Owner	Number (1)	Percent (1)

Ajei Gopal (2)	298,864	*

Nicole Anasenes	3,989	*

Shane Emswiler	4,223	*

Richard Mahoney	17,936	*

Maria Shields (3)	123,297	*

Janet Lee	11,682	*

Robert Calderoni (4)	2,218	*

Anil Chakravarthy (5)	464	*

Glenda Dorchak (4)	2,884	*

Jim Frankola (4)	1,600	*

Alec Gallimore (4)	4,113	*

Ronald Hovsepian (6)	31,353	*

Barbara Scherer (7)	11,344	*

Ravi Vijayaraghavan (4)	2,218	*

All Executive Officers and Directors as a group (14 persons) (8)	468,126	*

* Less than 1% of outstanding shares of common stock and based on 87,026,055 shares outstanding as of March 15, 2022.

(1) All amounts have been determined in accordance with Rule 13d-3 under the Exchange Act. A person has beneficial ownership of shares if he or she has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock which such person has the right to acquire within 60 days of March 15, 2022. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days of March 15, 2022 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of March 15, 2022, a total of 87,026,055 shares of Common Stock were issued and outstanding. None of the shares reported in the table have been pledged as security.

(2) Amount includes 27,284 DSUs and 208,882 shares of common stock issuable upon the exercise of stock options that are currently exercisable.

(3) Amount includes 18,000 shares of common stock issuable upon the exercise of stock options that are currently exercisable.

(4) Amount includes 852 shares of common stock issuable upon vesting of RSUs within 60 days of March 15, 2022.

(5) Amount includes 464 shares of common stock issuable upon vesting of RSUs within 60 days of March 15, 2022.

(6) Amount includes 21,523 DSUs and 852 shares of common stock issuable upon vesting of RSUs within 60 days of March 15, 2022.

(7) Amount includes 8,017 DSUs and 2,475 shares of common stock issuable upon vesting of RSUs within 60 days of March 15, 2022.

(8) Amount includes 56,824 DSUs, 226,882 shares of common stock issuable upon the exercise of stock options that are currently exercisable, and 4,643 RSUs that will vest within 60 days of March 15, 2022.

52     2022 Ansys Proxy Statement

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that certain of our officers, our directors and persons who beneficially own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. The SEC has established specific due dates for these reports and we are required to disclose in this Proxy Statement any known late filings or failures to file. Based solely on our review of Section 16 reports filed electronically with the SEC and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to those officers, directors and 10% stockholders were satisfied, except that one Form 4 filing for each of Mr. Calderoni, Ms. Dorchak, Mr. Frankola, Dr. Gallimore, Mr. Hovsepian, Ms. Scherer, and Mr. Vijayaraghavan, each reporting one transaction relating to a grant of director RSUs on May 14, 2021, was filed late on June 8, 2021, due to administrative errors.

2022 Ansys Proxy Statement     53

EQUITY COMPENSATION PLANS

Equity Compensation Plan Information as of December 31, 2021

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders(1)	1,882,344(3)	$83.84	6,077,532(4)
Equity Compensation Plans Not Approved by Security Holders(5)	973	$20.50	–
Total	1,883,317	$83.67	6,077,532

(1) These plans consist of the 2021 Plan, the Predecessor Plan and the Fourth Amended and Restated Employee Stock Purchase Plan (the “Fourth A&R ESPP”).

(2) The weighted average exercise price does not take into account shares relating to PSUs, RSUs or DSUs, which have no exercise price.

(3) Includes 846,985 shares relating to outstanding time-based RSUs, 374,852 shares relating to outstanding stock options, 296,778 shares relating to outstanding unearned Operating Metric PSUs at maximum attainment, 61,838 shares relating to outstanding unearned TSR PSUs at maximum attainment, 245,067shares relating to outstanding earned PSUs at actual attainment, and 56,824 shares relating to DSUs granted to non-employee directors. This number excludes 24,922 shares that were issued at the end of the most recent Fourth A&R ESPP purchase period, which began on August 1, 2021 and ended on January 31, 2022, after the end of our 2021 fiscal year.

(4) Includes 5,985,755 shares that were available for future issuance under the 2021 Plan and 91,777 shares that were available for future issuance under the Fourth A&R ESPP at the end of our 2021 fiscal year, including the 24,922 shares described in footnote 3 above with respect to the Fourth A&R ESPP.

(5) Includes shares issuable pursuant to awards granted under the following plans associated with business acquisitions: the SpaceClaim Corporation 2005 Stock Incentive Plan (659 shares issuable upon the exercise of outstanding options; $24.42 weighted average exercise price), and the Gear Design Solutions, Inc. Stock Incentive Plan (314 shares issuable upon exercise of outstanding options; $12.26 weighted average exercise price). No additional awards may be granted under these assumed plans.

54     2022 Ansys Proxy Statement

INTRODUCTION TO PROPOSALS 4-6: ELIMINATION OF SUPERMAJORITY VOTING PROVISIONS

Overview

Our Restated Certificate of Incorporation (the “Charter”) and our Third Amended and Restated By-Laws (the “By-Laws”) currently include certain supermajority voting provisions. At our 2021 annual meeting, over a majority of our stockholders supported an advisory, non-binding stockholder proposal requesting that the Board take the steps necessary to eliminate each voting requirement in the Charter and the By-Laws that calls for a greater than simple majority vote of stockholders.

After careful consideration of a variety of factors, including corporate governance trends, the level of stockholder support for the advisory proposal in 2021, and balancing the competing interests discussed below under “– Purpose of the Proposed Amendments,” the Board has determined that it is in stockholders’ best interests to amend the Charter and the By-Laws to provide for the elimination of each voting requirement that calls for a greater than simple majority vote. Accordingly, the Board has adopted proposed amendments to eliminate the supermajority voting requirements in the Charter (the “Proposed Amendments”) and is recommending that stockholders approve the Proposed Amendments.

Different voting standards apply to the various provisions proposed to be amended and, accordingly, different votes are required for the approval of each of Proposals 4-6. We are submitting these Proposed Amendments to our stockholders as separate items so that they are able to express their views on each Proposed Amendment separately. No proposal is conditioned upon the approval of any other proposal and each proposal may be approved or rejected independently.

Summary of the Proposed Amendments

Currently, the Charter provides that certain matters may be approved by stockholders only by the affirmative vote of (i) at least two-thirds or (ii) not less than 80% of the total votes eligible to be cast. Proposals 4-6 propose to replace the following supermajority voting requirements in the Charter with simple majority voting requirements, as more fully described below:

●	Proposal 4: Article VI, Section 5 – removing directors (currently requires at least two-thirds vote of stockholders)

●	Proposal 5: Article VIII, Section 2 – amending or repealing the By-Laws (currently requires at least two-thirds vote of stockholders)

●	Proposal 6: Article IX – amending or repealing certain provisions of the Charter (currently requires not less than 80% vote of stockholders)

For a description of the number of votes that are required to approve each of Proposals 4-6, see “How many votes are needed for approval of each matter?” in this proxy statement.

The descriptions of the Proposed Amendments set forth in Proposals 4-6 below are qualified in their entirety by reference to the full text of the proposed Certificate of Amendment containing the Proposed Amendments, which is attached as Annex B to this proxy statement.

Purpose of the Proposed Amendments

The Board regularly evaluates the implementation of appropriate corporate governance measures. In connection with such practice, the Board has evaluated the Company’s voting requirements in the past and has historically preferred the retention of narrowly tailored supermajority vote standards for certain fundamental changes to the Company’s corporate governance to ensure that the interests of all stockholders are fully protected. The Board has expressed the belief that fundamental changes to corporate governance should have the support of a broad consensus of all stockholders, rather than a simple majority. Supermajority voting requirements to make fundamental corporate changes can help to protect stockholders, particularly minority stockholders, against potentially self-interested transactions of short-term investors who are not subject to the same fiduciary duties as the Board. Eliminating the supermajority voting provisions from the Charter may make it easier for a small number of stockholders to enact significant corporate changes that benefit only a narrow group of stockholders and may make it more difficult for the Board to protect stockholders’ interests generally. Nevertheless, the Board recognizes that many investors and others now view supermajority voting provisions as unduly limiting the Board’s accountability to stockholders and stockholder participation in the Company’s corporate governance.

After considering stockholder input, including the advisory stockholder proposal requesting the elimination of supermajority voting that was supported by over a majority of our stockholders at the 2021 annual meeting, and consulting with management and outside advisors, the Board believes that the elimination of supermajority voting provisions from the Charter and the By-Laws through the adoption of the Proposed Amendments is in the best interests of the Company and our stockholders.

Related Changes to the By-Laws

In connection with the Proposed Amendments, the Board has approved conforming amendments to the By-Laws, contingent upon stockholder approval and implementation of the Proposed Amendments presented in Proposal 5. Specifically, the Board has approved amendments to Article VI, Section 8(b) of the By-Laws to replace the two-thirds supermajority voting provision required for stockholders to amend or repeal the By-Laws without the prior recommendation of the Board with a majority voting standard, as described below in Proposal 5.

Effectiveness

If any of Proposal 4, Proposal 5, and Proposal 6 is approved, the Company intends to file a Certificate of Amendment containing the Proposed Amendments that have been approved with the Secretary of State of the State of Delaware, which will become effective at the time of that filing. The conforming By-Law amendments, if applicable, will also become effective at such time.

If none of Proposal 4, Proposal 5, or Proposal 6 is approved by the requisite vote, then a Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware, the corresponding By-Law amendments will not become effective, and the supermajority voting provisions in both the Charter and the By-Laws will remain in place.

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PROPOSAL 4	Approval of the Amendment of Article VI, Section 5 of the Charter to Eliminate the Supermajority Vote Requirement to Remove a Director

Currently, to remove a director from office with cause, Article VI, Section 5 of the Charter requires the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such director. The Board proposes to amend Article VI, Section 5 of the Charter by replacing the two-thirds supermajority vote requirement with a majority vote requirement (the “Article VI Supermajority Amendment”).

Specifically, the Board proposes to replace the existing Article VI, Section 5 with the proposed Article VI, Section 5 shown in the table below. The table also contains a comparison of the proposed Article VI, Section 5 to the existing Article VI, Section 5 showing the proposed changes (additions are indicated by blue text and double underlining and deletions are indicated by ~~red strike-through text~~):

Existing Article VI, Section 5	Proposed Article VI, Section 5	Comparison
Section 5. Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of this Restated Certificate of Incorporation, “cause,” with respect to the removal of any Director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.	Section 5. Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of a majority of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of this Restated Certificate of Incorporation, “cause,” with respect to the removal of any Director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.	Section 5. Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of a majority ~~at least two-thirds~~ of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of this Restated Certificate of Incorporation, “cause,” with respect to the removal of any Director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

If Proposal 4 is approved by stockholders, the Company intends to file a Certificate of Amendment containing the Article VI Supermajority Amendment with the Delaware Secretary of State, at which time, the Article VI Supermajority Amendment would become effective. If the Article VI Supermajority Amendment becomes effective, stockholders would be able to remove any director from office with cause by the affirmative vote of a majority of the total votes which would be eligible to be cast by stockholders in the election of such director.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF ARTICLE VI, SECTION 5 OF THE CHARTER TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT TO REMOVE A DIRECTOR.

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PROPOSAL 5	Approval of the Amendment of Article VIII, Section 2 of the Charter to Eliminate the Supermajority Vote Requirement for Stockholders to Amend or Repeal the By-Laws

Currently, for stockholders to amend or repeal the By-Laws without the prior recommendation of the Board, Article VIII, Section 2 of the Charter requires the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class. The Board proposes to amend Article VIII, Section 2 of the Charter by replacing the two-thirds supermajority vote requirement with a majority vote requirement (the “Article VIII Supermajority Amendment”).

Specifically, the Board proposes to replace the existing Article VIII, Section 2 with the proposed Article VIII, Section 2 shown in the table below. The table also contains a comparison of the proposed Article VIII, Section 2 to the existing Article VIII, Section 2 showing the proposed changes (additions are indicated by blue text and double underlining and deletions are indicated by ~~red strike-through text~~):

Existing Article VIII, Section 2	Proposed Article VIII, Section 2	Comparison
Section 2. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.	Section 2. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.	Section 2. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of a majority ~~at least two-thirds~~ of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class~~; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class~~.

If Proposal 5 is approved by stockholders, the Company intends to file a Certificate of Amendment containing the Article VIII Supermajority Amendment with the Delaware Secretary of State, at which time, the Article VIII Supermajority Amendment would become effective.

The By-Laws also require the affirmative vote of at least two-thirds of the total votes eligible to be cast by holders of voting stock, voting together as a single class, for stockholders to amend or repeal the By-Laws without the prior recommendation of the Board. Therefore, the Board has also approved an amendment to the By-Laws to eliminate this requirement (the “By-Laws Amendment”). The By-Laws Amendment is subject to stockholder approval of the Article VIII Supermajority Amendment and will become effective only upon the effectiveness of the Article VIII Supermajority Amendment.

If the Article VIII Supermajority Amendment and the By-Laws Amendment become effective, stockholders would be able to amend or repeal the By-Laws without the prior recommendation of the Board by the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF ARTICLE VIII, SECTION 2 OF THE CHARTER TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT FOR STOCKHOLDERS TO AMEND OR REPEAL THE BY-LAWS.

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PROPOSAL 6	Approval of the Amendment of Article IX of the Charter to Eliminate the Supermajority Vote Requirement for Stockholders to Approve Amendments to or Repeal Certain Provisions of the Charter

Currently, to amend or repeal any provisions of Article VI or Article IX of the Charter, Article IX of the Charter requires the affirmative vote of not less than 80% of the total votes eligible to be cast by holders of voting stock, voting together as a single class. The Board proposes to amend Article IX of the Charter by replacing the 80% supermajority vote requirement with a majority vote requirement (the “Article IX Supermajority Amendment”).

Specifically, the Board proposes to replace the existing Article IX with the proposed Article IX shown in the table below. The table also contains a comparison of the proposed Article IX to the existing Article IX showing the proposed changes (additions are indicated by blue text and double underlining and deletions are indicated by ~~red strike-through text~~):

Existing Article IX	Proposed Article IX	Comparison
The Corporation reserves the right to amend or repeal this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Restated Certificate of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Restated Certificate of Incorporation; provided, however, that the affirmative vote of not less than 80% of the total votes eligible to be cast by holders of voting stock, voting together as a single class, shall be required to amend or repeal any of the provisions of Article VI or Article IX of this Restated Certificate of Incorporation.	The Corporation reserves the right to amend or repeal this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Restated Certificate of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Restated Certificate of Incorporation.	The Corporation reserves the right to amend or repeal this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Restated Certificate of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Restated Certificate of Incorporation~~; provided, however, that the affirmative vote of not less than 80% of the total votes eligible to be cast by holders of voting stock, voting together as a single class, shall be required to amend or repeal any of the provisions of Article VI or Article IX of this Restated Certificate of Incorporation~~.

If Proposal 6 is approved by stockholders, the Company intends to file a Certificate of Amendment containing the Article IX Supermajority Amendment with the Delaware Secretary of State, at which time, the Article IX Supermajority Amendment would become effective. If the Article IX Supermajority Amendment becomes effective, the Company would be able to amend or repeal any provision of the Charter upon approval of the Board and the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF ARTICLE IX OF THE CHARTER TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT FOR STOCKHOLDERS TO APPROVE AMENDMENTS TO OR REPEAL CERTAIN PROVISIONS OF THE CHARTER.

58     2022 Ansys Proxy Statement

PROPOSAL 7	Approval of the ANSYS, Inc. 2022 Employee Stock Purchase Plan

Overview

We are asking our stockholders to adopt and approve the ANSYS, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”) and the reservation by the Board of 750,000 shares of common stock under the 2022 ESPP to continue to provide eligible employees of the Company and its designated subsidiaries with opportunities to purchase shares of our common stock and generally to qualify such common stock for special tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

On March 14, 2022 (the “Board Approval Date”), our Board approved the 2022 ESPP, subject to stockholder approval, including the reservation of 750,000 shares of common stock for issuance under the 2022 ESPP.

The 2022 ESPP will become effective on May 12, 2022, subject to stockholder approval of the 2022 ESPP at the 2022 Annual Meeting. We currently operate the Fourth A&R ESPP. If stockholder approval of the 2022 ESPP is obtained at the 2022 Annual Meeting, we will not commence any further offerings under the Fourth A&R ESPP and we will cease operating the Fourth A&R ESPP after the final purchases thereunder (which are expected to occur on July 29, 2022). If stockholder approval of the 2022 ESPP is not obtained at the 2022 Annual Meeting or within 12 months of the Board Approval Date, the 2022 ESPP will have no effect, and we may continue operating the Fourth A&R ESPP. The purposes and benefits of the 2022 ESPP are described below.

If the 2022 ESPP is approved, it is expected that there will be sufficient shares available under the 2022 ESPP to satisfy our needs under the 2022 ESPP for approximately 5 years, but the shares of common stock available under the 2022 ESPP could last for a different period of time if actual practice does not match current expectations or if our share price changes materially. Based on the closing price per share of our common stock on Nasdaq on February, 28, 2022 of $324.19, the aggregate market value as of that date of the 750,000 shares of common stock proposed to be reserved for issuance under the 2022 ESPP was $243,142,500. The 750,000 additional shares of common stock that will be available under the 2022 ESPP, if approved by stockholders, will represent approximately 0.86% of our 87,234,885 fully-diluted outstanding shares of common stock as of February 28, 2022.

Purposes of the 2022 ESPP

The 2022 ESPP allows employees of the Company and its designated subsidiaries to purchase shares of our common stock at a discount to fair market value. Employees may purchase shares at the end of an offering period using funds deducted from paychecks during the offering period. An offering period is generally six months long, but may have a shorter duration, as described below. The 2022 ESPP is an important component of the benefits package that we will offer to our employees. We believe that it will be a key factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in our success.

Description of the 2022 ESPP

The material terms and provisions of the 2022 ESPP are summarized below. This summary, however, does not purport to be a complete description of the 2022 ESPP and is qualified in its entirety by reference to the complete text of the 2022 ESPP, a copy of which is included as Annex C to this Proxy Statement.

Administration. The 2022 ESPP will generally be administered by the Board or by the Compensation Committee or other committee appointed by the Board for such purpose. References to the “Administrator” in this proposal refer to the Compensation Committee, such other committee designated by the Board, or the full Board, as applicable. The Administrator may make rules and regulations for the administration of the 2022 ESPP including designating any Company subsidiary as a designated subsidiary or revoking any such designation at any time (either before or after the 2022 ESPP is approved by the stockholders). Any interpretations or decisions by the Administrator will be final and conclusive.

Eligibility. Each employee (including employees who are also directors) of the Company or any designated subsidiary is eligible to participate in the 2022 ESPP, provided that as of the first day of the applicable offering period: (1) the employee has been employed by the Company or a designated subsidiary for a period of more than three months; and (2) the employee is customarily employed for more than 20 hours per week (or a lesser number of hours per week established by the Administrator in its discretion (on a uniform and non-discriminatory basis or as otherwise permitted by regulations under Section 423 of the Code)).

As of December 31, 2021, the Company and its designated subsidiaries collectively had approximately 5,100 employees, including 6 executive officers, that were eligible to participate in the 2022 ESPP. The basis for participation in the 2022 ESPP is meeting the eligibility requirements and electing to participate.

Offerings. The Company will make one or more offerings to eligible employees to purchase common stock under the 2022 ESPP. In addition, the Company may make separate offerings which vary in terms (provided that, except as otherwise provided in the ESPP, such terms are not inconsistent with the provisions of the 2022 ESPP or the requirements for an “employee stock purchase plan” within the meaning of Section 423 of the Code), and the Administrator will designate which designated subsidiaries may participate in each separate offering.

If the 2022 ESPP is approved by the stockholders, the initial offering will begin on August 1, 2022 and will end on January 31, 2023. In general, unless otherwise determined by the Administrator, each subsequent offering will begin on the first business day occurring on or before each February 1 and August 1 and will end on the last business day occurring on or before the following July 31 and January 31, respectively. The Administrator may, in its discretion, choose an offering period of six months or less for each of the offerings and choose a different offering period for each offering. No offering period will have a duration exceeding 6 months.

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Participation and Payroll Deductions. Eligible employees become participants in an offering by timely submitting an enrollment form to their appropriate payroll location. Such enrollment form must be submitted at least 15 business days before the first day of the applicable offering period (or by such other deadline established by the Administrator); provided, however, that, with respect to the initial offering commencing on August 1, 2022, no enrollment form will be accepted prior to the date that the 2022 ESPP is approved by the stockholders. Each enrollment form submitted by a participant must: (1) state a whole percentage to be deducted from the participant’s eligible compensation (as defined in the 2022 ESPP) per pay period, (2) authorize the purchase of common stock for such employee in each offering, and (3) specify the exact name or names in which shares of common stock purchased for such employee are to be issued. Such payroll deductions generally may not be less than 1% or more than 10% of a participant’s eligible compensation per pay period.

Eligible employees who do not timely submit an enrollment form will be deemed to have waived the right to participate in the 2022 ESPP for the applicable offering period. Unless the eligible employee files a new enrollment form or withdraws from participation in the 2022 ESPP, his or her deductions and purchases will continue at the same percentage of eligible compensation for future offerings, provided that such employee remains eligible to participate in the 2022 ESPP under the eligibility requirements described above.

In general, unless the Administrator provides otherwise, a participant may increase or decrease his or her payroll deductions during any offering period. A participant may also terminate his or her payroll deductions for the remainder of an offering, either with or without withdrawing from the offering. To increase, reduce or terminate his or her payroll deductions (without withdrawing from the offering), an employee must submit a new enrollment form at least 15 business days (or such shorter period established by the Administrator) before the payroll date on which the change becomes effective. Subject to the requirements described above, a participant may either increase or decrease his or her payroll deductions with respect to the next offering by filing a new enrollment form at least 15 business days before the first day of the next offering period (or by such other deadline established by the Administrator).

Participant Accounts. Generally, the Company may combine all funds received or held by the Company under the 2022 ESPP (including all payroll deductions) with other corporate funds and may use such funds for any corporate purpose. The Company will maintain book accounts showing the amount of payroll deductions made by each participant for each offering. No interest will accrue or be paid on payroll deductions in the participant’s account.

Grant of Option; Purchase of Common Stock. On the first day of each offering period, the Company will grant each participant in the 2022 ESPP an option (the “Option”) to purchase common stock on the last day of such offering period (the “exercise date”), at the Option Price (as defined below). The number of shares under the Option will consist of the lesser of (1) a number of shares of common stock determined by dividing such participant’s accumulated payroll deductions on the exercise date by the Option Price, or (2) 3,840 shares of common stock. Each participant’s Option will be exercisable only to the extent of such participant’s accumulated payroll deductions on the exercise date. The “Option Price” for the Option will be 90% of the lesser of (a) the fair market value (as defined in the 2022 ESPP) of the common stock on the first day of the applicable offering period and (b) the fair market value of the common stock on the exercise date.

Generally, on each exercise date, each employee who continues to be a participant will automatically be deemed to have exercised his or her Option as of such exercise date and will acquire the number of whole shares of common stock as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to the limitations described in the 2022 ESPP. Any amount remaining in an employee’s account on the exercise date solely by reason of the inability to purchase a fractional share will be carried forward to the next offering period; any other balance remaining in an employee’s account on the exercise date will be promptly refunded to the employee.

However, no participant will be granted an Option (i) if, immediately after the grant, that employee would be treated as owning stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary, as determined in accordance with Section 424 of the Code (as further described in the 2022 ESPP) or (ii) that permits his or her right to purchase common stock under the 2022 ESPP to accrue at a rate that, when aggregated with such participant’s rights to purchase shares under all other employee stock purchase plans of the Company, its parents and subsidiaries intended to meet the requirements of Section 423 of the Code, exceeds $25,000 in fair market value (determined on the option grant date(s)) for each calendar year in which the purchase right is outstanding at any time.

If the sum of (i) the total number of shares of common stock that would otherwise be purchased on the exercise date, plus (ii) the number of shares purchased during previous offering periods under the 2022 ESPP exceeds 750,000 shares of common stock, the number of shares then available under the 2022 ESPP will be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase common stock on the exercise date.

Certificates or book entries representing shares of common stock purchased under the 2022 ESPP may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship to the extent permitted under Section 423 of the Code, or in the name of a broker authorized by the employee to be his or her nominee for such purpose.

Transferability and Holding Period. Rights under the 2022ESPP are not transferable by a participant other than by will or the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.

In general, unless the Administrator provides otherwise, a participant may not sell, exchange, assign, encumber, alienate, transfer, pledge or otherwise dispose of any shares of common stock acquired on the applicable exercise date, until the one-year anniversary of such exercise date. In

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addition, if a participant disposes of shares purchased under the 2022 ESPP within two years after the date of the grant of the Option pursuant to which the shares of common stock were purchased, such participant agrees to give the Company prompt notice of any such disposition of shares.

Withdrawal and Termination of Employment. A participant may withdraw from participation in the 2022 ESPP by delivering a written notice of withdrawal to his or her appropriate payroll location. The participant’s withdrawal will be effective as of the next business day. Following a participant’s withdrawal, the Company will promptly refund the participant’s entire account balance under the2022 ESPP (after payment for any common stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The participant may not begin participation again during the remainder of the offering from which the participant withdrew, but may enroll in a subsequent offering in accordance with the requirements described above.

If a participant’s employment terminates for any reason before the exercise date, no payroll deductions will be taken from any pay due and owing to such participant and the balance in such participant’s account will be paid to such participant or, in the case of death, to such participant’s designated beneficiary as if such participant had withdrawn from the 2022 ESPP as described in the previous paragraph. A participant will be deemed to have terminated employment for this purpose, if (1) the participant was employed by a designated subsidiary, and the participant’s employer ceases to be a subsidiary of the Company, or (2) such participant’s employment is transferred to any corporation other than the Company or a Company subsidiary designated by the Administrator as eligible to participate in the 2022 ESPP. A participant will not be deemed to have terminated employment for this purpose if the participant is on military leave, sick leave, or other bona fide leave of absence if the period of leave does not exceed three months, or if longer, so long as the participant’s right to reemployment is provided either by statute or otherwise.

Authorized Shares. Subject to adjustment as provided in the 2022 ESPP (and described below), the maximum aggregate number of shares of common stock that may be issued under the 2022 ESPP is 750,000. The shares of common stock issuable under the 2022 ESPP may be made available from authorized but unissued common stock, from shares held in the treasury of the Company, or from any other proper source.

In the event of a subdivision of outstanding shares of common stock, the payment of a dividend in common stock, or any other similar change affecting the common stock, the maximum aggregate number of shares approved for issuance under the 2022 ESPP, the maximum number of shares under an Option (as described above) and any other relevant limit under the 2022 ESPP shall be proportionately adjusted to give proper effect to such event.

Amendment or Termination. Generally, the 2022 ESPP will continue in effect until the earliest of (1) its termination by the Board, and (2) the issuance of all shares available for issuance under the 2022 ESPP.

The Administrator may at any time, and from time to time, amend the 2022 ESPP in any respect. However, no amendment shall be made that (1) increases the number of shares approved for issuance under the 2022 ESPP, or (2) makes any other change that would require stockholder approval in order for the 2022 ESPP to meet the requirements of an “employee stock purchase plan” under Section 423 of the Code, unless , within 12 months of the Administrator’s action, such amendment is approved by a majority of the votes cast by the Company’s stockholders on such amendment.

The 2022 ESPP may be terminated at any time by the Board. Upon termination of the 2022 ESPP, all amounts in the accounts of the participants will be promptly refunded to the participants.

Non-US Participants. The Administrator shall have the power, in its discretion, to adopt one or more sub-plans of the 2022 ESPP as the Administrator deems necessary or desirable to comply with the laws or regulations, tax policies, accounting principles or customs of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any of the provisions of any such sub-plan may supersede the provisions of the 2022 ESPP, other than the aggregate limit on shares set forth in the 2022 ESPP. Except as superseded by the provisions of a sub-plan, the provisions of the 2022 ESPP will govern any such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Administrator will have the power, in its discretion, to grant Options in an offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Options granted under the same plan or offering to employees resident in the United States (as determined in accordance with Section 423 of the Code).

Withholding. Any income of a participant in connection with the 2022 ESPP is subject to any required tax withholding. By participating in the 2022 ESPP, each participant agrees that the Company and its subsidiaries have a right to deduct any such taxes for any payment of any kind due to the participant including the number of shares of common stock issuable under the 2022 ESPP.

Federal Tax Consequences

The 2022 ESPP and the right of participants to make purchases thereunder are generally intended to qualify under the provisions of Sections 421 and 423 of the Code. To that extent, no taxable income should be recognized by a participant with respect to shares purchased under the 2022 ESPP either at the time of enrollment or at any purchase date within an offering period.

If the participant disposes of shares purchased pursuant to the 2022 ESPP more than two years from the applicable grant date, the participant will recognize ordinary compensation income equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (2) the excess of the fair market value of the shares as of the grant date over the purchase price (determined assuming purchase on the grant date). Any gain on the disposition in excess of the amount treated as ordinary compensation income will be

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long term capital gain. The Company is not entitled to take a deduction for the amount of the discount in the circumstances indicated above.

If the participant disposes of shares purchased pursuant to the 2022 ESPP within two years after the grant date, the employee will recognize ordinary compensation income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing outline is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans.

New Plan Benefits

Because benefits under the 2022 ESPP will depend on employees’ elections to participate and the fair market value of the common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2022 ESPP is approved by the stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ANSYS, INC. 2022 EMPLOYEE STOCK PURCHASE PLAN.

62     2022 Ansys Proxy Statement

PROPOSAL 8	Stockholder Proposal Requesting the Annual Election of Directors, if Properly Presented

The Company has been notified of the intention to present the following resolution at the 2022 Annual Meeting. The Board and the Company accept no responsibility for the proposed resolution and supporting statement. As required by SEC rules, the resolution and supporting statement are printed verbatim below. Stockholders submitting a proposal must appear personally or by proxy at the 2022 Annual Meeting to move the proposal for consideration. Ansys will provide the name and address of, and the number of the Company’s securities held by, the stockholder proponent promptly upon oral or written request made to the Secretary of the Company. The stockholder proposal follows.

Proposal 8 – Elect Each Director Annually

RESOLVED, shareholders ask that our Company take all the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year for a one-year term.

Although our management can adopt this proposal topic in one-year and implementation in one-year is a best practice, this proposal allows the option to phase it in.

Classified Boards like the ANSS Board have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School.

Arthur Levitt, former Chairman of the Securities and Exchange Commission said, “In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.”

A total of 79 S&P 500 and Fortune 500 companies, worth more than $1 trillion, also adopted this important proposal topic since 2012. Annual election of each director could make directors more accountable, and thereby contribute to improved performance and increased company value at virtually no extra cost to shareholders. Thus it was not a surprise that this proposal topic won more than 96%-support at both Centene Corporation and Teleflex in 2021.

Annual election of each director gives shareholders more leverage if management performs poorly. For instance if management allows executive pay that is excessive or is poorly incentivized shareholders can soon vote against the Chair of the management pay committee instead of waiting 3-years under the current setup.

This is a corporate governance improvement proposal like the 2021 shareholder proposal to eliminate 80% shareholder voting thresholds that won outstanding 87% support from ANSS shareholders at the 2021 annual meeting.

Please vote yes:

Elect Each Director Annually – Proposal 8

Statement of Opposition

The Board has carefully considered the above proposal and believes that it is not in the best interests of the Company’s stockholders. The Board, comprised entirely of independent directors, except for the CEO, recommends that stockholders vote

Against the proposal for the following reasons:

Long-Term Focus. The Board believes that the classified board structure encourages directors to consider the long-term best interests of the Company and its stockholders, and assists in recruiting highly qualified directors who are willing to commit the time and resources to developing a deep understanding of the Company’s business and strategic vision, which drives stockholder value. By its very nature, a classified board ensures that at any given time there will be experienced directors serving on the Board who are fully immersed in and knowledgeable about the Company’s business, including its relationships with current and potential strategic partners, competitive conditions, opportunities, risks, and challenges that exist in the industry. In contrast, annual elections of all directors can, in some cases, lead to short-term focus or a concentration on only immediate results, which may discourage or impair long-term investments, improvements, and initiatives.

Furthermore, the Board believes that the ability to prioritize long-term strategic planning afforded by the classified board structure has contributed to the Company’s stock growth and positive financial performance in recent years. Notwithstanding a global pandemic, Ansys has delivered strong long-term TSR in recent years. As described in the “2021 Financial and Operational Highlights” section of this proxy statement, a $100 investment in Ansys on December 31, 2018 would have grown to $280.62 by December 31, 2021, evidencing the effectiveness of the Company’s board leadership and structure.

Stability, Continuity, and Experience. The Board believes that the classified board structure, which is designed in part to ensure that at any given time, a majority of the directors serving on the Board have substantial knowledge of the Company, promotes stability and continuity of leadership, and allows for orderly change over time. Directors who understand the Company and its business, history, culture, and goals are a valuable resource and are well-positioned to make decisions in the best interests of the Company and its stockholders. With a classified structure, the Board is able to balance an appropriate level

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of institutional knowledge regarding operations, competition, trends, challenges, history, culture, risks, and long-term strategy with the fresh perspectives of newer directors. Conversely, a declassified board, which could be entirely replaced in a single year with directors who are unfamiliar with the Company, poses a greater risk of volatility and inconsistency in leadership.

The Board does not believe that the stockholder proponent’s general statements regarding classified boards and director entrenchment apply to Ansys. Contrary to the stockholder proponent’s assertions, the classified board structure does not serve as an entrenching mechanism at Ansys, which is evidenced by the fact that the average tenure of the Board’s independent members is less than 5 years, as compared to an average tenure of 7.7 years for independent directors at S&P 500 companies (according to the 2021 U.S. Spencer Stuart Board Index). One size does not fit all when it comes to governance mechanisms, and the Board continues to believe that at this time, the classified board structure allows for an appropriate balance of directors on the Board.

Protection of Stockholder Value. The Board believes that the classified board structure enhances the Company’s ability to achieve long-term value for stockholders by safeguarding the Company against hostile takeover efforts aimed at quickly taking control of the Company without paying fair value. Because less than a majority of directors stand for election at each annual meeting under a classified board structure, a hostile bidder could not simply replace a majority of the Board at a single annual meeting with directors aligned with the hostile bidder’s own interests. The classified board structure reduces vulnerability to such abusive takeover tactics and provides the Board the flexibility, time, and leverage it needs to evaluate the fairness of any takeover proposal at arm’s length, negotiate on behalf of and for the benefit of all stockholders, and weigh alternatives in order to provide maximum value for stockholders.

Accountability to Stockholders. The Board believes that the classified Board structure maintains the same level of accountability as annual elections of directors. At each annual meeting, stockholders have the opportunity to evaluate and elect approximately one-third of the Board, and the entire board is subject to annual performance evaluations coordinated by the Nominating and Corporate Governance Committee, which are designed to ensure that the Company has the right directors to assist the Company with achieving its strategic priorities. Furthermore, regardless of term length, every director is required to act in accordance with his or her fiduciary duties to the Company and its stockholders.

Enhances Independence. The Board believes that the classified Board structure enhances the independence of non-employee directors. Specifically, three-year terms for individual directors allow the Board as a whole to take a longer-term view with respect to the Company and its business, thereby strengthening non-employee directors’ independence from both management and special interest groups or other parties whose particular agendas or short-term goals may not be in the best interests of all stockholders.

Board Recommendation. After careful consideration of this proposal, the Board has determined that retention of a classified board structure remains in the long-term best interests of Ansys and its stockholders at this time. The Board believes that the benefits of a classified board structure do not come at the expense of director accountability. In addition, the long-term focus, stability, continuity, experience, takeover protection, and independence provided by a classified board structure all contribute to the success of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL 8.

64     2022 Ansys Proxy Statement

OTHER MATTERS

Questions and Answers About the Proxy Materials and the 2022 Annual Meeting

The information provided in the “question and answer” format below is for your convenience only and contains selected practical information about casting your vote. You should read this entire proxy statement carefully.

How can I vote before the virtual annual meeting?

●	To vote before the virtual annual meeting, visit www.proxyvote.com until 11:59 p.m. Eastern Time the day prior to the meeting. Enter your 16-digit control number as indicated.

●	For a description of other ways to vote before the annual meeting, see “How Do I Vote” herein.

How can I attend the virtual annual meeting and vote during the meeting?

●	To attend the virtual annual meeting and vote during the annual meeting, visit www.virtualshareholdermeeting.com/ANSS2022. Enter your 16-digit control number as indicated. Stockholders will be able to log in beginning at 11:15 a.m. Eastern Time on May 12, 2022.

What matters am I voting on?

You will be asked to consider and vote upon the following matters:

●	Proposal 1: Election of three Class II directors for three-year terms;

●	Proposal 2: Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022;

●	Proposal 3: Advisory approval of the compensation of our named executive officers;

●	Proposal 4: Approval of the Amendment of Article VI, Section 5 of the Charter to Eliminate the Supermajority Vote Requirement to Remove a Director;

●	Proposal 5: Approval of the Amendment of Article VIII, Section 2 of the Charter to Eliminate the Supermajority Vote Requirement for Stockholders to Amend or Repeal the By-Laws;

●	Proposal 6: Approval of the Amendment of Article IX of the Charter to Eliminate the Supermajority Vote Requirement for Stockholders to Approve Amendments to or Repeal Certain Provisions of the Charter;

●	Proposal 7: Approval of the ANSYS, Inc. 2022 Employee Stock Purchase Plan; and

●	Proposal 8: Stockholder proposal requesting the annual election of Directors, if properly presented.

Such other business as may properly come before the 2022 Annual Meeting and any adjournments or postponements thereof.

How does the Board recommend that I vote?

The Board recommends a vote:

●	FOR the election of each of the three Class II directors for three-year terms;

●	FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022;

●	FOR the advisory approval of the compensation of our named executive officers;

●	FOR the approval of the amendment of Article VI, Section 5 of the Charter to eliminate the supermajority vote requirement to remove a director;

●	FOR approval of the amendment of Article VIII, Section 2 of the Charter to eliminate the supermajority vote requirement for stockholders to amend or repeal the By-Laws;

●	FOR approval of the amendment of Article IX of the Charter to eliminate the supermajority vote requirement for stockholders to approve amendments to or repeal certain provisions of the charter;

●	FOR approval of the ANSYS, Inc. 2022 Employee Stock Purchase Plan;

●	AGAINST the stockholder proposal requesting the annual election of Directors, if properly presented.

Who is entitled to vote?

Holders of our common stock as of the close of business on March 15, 2022, the Record Date, may vote at the 2022 Annual Meeting. As of March 15, 2022, we had 87,026,055 shares of common stock outstanding. In deciding all matters at the 2022 Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the Record Date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders.

If your shares are registered directly in your name with our transfer agent, you are considered a stockholder of record with respect to those shares, and the Notice Regarding the Availability of Proxy Materials (the “Notice”) for the 2022 Annual Meeting was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote electronically online during the 2022 Annual Meeting.

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Street Name Stockholders.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, or a street name stockholder, and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Beneficial owners are also invited to attend the 2022 Annual Meeting. If you request a printed copy of the proxy materials by mail, your broker, bank or other nominee will provide a voting instruction card for you to use to direct your broker, bank or other nominee how to vote your shares. You may also vote electronically online during the 2022 Annual Meeting.

How do I vote?

If you are a registered stockholder, you may:

●	Instruct the proxy holder or holders on how to vote your shares by using www.proxyvote.com, or the toll-free telephone number listed on the Notice, until 11:59 p.m. Eastern Time on May 12, 2022 (have your proxy card in hand when you call or visit the website);

●	Instruct the proxy holder or holders on how to vote your shares by completing and mailing your proxy card to the address indicated on your proxy card (if you received printed proxy materials), which must be received by the time of the 2022 Annual Meeting; or

●	Vote electronically online during the 2022 Annual Meeting. Voting online during the 2022 Annual Meeting will replace any prior votes.

If you are a street name stockholder, you will receive instructions from your broker, bank or other nominee, that will indicate the methods by which you may vote.

Can I change or revoke my vote?

Yes. Subject to any rules your broker, bank or other nominee may have, you can change your vote or revoke your proxy before the 2022 Annual Meeting.

If you are a registered stockholder, you may revoke your proxy or change your vote at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by:

●	Giving written notice of revocation to the Secretary of the Company at or before the 2022 Annual Meeting (mail to: ANSYS, Inc., Southpointe, 2600 Ansys Drive, Canonsburg, PA, 15317);

●	Entering a new vote via the internet or by telephone by 11:59p.m. Eastern Time on May 12, 2022;

●	Returning a later-dated proxy card which must be received by the time of the 2022 Annual Meeting; or

●	Voting electronically online during the 2022 Annual Meeting.

Attendance at the 2022 Annual Meeting will not, by itself, revoke a proxy.

If you are a street name stockholder, you may change your vote by:

●	Submitting new voting instructions to your broker, bank or other nominee pursuant to instructions provided by such broker, bank or other nominee; or

●	Voting electronically online during the 2022 Annual Meeting.

What happens if I properly execute a proxy but instructions are not given therein?

If instructions are not given, properly proxies will be voted “FOR” the election of each of the three Class II directors for three-year terms (Proposal 1), “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022 (Proposal 2) , “FOR” the advisory approval of the compensation of our named executive officers (Proposal 3), “FOR” the elimination of the supermajority voting provisions (Proposals 4-6), “FOR” the approval of the ANSYS, Inc. 2022 Employee Stock Purchase Plan (Proposal 7), and “AGAINST” stockholder proposal requesting the annual election of Directors, if properly presented (Proposal 8).

What are “broker non-votes”?

Generally, if securities are held in street name, the beneficial owner is entitled to give voting instructions to the broker or other agent holding the securities. If the beneficial owner does not provide voting instructions, the broker or other agent can vote the shares with respect to matters that are considered “routine,” such as ratification of the Company’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022 (Proposal 2), but not with respect to “non-routine” matters, such as the election of each of the three Class II directors for three-year terms, (Proposal 1), the advisory approval of the compensation of our named executive officers (Proposal 3), the elimination of the supermajority voting provisions (Proposals 4-6), the approval of the ANSYS, Inc. 2022 Employee Stock Purchase Plan (Proposal 7), and the stockholder proposal requesting the annual election of Directors, if properly presented (Proposal 8).

Broker non-votes occur when a beneficial owner of stock held in street name does not give instructions to the broker or other agent holding the stock as to how to vote on a matter deemed “non-routine.” If a broker or other record holder of our stock does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own stock through a broker or other agent, please be sure to give voting instructions so your vote will be counted on all proposals that come before the 2022 Annual Meeting.

66     2022 Ansys Proxy Statement

Why did I receive a Notice Regarding the Availability of Proxy Materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to provide our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via “Notice and Access” delivery. On March 28, 2022, we mailed to our stockholders the Notice that contains instructions on how to access our proxy materials on the internet, how to vote at the 2022 Annual Meeting, and how to request printed copies of the proxy materials and annual report. If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail. Instead, the Notice provides instructions on how to access the proxy materials and vote over the Internet. If you received a Notice by mail and would like to receive paper copies of the proxy materials by mail, you may follow the instructions contained in the Notice for making this request. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of our annual meetings and keep our annual meeting process efficient.

How many votes are needed for approval of each matter?

A majority of the issued and outstanding shares of the Company’s common stock entitled to vote at the 2022 Annual Meeting, represented in person or by proxy, will constitute a quorum. Stockholders shall have one vote for each share of stock entitled to vote at the 2022 Annual Meeting. Abstentions and broker non-votes will be included in determining whether a quorum is present. If a quorum is present, the vote requirements for each matter will be as follows:

●	Proposal 1: In an uncontested election, each director nominee will be elected by an affirmative vote of the majority of the votes cast. A majority of the votes cast means the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” that nominee’s election. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee. Broker non-votes and abstentions are not treated as votes cast and will have no effect on the outcome of the election.

●	Proposal 2: The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022 will be ratified if the proposal receives the affirmative vote of a majority of the votes cast. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions are not considered votes cast and will have no effect on the vote outcome. The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022 is considered a “routine” matter, so there will be no broker non-votes with respect to Proposal 2. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Board or Audit Committee may reconsider the selection.

●	Proposal 3: The compensation of our named executive officers must receive the affirmative vote of a majority of the votes cast to be approved on an advisory basis. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Broker non-votes and abstentions are not treated as votes cast and will have no effect on the vote outcome.

●	Proposal 4: The amendment of Article VI, Section 5 of the Charter to eliminate the supermajority vote requirement to remove a director must receive the affirmative vote of not less than 80% of the total votes eligible to be cast to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Broker non-votes and abstentions are treated as votes “AGAINST.”

●	Proposal 5: The amendment of Article VIII, Section 2 of the Charter to eliminate the supermajority vote requirement for stockholders to amend or repeal the By-Laws must receive the affirmative vote of a majority of the total votes eligible to be cast to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Broker non-votes and abstentions are treated as votes “AGAINST.”

●	Proposal 6: The amendment of Article IX of the Charter to eliminate the supermajority vote requirement for stockholders to approve amendments to or repeal certain provisions of the Charter must receive the affirmative vote of not less than 80% of the total votes eligible to be cast to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Broker non-votes and abstentions are treated as votes “AGAINST.”

●	Proposal 7: The ANSYS, Inc. 2022 Employee Stock Purchase Plan must receive the affirmative vote of a majority of the votes cast to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Broker non-votes and abstentions are not treated as votes cast and will have no effect on the vote outcome.

●	Proposal 8: If properly presented, the stockholder proposal requesting the annual election of Directors must receive the affirmative vote of a majority of the votes cast to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Broker non-votes and abstentions are not treated as votes cast and will have no effect on the vote outcome.

Who will pay for the expenses of solicitation of proxies and what are the methods of solicitation?

The Company will pay the entire expense of soliciting proxies for the 2022 Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

Are there any additional proposals to be voted upon at the 2022 Annual Meeting?

Our Board does not know of any matters, other than those described in this proxy statement, that will be presented

2022 Ansys Proxy Statement     67

for vote at the 2022 Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgement of the proxy holders. In addition, the proxy holders may vote your shares to adjourn the 2022 Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the 2022 Annual Meeting.

Does the Company engage in householding?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Notices and other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice and set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single copy of our Notice and proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or us that materials will be sent in the householding manner to the stockholder’s address, householding will continue until we or the broker are otherwise notified or until the stockholder revokes such consent. If, at any time, (i) stockholders sharing an address and receiving multiple copies of our Notice and other proxy materials wish to opt in to householding and receive a single copy of our proxy materials or (ii) stockholders no longer wish to participate in householding and would prefer to receive a separate Notice or other proxy materials in the future, they should notify their broker if shares are held in a brokerage account; if holding registered shares, they should call (866) 540-7095 or write to the following address: 51 Mercedes Way, Edgewood, NY 11717.

Any beneficial owner who has received a single copy of a Notice or other proxy materials at a shared address can request to receive a separate copy of such materials for this 2022 Annual Meeting by written or oral request and we will promptly deliver a separate copy in the format requested. To receive separate copies of those materials for this or for future meetings, please request by telephone, internet, e-mail or mail by following the instructions found on the Notice that you have received or by making your request in writing to your broker or to us, as appropriate.

68     2022 Ansys Proxy Statement

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2023 ANNUAL MEETING

Stockholder Proposals – Proxy Access By-Laws

Pursuant to our Third Amended and Restated By-Laws (the “By-Laws”), stockholders have the ability to nominate and include director candidates in our proxy materials if such nominations are submitted in accordance with all the procedures set forth in the By-Laws. The following is a summary of the requirements for a stockholder to access the proxy statement to nominate and include director candidates in our proxy statement and should be read in conjunction with the detailed requirements found in our By-Laws.

●	WHO: A stockholder or group of up to 20 stockholders holding at least 3% of the Company’s outstanding capital stock for three years.

●	WHAT: Stockholders can nominate up to 20% of the Board, or at least two individuals (if greater than 20%).

●	WHEN: Stockholder nominations must be received by the Secretary at the principal executive office of the Company not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary date of the prior year’s annual meeting.

●	HOW: Stockholders must provide written notice to the Secretary of the Company expressly nominating its nominee(s) and electing to have its nominee(s) included in the Company’s proxy materials and provide the information detailed in Article II, Section 4 of the By-Laws including, without limitation, the following: (a) information concerning the stockholder nominee and the stockholder that is required to be disclosed in the Company’s proxy statement by the rules and regulations promulgated under the Exchange Act, by the By-Laws, by the Certificate of Incorporation and/or by the listing standards of each principal U.S. exchange upon which the common stock of the Company is listed, (b) a written statement, if any, consisting of 500 words or less delivered by the stockholder in support of the stockholder nominee’s candidacy, (c) a statement from the stockholder nominee as to whether such nominee is or has agreed to become a party to any agreement, arrangement, or understanding with, or commitment or assurance to, any person or entity as to how such nominee, if elected as a director, will act or vote on any issue or question, which such agreement, arrangement, or understanding has not been disclosed to the corporation, and the substance of such agreement, arrangement, understanding, commitment or assurance, (d) a statement from the stockholder nominee disclosing the existence and substance of any agreement, arrangement, or understanding with any person with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a stockholder nominee or as a director, and (e) any updates to such information as provided in the By-Laws.

Stockholder director nominations intended to be included in our proxy statement and presented at our 2023 annual meeting (the “2023 Annual Meeting”) must be received by the Secretary of the Company at our principal executive offices no earlier than December 13, 2022 nor later than January 12, 2023, in accordance with the Company’s By-Laws.

Stockholder Proposals – Advance Notice By-Laws

Our By-Laws also establish an advance notice procedure for stockholders who wish to present a proposal at an annual meeting of stockholders, but who do not intend for the proposal to be included in our proxy materials. Stockholder proposals intended to be presented at the 2023 Annual Meeting, which are not to be included in the Company’s proxy materials, must be received by the Secretary of the Company at the Company’s principal executive offices, in writing, no earlier than January 12, 2023 nor later than February 26, 2023 in accordance with the By-Laws, including complying with all the informational and other requirements included therein.

For nominations of directors pursuant to the advance notice provisions of the By-Laws, certain information must be presented on a timely basis to the Company regarding any stockholder director nominees including the following set forth in Article II, Section 3 of the By-Laws: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company’s capital stock which are beneficially owned by such person on the date of such stockholder notice, (d) the consent of each nominee to serve as a director, if elected, and (e) any updates to such information as provided in the By-Laws. For a stockholder to bring business or director nominations before an annual meeting (other than matters properly brought under the Exchange Act (as described below)), such stockholder must comply with the procedures set forth in Article I, Section 2 of the By-Laws with respect to business other than director nominations and with the procedures set forth in Article II, Section 3 or Article II, Section 4 with respect to director nominations, and these procedures shall be the exclusive means for a stockholder to bring such business or nominations properly before an annual meeting.

Compliance with Universal Proxy Rules for Director Nominations – SEC Rule 14a-19

In addition to satisfying the foregoing requirements under the By-Laws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Ansys’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to Ansys at its principal executive offices no later than 60 calendar days prior to the anniversary date of the 2022 Annual Meeting (for the 2023 Annual Meeting, no later than March 13, 2023). However, if the date of the 2023 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual Meeting is first made by Ansys.

2022 Ansys Proxy Statement     69

Stockholder Proposals – SEC Rule 14a-8

Under SEC Rule 14a-8, stockholder proposals intended to be presented at the Company’s 2022 Annual Meeting must be received by the Company at its principal executive offices, in writing, by November 28, 2022 to be considered for inclusion in the Company’s proxy materials for the 2023 Annual Meeting.

ANSYS, Inc. 2600 Ansys Drive Canonsburg, PA 15317 U.S.A.

If you’ve ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed bridge or put on wearable technology, chances are you’ve used a product where Ansys software played a critical role in its creation. Ansys is the global leader in engineering simulation. Through our strategy of Pervasive Engineering Simulation, we help the world’s most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination. Founded in 1970, Ansys is headquartered south of Pittsburgh, Pennsylvania, U.S.A.

Visit www.ansys.com for more information.

© 2021 ANSYS, Inc. All Rights Reserved.

Ansys and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

70     2022 Ansys Proxy Statement

ANNEX A: NON-GAAP RECONCILIATIONS

We provide information below to reconcile to GAAP those non-GAAP financial metrics used by management to measure performance and those financial metrics used by the Compensation Committee that are either non-GAAP financial metrics or reflect adjustments approved by the Compensation Committee. Reconciliations for non-GAAP operating profit margin for the year ended December 31, 2021 and non-GAAP diluted earnings per share for the years ended December 31, 2021 and December 31, 2020 can be found on page 39 of our Form 10-K for the year ended December 31, 2021.

Revenue

(in millions except percentages)	Year ended December 31, 2021	Year ended December 31, 2020	Percentage Change	Percentage Change – Constant Currency**
Revenue (GAAP)	$1,906.7	$1,681.3	13%	13%
Revenue not reported during the period as a result of acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations	24.8	14.2	–	–
Revenue (Non-GAAP)	$1,931.5	$1,695.5	14%	14%
Other Compensation Committee approved adjustments*	1.9	(19.3)	NA	NA
Revenue, as adjusted (Non-GAAP)	$1,933.4	$1,676.2	NA	NA

* Adjustments to exclude impact of foreign currency fluctuations.

** Constant currency amounts exclude the effects of foreign currency fluctuations on the reported results. To present this information, the 2021 results for entities whose functional currency is a currency other than the U.S. Dollar were converted to U.S. Dollars at rates that were in effect for 2020, rather than the actual exchange rates in effect for 2021.

Constant Currency

This proxy statement includes a discussion of constant currency results, which we use for financial and operational decision-making and as a means to evaluate period-to-period comparisons by excluding the effects of foreign currency fluctuations on the reported results. Constant currency is a non-GAAP measure. All constant currency results presented in this proxy statement exclude the effects of foreign currency fluctuations on the reported results. To present this information, the 2021 results for entities whose functional currency is a currency other than the U.S. Dollar were converted to U.S. Dollars at rates that were in effect for the 2020 comparable period, rather than the actual exchange rates in effect for 2021. Constant currency growth rates are calculated by adjusting the 2021 reported revenue and operating income amounts by the 2021 currency fluctuation impacts and comparing to the 2020 comparable period reported revenue and operating income amounts.

Operating Income

(in millions)	Year ended December 31, 2021
Operating Income (GAAP)	$513.3
Revenue not reported during the period as a result of acquisition accounting adjustment associated with accounting for deferred revenue in business combinations	24.8
Stock-based compensation expense	166.3
Excess payroll taxes related to stock-based awards	13.2
Amortization expense associated with intangible assets acquired in business combinations	76.0
Transaction expense related to business combinations	6.0
Operating Income (Non-GAAP)	$799.6
Other Compensation Committee approved adjustments*	8.5
Operating Income, as adjusted (Non-GAAP)	$808.1

* Adjustments to exclude impact of foreign currency fluctuations.

2022 Ansys Proxy Statement     A-1

Operating Cash Flows

(in millions)	Year ended December 31, 2021
Operating Cash Flows (GAAP)	$549.5
Compensation Committee approved adjustments*	2.2
Operating Cash Flows, as adjusted (Non-GAAP)	$551.7

* Adjustments to exclude the impact of foreign currency fluctuations.

A-2     2022 Ansys Proxy Statement

ANNEX B: CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

ANSYS, INC.

ANSYS, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that the following amendments to the Restated Certificate of Incorporation of the Corporation, dated February 18, 2020 (the “Restated Certificate”), have been approved and adopted by the Corporation’s Board of Directors and have been duly adopted by a vote of the stockholders of the Corporation, at a meeting duly called, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the Restated Certificate:

1.	Article VI, Section 5 of the Restated Certificate is hereby amended to read in its entirety as follows:

“Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of a majority of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of this Restated Certificate of Incorporation, “cause,” with respect to the removal of any Director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.”

2.	Article VIII, Section 2 of the Restated Certificate is hereby amended to read in its entirety as follows:

“The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.”

3.	Article IX of the Restated Certificate is hereby amended to read in its entirety as follows:

“The Corporation reserves the right to amend or repeal this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Restated Certificate of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Restated Certificate of Incorporation.”

IN WITNESS WHEREOF, ANSYS, Inc. has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by Ajei S. Gopal, its President and Chief Executive Officer, this [    ] day of [            ], 2022.

Ajei S. Gopal
President and Chief Executive Officer

2022 Ansys Proxy Statement     B-1

ANNEX C: ANSYS, INC. 2022 EMPLOYEE STOCK PURCHASE PLAN

ANSYS, INC.

2022 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the ANSYS, Inc. 2022 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of ANSYS, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 12) with opportunities to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). Seven Hundred, Fifty Thousand (750,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent. The Plan provides for both Section 423 and non-Section 423 components.

1.    Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by the Compensation Committee of the Board or other committee appointed by the Board for such purpose. The Board or committee that administers the Plan is referred to herein as the “Administrator.” The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board, any such committee or any other individual exercising administrative authority with respect to the Plan shall be liable for any action or determination with respect to the Plan or any option granted hereunder.

2.    Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). In addition, the Company may make separate Offerings which vary in terms (provided that, subject to Section 14, such terms are not inconsistent with the provisions of the Plan or the requirements for an “employee stock purchase plan” within the meaning of Section 423(b) of the Code), and the Administrator will designate which Designated Subsidiary is participating in each separate Offering. Unless otherwise determined by the Administrator, (a) the initial Offering will begin on August 1, 2022 and will end on January 31, 2023, and (b) each subsequent offering will begin the first business day occurring on or before each February 1 and August 1 and will end on the last business day occurring on or before the following July 31 and January 31, respectively. The Administrator may, in its discretion, choose an Offering period of six months or less for each of the Offerings and choose a different Offering period for each Offering. An Offering period in no event may exceed six months.

3.    Eligibility. All individuals who are employees of the Company and each Designated Subsidiary (including employees who are also directors of the Company or a Designated Subsidiary) for purposes of Section 423 are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) (a) they have been employed by the Company or a Designated Subsidiary for a period of more than three (3) months and (b) they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours per week, or any lesser number of hours per week established by the Administrator in its discretion (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2).

4.    Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his or her appropriate payroll location at least fifteen (15) business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering); provided, however, that, with respect to the Offering commencing on August 1, 2022, no enrollment form will be accepted prior to the Effective Date (as defined in Section 27). The form will (a) state a whole percentage to be deducted from such employee’s Compensation (as defined in Section 12) per pay period, (b) authorize the purchase of Common Stock for such employee in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such employee are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, such employee’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided such employee remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5.    Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%) of his or her Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

6.    Deduction Changes. Unless the Administrator provides otherwise, an employee may increase or decrease his or her payroll deduction during any Offering. An employee may also terminate his or her payroll deduction for the remainder of the Offering, either with or without withdrawing from the Offering under Section 7. To increase, reduce or terminate his or her payroll deduction (without withdrawing from the Offering), an employee must submit a new enrollment form at least fifteen (15) business days (or such shorter period as shall be established by the Administrator) before the payroll date on which the change becomes effective. Subject to the requirements of Sections 4 and 5, an employee may either increase or decrease his or her payroll deduction with respect to the next Offering by filing a new enrollment form at least fifteen (15) business days before the next Offering Date (or by such other deadline as shall be established for the Offering).

7.    Withdrawal. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The employee’s withdrawal will be effective as of the next business day. Following

2022 Ansys Proxy Statement     C-1

an employee’s withdrawal, the Company will promptly refund such employee’s entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8.    Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such employee’s accumulated payroll deductions on such Exercise Date by the Option Price, or (b) 3,840 shares of Common Stock, whichever is less. Subject to the limitations herein, each employee’s Option shall be exercisable only to the extent of such employee’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under such Option (the “Option Price”) will be 90% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 12). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9.    Exercise of Option and Purchase of Shares. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.

10.    Issuance of Certificates. Certificates or book entries representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship to the extent permitted under Section 423 of the Code, or in the name of a broker authorized by the employee to be his or her nominee for such purpose.

11.    Holding Period. Unless the Administrator provides otherwise, an employee may not sell, exchange, assign, encumber, alienate, transfer, pledge or otherwise dispose of any shares of Common Stock acquired on the Exercise Date at the end of an Offering until the one-year anniversary of such Exercise Date.

12.    Definitions.

The term “Compensation” means the amount of total cash compensation, prior to salary reduction pursuant to either Section 125 or 401(k) of the Code, including base pay, overtime, commissions and bonuses, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” means, as of a particular date, the closing price of a share of Common Stock as reported for that date on the Nasdaq Stock Market or, if the Common Stock is not then listed on the Nasdaq Stock Market, on any other national securities exchange on which the Common Stock is listed, or if there are no sales on such date, on the next trading date after which a sale has occurred. If there is no regular public trading market for the Common Stock, then Fair Market Value of the Common Stock shall be the fair market value as determined in good faith by the Administrator.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

13.    Rights on Termination of Employment. If a participating employee’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to such employee and

C-2     2022 Ansys Proxy Statement

the balance in such employee’s account will be paid to such employee or, in the case of death, to such employee’s designated beneficiary as if such employee had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs such employee, having been a Designated Subsidiary, ceases to be a Subsidiary, or if such employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose if the employee is on military leave, sick leave, or other bona fide leave of absence if the period of leave does not exceed three (3) months, or if longer, so long as the employee’s right to reemployment is provided either by statute or otherwise.

14.    Special Rules. The Administrator shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Administrator deems necessary or desirable to comply with the laws or regulations, tax policies, accounting principles or customs of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than the aggregate limit on shares set forth in the preamble to this Plan and Section 18. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern any such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Administrator shall have the power, in its discretion, to grant Options in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Options granted under the same plan or offering to employees resident in the United States (as determined in accordance with Section 423 of the Code).

15.    Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to such employee.

16.    Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

17.    Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

18.    Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock, or any other similar change affecting the Common Stock, the number of shares approved for the Plan, the share limitation set forth in Section 8 and any other relevant limit under the Plan shall be proportionately adjusted to give proper effect to such event.

19.    Amendment of the Plan. Except as provided herein, the Administrator may at any time, and from time to time, amend the Plan in any respect; provided, however, that no amendment shall be made that (a) increases the number of shares approved for issuance under the Plan or (b) makes any other change that would require stockholder approval in order for the Plan, as amended, to meet the requirements of an “employee stock purchase plan” under Section 423(b) of the Code unless, within twelve (12) months of the Administrator’s action, such amendment is approved by a majority of the votes cast by the Company’s stockholders on such amendment.

20.    Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

21.    Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

22.    Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

23.    Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

24.    Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

25.    Tax Withholding. Participation in the Plan is subject to any required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

26.    Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

2022 Ansys Proxy Statement     C-3

27.    Effective Date and Approval of Stockholders. The Plan was approved by the Board on March 14, 2022, but the Plan shall not become effective unless it has received approval by the Company’s stockholders within 12 months after the date of such Board approval (the date of such stockholder approval, the “Effective Date”).

C-4     2022 Ansys Proxy Statement

ANSYS, INC.

2600 ANSYS DRIVE

CANONSBURG, PA 15317

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Before The Meeting - Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cutoff date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/anss2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

You can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1.	Election of Three Class II Directors for Three-Year Terms.
Nominees
		For	Against	Abstain
1A	Anil Chakravarthy	☐	☐	☐
							For	Against	Abstain
1B	Barbara V. Scherer	☐	☐	☐	6.	Approval of the Amendment of Article IX of the Charter to Eliminate the Supermajority Vote Requirement for Stockholders to Approve Amendments to or Repeal Certain Provisions of the Charter.	☐	☐	☐
1C	Ravi Vijayaraghavan	☐	☐	☐

					7.	Approval of the ANSYS, Inc. 2022 Employee Stock Purchase Plan.	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2 through 7.		For	Against	Abstain

2.	Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2022.	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain
					8.	Stockholder Proposal Requesting the Annual Election of Directors, if Properly Presented.	☐	☐	☐

3.	Advisory Approval of the Compensation of of Our Named Executive Officers.	☐	☐	☐

4.	Approval of the Amendment of Article VI, Section 5 of the Charter to Eliminate the Supermajority Vote Requirement to Remove a Director.	☐	☐	☐

5.	Approval of the Amendment of Article VIII, Section 2 of the Charter to Eliminate the Supermajority Vote Requirement for Stockholders to Amend or Repeal the By-Laws.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and 2021 Annual Report are available at www.proxyvote.com

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ANSYS, INC. Annual Meeting of Stockholders Thursday, May 12, 2022 11:30 A.M Eastern Time This proxy is solicited by the Board of Directors www.virtualshareholdermeeting.com/anss2022

The undersigned hereby appoints AJEI S. GOPAL and NICOLE ANASENES, attorneys and proxies, with full power of substitution, to represent the undersigned and to vote all shares of ANSYS, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ANSYS, Inc. to be held virtually on Thursday, May 12, 2022 at 11:30 a.m. Eastern Time, or at any adjournments or postpoinements thereof, upon all matters set forth in the Notice of Annual Meeting and Proxy Statement, with all powers that the udersigned would posses if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the proxy will be voted “FOR” the election of each nominee in Proposal 1, “FOR” each of Proposals 2, 3, 4, 5, 6, and 7 and “AGAINST” Proposal 8, if properly presented. In their discretion, the proxies named herein are authorized to vote in accordance with their judgment upon such other matters as may properly come before the Annual Meeting (including, without limitation, to adjourn the Annual Meeting) and any adjournments or postponements thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR VOTE VIA THE INTERNET, TELEPHONE, OR MAIL.

Continued and to be signed on reverse side